Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282196

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 18, 2024

Prospectus supplement

(To prospectus dated September 18, 2024)

$300,000,000

American Depositary Shares

representing ordinary shares

We are offering $300,000,000 of American Depositary Shares, or ADSs, representing ordinary shares of Ascendis Pharma A/S. Each ADS will represent one issued ordinary share.

The ADSs, representing our ordinary shares, are listed on the Nasdaq Global Select Market under the symbol “ASND”. On September 17, 2024, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $146.59 per ADS. Based on an assumed public offering price of $146.59 per share, the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, we would expect to offer approximately 2,046,524 ADSs hereby.

	Per ADS	Total
Public offering price	$	$
Underwriting commissions(1)	$	$
Proceeds to Ascendis Pharma A/S, before expenses	$	$

(1)	See “Underwriting” for additional disclosure regarding the underwriting commissions and estimated offering expenses.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $45,000,000 of ADSs from us.

Investing in the ADSs involves a high degree of risk. See “Risk factors” beginning on page S-13 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, the Danish Financial Supervisory Authority, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ADSs to purchasers on or about September  , 2024.

J.P. Morgan	Morgan Stanley	Evercore ISI	Goldman Sachs & Co. LLC

September  , 2024

Prospectus Supplement

Prospectus

S-i

Neither we nor the underwriters have authorized anyone to provide any information or make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the ADSs offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is current only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where you can find more information.”

We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying base prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated September 18, 2024, included in our registration statement on Form F-3 that became effective automatically upon filing with the U.S. Securities and Exchange Commission, or the SEC, along with the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference that were filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

When we refer to “Ascendis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Ascendis Pharma A/S, and, as the context requires, our consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of our ordinary shares, or shares, or ADSs representing our ordinary shares.

Ascendis, TransCon, the Ascendis logo, Ascendis Pharma, SKYTROFA and YORVIPATH are our trademarks used in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in these documents appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in euros and report under IFRS Accounting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and as adopted by the European Union. None of the consolidated financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, contains estimates, projections and other information concerning our industry, our business and the markets for our products and product candidates as well as data regarding market research, estimates and forecasts prepared by our senior management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See also “Special note regarding forward-looking statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the timing or likelihood of regulatory filings and approvals for our products and product candidates;

•	our expectations regarding the commercial availability of our approved products, in the United States, European countries, and related patient support services;

•	the commercialization of our products and product candidates, if approved;

•	our commercialization, marketing and manufacturing capabilities of our products and product candidates and associated devices;

•	the scope, timing, progress, results and costs of developing our product candidates or any other future product candidates, and conducting preclinical studies and clinical trials;

•	our pursuit of oncology as our second independent therapeutic area of focus and our development of a pipeline of product candidates related to oncology;

•	Eyconis, Inc.’s ability to develop, manufacture, and commercialize TransCon ophthalmology assets globally;

•	our expectations regarding the potential market opportunities and patient populations for our products and product candidates, if approved for commercial use;

•	our expectations regarding the potential advantages of our products and product candidates over existing therapies;

•	the potential benefits of using our products and product candidates in combination with each other and other therapies;

•

our expectations with regard to the ability to develop additional product candidates using our TransCon technologies and submit Investigational New Drug Applications, or INDs, or similar for such product candidates;

•	our expectations with regard to our current and future collaboration partners to pursue the development of our product candidates and submit INDs or similar for such product candidates;

•	our development plans with respect to our products and product candidates;

•	our pursuit of additional indications for TransCon hGH;

•	the implementation of our business model and strategic plans for our business, our products and product candidates and technologies, including global commercialization strategies;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and product candidates;

•	our expectations regarding our ability to apply our technology platform and algorithm for product innovation to develop highly differentiated product candidates to address unmet medical needs;

•	our ability to apply our TransCon technology platform to build a leading, fully integrated, global biopharma company;

•	our use of our TransCon technologies to create new and potentially best-in-class therapies;

•	our goals for Vision 2030;

•	estimates of our expenses, future revenue, capital requirements, needs for additional financing and ability to obtain additional capital;

•	our financial performance;

•	our ability to attract and hire qualified personnel;

•	developments and projections relating to market conditions, competitors and the industry;

•	our use of proceeds from this offering;

•	the impact of international economic, political, legal, compliance, social and business factors, including inflation, geopolitical conflicts and energy shortages; and

•	the effects on our business of pandemics and the ongoing conflicts in the region surrounding Ukraine and Russia and between Israel and Hamas.

These forward-looking statements are based on senior management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” and elsewhere in this prospectus supplement. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. Given these risks and uncertainties, you are cautioned not to rely on such forward-looking statements as predictions of future events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where you can find more information.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying the ADSs. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in the ADSs. Investors should carefully consider the information set forth under “Risk factors” beginning on page S-11 of this prospectus supplement.

Overview

We are applying our innovative TransCon technology platform to build a leading, fully integrated, global biopharma company focused on making a meaningful difference in patients’ lives. Guided by our core values of Patients, Science, and Passion, we use our TransCon technologies to create new and potentially best-in-class therapies.

Our Vision

As announced in January 2024, Vision 2030 is our vision to achieve blockbuster status for multiple products and expand our engine for future innovation. This includes:

•	Be the Leading Endocrinology Rare Disease Company

•	Achieve blockbuster status (>$1B) for each of TransCon PTH, TransCon hGH, and TransCon CNP through worldwide commercialization

•	Be the leader in growth disorders and hypoparathyroidism, pursuing clinical conditions, innovative life cycle management, and complementary patient offerings

•	Expand pipeline with Endocrinology Rare Disease blockbuster product opportunities

•	Create Value in Additional Therapeutic Areas through Innovative Business Models

•	Obtain accelerated approval in oncology with registrational trials ongoing

•	Pursue TransCon product opportunities in >$5B indications

•	Maximize value creation of these product opportunities through collaboration with therapeutic area market leaders

•	Differentiate with Ascendis Fundamentals

•	Outperform industry drug development benchmarks with Ascendis’ product innovation algorithm

•	Remain independent as a profitable biopharma through lean and flexible ways of working

•	Let our values of Patients, Science, Passion drive our decisions to success

Our products and product candidates combine our TransCon technologies with clinically validated parent drugs or pathways, with the goal of optimizing safety, efficacy, tolerability and convenience.

We apply these technologies using our algorithm with the goal of creating product candidates with the potential to be best-in-class. Using this approach, we plan to expand our pipeline with Endocrinology Rare Disease product opportunities in large addressable markets. In addition, our vision is to pursue TransCon product opportunities in >$5B indications in other therapeutic areas and maximize value creation of these product opportunities through collaboration with therapeutic area market leaders. We believe our approach to product innovation may reduce the risks associated with traditional drug development.

Ascendis algorithm for product innovation

When we apply our TransCon technologies to clinically validated parent drugs or pathways, we may benefit from established clinical safety and efficacy data, which we believe increases the probability of success compared to traditional drug development. As illustrated above, our algorithm for product innovation focuses on identifying indications that have an unmet medical need, have a clinically validated parent drug or pathway, are suitable to our TransCon technologies, have potential for creating a clearly differentiated product, have a potential established development pathway, and have the potential to address a large market.

Program summaries

We currently have two marketed products and a diversified portfolio of four product candidates in clinical development in the areas of Endocrinology Rare Disease and Oncology, and we are working to apply our TransCon technology platform in additional therapeutic areas such as the glucagon-like peptide 1 class, where we believe we have designed a potentially best-in-class, once-monthly program.

•

SKYTROFA – Our first marketed product was SKYTROFA® (lonapegsomatropin-tcgd), developed as TransCon Growth Hormone, or TransCon hGH, which has received regulatory approval in the United States for the treatment of pediatric patients one year and older who weigh at least 11.5 kg and have growth failure due to inadequate secretion of endogenous growth hormone, also known as growth hormone deficiency, or GHD. TransCon hGH has been commercially available for prescription in the United States under its brand name SKYTROFA (lonapegsomatropin-tcgd) since October 2021. In addition, TransCon hGH was granted marketing authorization in the European Union, or EU, Norway, Iceland, Lichtenstein and Great Britain (covering England, Wales, Scotland) as SKYTROFA (lonapegsomatropin), a once-weekly subcutaneous injection for the treatment of children and adolescents ages 3 to 18 years with growth failure due to insufficient secretion of endogenous growth hormone. SKYTROFA has been commercially available for prescription in Germany since September 2023. For the second quarter of 2024, we estimate that SKYTROFA continued to lead the U.S. market in revenue, based on our estimate of reported applicable product revenue of public companies selling growth hormone products. We expect to initiate a basket trial evaluating SKYTROFA in other daily growth hormone indications in the first half of 2025.

•

YORVIPATH – Our second marketed product is YORVIPATH® (palopegteriparatide), developed as TransCon PTH. In the EU, Norway, Iceland, Lichtenstein and Great Britain (covering England, Wales, Scotland), YORVIPATH has been granted marketing authorization as a once-daily subcutaneous injection for the treatment of adults with chronic hypoparathyroidism. YORVIPATH has been commercially available for prescription in Germany and Austria since January 2024. In the U.S., TransCon PTH received regulatory approval from the U.S. Food and Drug Administration, or the FDA, for the treatment of hypoparathyroidism in adults in August 2024 under the brand name YORVIPATH. We are completing manufacturing of commercial product for the U.S. market and anticipate initial supply will be available beginning in the first quarter of 2025. We estimate that approximately 90% of U.S. patients with hypoparathyroidism have insurance coverage.

•

Endocrinology Rare Disease Pipeline – We are further developing two product candidates in our Endocrinology Rare Disease portfolio spanning multiple indications and geographies. These product candidates are TransCon hGH for adult GHD and Turner syndrome and TransCon CNP (navepegritide) for infants and children with achondroplasia. Through our strategic collaboration, Teijin Limited is developing and, if approved, plans to commercialize TransCon hGH, TransCon PTH, and TransCon CNP for endocrinology rare disease in Japan. In addition, through our strategic investment, VISEN Pharmaceuticals, or VISEN, is developing and, if approved, plans to commercialize TransCon hGH, TransCon PTH, and TransCon CNP for endocrinology rare diseases in Greater China.

•

Oncology Pipeline – In Oncology, we are leveraging our TransCon technologies with the goal of enhancing the anti-tumor effects of clinically-validated parent drugs and pathways and to provide sustained modulation of tumor microenvironments and activate cytotoxic immune cells. We have initiated clinical development of two product candidates: TransCon TLR7/8 Agonist, an investigational, long-acting prodrug of resiquimod, a small molecule agonist of Toll-like receptors, or TLR, 7 and 8 for intratumoral delivery, and TransCon IL-2 ß/g (onvapegleukin alfa) for systemic delivery, which is designed for prolonged exposure to an IL-2 variant that selectively activates the IL-2 ß/g, with minimal binding to IL-2Rα. Our clinical development program for these product candidates also includes evaluation of each of them as a potential combination therapy.

TransCon Products and Product Candidates Pipeline

Other than the rights we have granted to VISEN, Teijin Limited, and Eyconis as noted in the reports incorporated by reference into this prospectus supplement, we hold worldwide rights to our TransCon technologies and, other than our royalty financing arrangements with Royalty Pharma as noted in the reports incorporated by reference into this prospectus supplement, we owe no third-party royalty or milestone payment obligations with respect to our TransCon technologies, TransCon hGH, TransCon PTH or any of our other product candidates. The following chart lists our approved products and product candidates.

1.	In the U.S., SKYTROFA is indicated for the treatment of pediatric patients 1 year and older who weigh at least 11.5 kg and have growth failure due to inadequate secretion of endogenous growth hormone.
2.	In the EU, SKYTROFA is indicated for growth failure in children and adolescents aged from 3 years up to 18 years due to insufficient endogenous growth hormone secretion.

3.	In the U.S., YORVIPATH is indicated for the treatment of hypoparathyroidism in adults.
4.	In the EU, the therapeutic indication for YORVIPATH is a parathyroid hormone replacement therapy indicated for the treatment of adults with chronic hypoparathyroidism.
5.	Pivotal ApproaCH Trial (NCT05598320).
6.	foresiGHt Trial (NCT05171855).
7.	New InsiGHTS Trial (NCT05690386).
8.	reACHin Trial (NCT06079398).
9.	COACH Trial (NCT06433557).
10.	VISEN Pharmaceuticals’ Phase 3 trial.
11.	Japanese riGHt Trial.
12.	PaTHway China.
13.	PaTHway Japan.
14.	ACcomplisH China.
15.	transcendIT-101 Trial (NCT04799054).
16.	BelieveIT-201 Trial (NCT05980598).
17.	IL-Believe Trial (NCT05081609).

We maintain an intellectual property portfolio comprising over 350 issued patents and over 550 patent applications as of June 30, 2024, which includes patents and patent applications applicable to our products and product candidates with claims directed to composition of matter, process, formulation and/or methods-of-use for our products and product candidates, including a product-specific device and core TransCon technologies. Other than the rights we have granted to VISEN, Teijin Limited, and Eyconis as noted in the reports incorporated by reference into this prospectus supplement, we hold worldwide rights to our TransCon technologies and, other than our royalty financing arrangements with Royalty Pharma as noted in the reports incorporated by reference into this prospectus supplement, we owe no third-party royalty or milestone payment obligations with respect to our TransCon technologies, TransCon hGH, TransCon PTH, or any of our other product candidates. While our TransCon prodrugs may incorporate already approved parent drugs, TransCon hGH, TransCon PTH and each of our other product candidates are new molecular entities and therefore eligible to be granted new intellectual property rights, including new composition of matter patents.

Recent Developments

Topline Results from Pivotal ApproaCH Trial

On September 16, 2024, we announced topline data from the pivotal double-blind placebo-controlled ApproaCH Trial of TransCon CNP, which included 84 children with achondroplasia (ages 2-11 years) randomized 2:1 (TransCon CNP: placebo). In the trial, children treated with once-weekly TransCon CNP demonstrated annualized growth velocity, or AGV, superior to placebo. TransCon CNP also demonstrated statistically significant improvements in other growth parameters, including height Z-score and change from baseline AGV.

YORVIPATH Participation Right Purchase and Sale Agreement

On September 3, 2024, we, Ascendis Pharma Bone Diseases A/S, our wholly-owned subsidiary, or the Seller, and Royalty Pharma Development Funding, LLC, a Delaware limited liability company, or Royalty Pharma, entered into a Revenue Participation Right Purchase and Sale Agreement, or the YORVIPATH Participation Right Purchase and Sale Agreement.

Under the YORVIPATH Participation Right Purchase and Sale Agreement, in exchange for Royalty Pharma’s payment of a cash purchase price of $150 million at closing, or the Purchase Price, the Seller agreed to sell to Royalty Pharma its right to receive payment in full of 3.0% of net sales of YORVIPATH, or the Revenue Payment and such right, the Revenue Participation Right, in the United States for each calendar quarter commencing on September 3, 2024. Royalty Pharma’s Revenue Participation Right terminates and the Seller no longer has the obligation to pay Purchaser Revenue Payments if Royalty Pharma receives 1.65 times or more of the Purchase Price on or before December 31, 2029, and if not when Royalty Pharma receives 2.0 times or more of the Purchase Price.

Seller also has the right to buy-out Royalty Pharma’s Revenue Participation Right by paying Royalty Pharma (y) 2.0 times the Purchase Price minus the Revenue Payments paid to Royalty Pharma as of the effective date of the buy-out notice or (z) if the buy-out notice is provided on or prior to September 30, 2028 and the Seller has paid the Purchaser Revenue Payments equal to the Purchase Price as of the date of the buy-out notice, then 1.65 times the Purchase Price minus the Revenue Payments paid to Royalty Pharma as of the effective date of the buy-out notice, or the Buy-Out Payment. If a change of control of the Seller is consummated during the term of the YORVIPATH Participation Right Purchase and Sale Agreement, the Seller has agreed to pay Royalty Pharma the Buy-Out Payment concurrently with the change of control.

The YORVIPATH Participation Right Purchase and Sale Agreement contains various representations and warranties, including with respect to organization, authorization, and certain other matters, certain covenants with respect to payment, reporting, intellectual property, in-licenses, out-licenses, and certain other actions, indemnification obligations and other provisions customary for transactions of this nature.

Corporate information

We were organized under the laws of the Kingdom of Denmark in September 2006 as a private limited liability company (Anpartsselskab, or ApS) and then transformed into a public limited liability company (Aktieselskab, or A/S), effective December 17, 2007. In connection with this conversion, our legal name changed from Ascendis Pharma ApS to Ascendis Pharma A/S. We commenced operations in December 2007 in connection with the acquisition of the company that invented our TransCon technologies, Complex Biosystems GmbH.

Our registered office and principal executive offices are located at Tuborg Boulevard 12, DK-2900 Hellerup, Denmark and our telephone number is +45 70 22 22 44. Our agent for service of process in the United States is Ascendis Pharma, Inc.

THE OFFERING

ADSs offered by us	2,046,524 ADSs, representing 2,046,524 ordinary shares

Ordinary shares to be outstanding after this offering	60,288,221 ordinary shares (including 2,046,524 ordinary shares represented by the 2,046,524 ADSs issued in this offering)

Option to purchase additional ADSs	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 306,978 ADSs.

American Depositary Shares	Each ADS will represent one ordinary share, nominal value DKK 1 per share. As an ADS holder you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and owners and holders of ADSs from time to time. To better understand the terms of the ADSs, you should carefully read the section of the accompanying prospectus entitled “Description of American Depositary Shares” and the deposit agreement incorporated by reference into the registration statement of which this prospectus supplement is a part.

Depositary	The Bank of New York Mellon

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $281.3 million, or approximately $323.6 million if the underwriters exercise their option to purchase additional ADSs in full, after deducting the estimated underwriting commissions and estimated offering expenses payable by us, based on an assumed public offering price of $146.59 per ADS, the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024. We currently expect to use the net proceeds from this offering, together with our existing cash and cash equivalents, to support the commercial preparations, launch and commercial activities, clinical development and regulatory approvals for our products and product candidates and for working capital and other general corporate purposes. See “Use of proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See “Risk factors” and other information included in this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in the ADSs.

Nasdaq Global Select Market symbol	“ASND”

The number of ordinary shares to be outstanding after this offering is based on 58,231,484 ordinary shares outstanding as of June 30, 2024 (including 881,730 ordinary shares represented by ADSs held by us), and excludes the following:

•

6,107,875 ordinary shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of €91.16 per share ($97.59 per share), as of June 30, 2024 (based on the exchange rate reported by the European Central Bank on June 30, 2024);

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2,366,366 ordinary shares issuable upon exercise of warrants that we are authorized to issue in the future, as of June 30, 2024, of which 167,365 warrants have been issued after June 30, 2024 at a weighted-average exercise price of €113.61 per share ($121.62 per share) (based on the exchange rate reported by the European Central Bank on June 30, 2024);

•

1,212,820 ordinary shares represented by ADSs issuable upon vesting and settlement of restricted stock units, or RSUs, and performance stock units, or PSUs, outstanding as of June 30, 2024 (which RSUs and PSUs may be settled into ADSs held by us or by cash settlement, at our option); and

•

3,456,785 ordinary shares represented by ADSs issuable upon conversion of our 2.25% Convertible Senior Notes due 2028 outstanding as of June 30, 2024 (based on the initial conversion rate of 6.0118 ADSs per $1,000 principal amount of notes).

Unless otherwise indicated, all information contained in this prospectus supplement reflects an assumed public offering price of $146.59 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, and assumes no exercise of the underwriters’ option to purchase additional ADSs, no exercise of outstanding warrants, no vesting and settlement of outstanding RSUs or PSUs and no conversion of outstanding convertible notes.

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in the ADSs. If any of the following events actually occurs, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of the ADSs to decline and you may lose all or part of your investment. The risks described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks related to our limited operating history, financial condition and capital requirements

We have a limited operating history and we may incur significant losses in the future, which makes it difficult to assess our future viability.

We are applying our innovative TransCon technology platform to build a leading, fully integrated biopharma company focused on making a meaningful difference in patients’ lives. Guided by our core values of patients, science, and passion, we use our TransCon technologies to create new and potentially best-in-class therapies. We currently have a pipeline of multiple independent endocrinology rare disease, and oncology candidates in development. We are also working to apply our TransCon technology platform in additional therapeutic areas to address unmet medical needs. On August 25, 2021, the FDA approved TransCon hGH, known by its brand name SKYTROFA and its international nonproprietary name lonapegsomatropin-tcgd in the U.S. for the treatment of pediatric patients one year and older who weigh at least 11.5 kg (25.4 lb) and have growth failure due to inadequate secretion of endogenous growth hormone, and on August 9, 2024, the FDA approved TransCon PTH, known by its brand name YORVIPATH, for the treatment of hypoparathyroidism in adults. SKYTROFA (lonapegsomatropin), was granted marketing authorisation by the European Commission, or the EC, as a once-weekly subcutaneous injection for the treatment of children and adolescents ages 3 to 18 years with growth failure due to insufficient secretion of endogenous growth hormone on January 11, 2022. In addition, in November 2023, the EC granted marketing authorisation to YORVIPATH (palopegteriparatide), as a replacement therapy indicated for the treatment of adults with chronic hypoparathyroidism.

Biopharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. To date, we have focused substantially all of our efforts on our research and development activities relating to our products, SKYTROFA and YORVIPATH, our product candidate TransCon CNP, our product candidates in oncology and our proprietary TransCon technologies, as well as on the commercialization of SKYTROFA and in planning for the commercialization of YORVIPATH in the United States. We have a limited operating history upon which our shareholders and ADS holders can evaluate our business and prospects. Going forward, we may incur significant losses from our operations. We had a net loss of €481.4 million for the year ended December 31, 2023, and a net loss of €583.2 million for the year ended December 31, 2022. Our total equity was negative by €145.7 million as of December 31, 2023, compared to a positive balance of €263.3 million as of December 31, 2022. Neither the net loss nor net profit we have experienced in prior years are necessarily indicative of our future results.

Apart from the FDA’s and EC’s respective approval of SKYTROFA and YORVIPATH, none of our other product candidates have been approved for commercial sale by the FDA, the EC or similar non-U.S. regulatory authorities. Our annual operating expenses may increase over the next several years as we incur additional commercialization expenses and continue our research and development expenses. Although we have begun to receive revenue from commercial product sales, we may incur substantial operating losses for the foreseeable future as we execute our operating plan.

Possible future losses would have an adverse effect on our shareholders’ equity. Further, the net losses or net income we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a reliable indication of our future performance.

We have limited revenue from commercial product sales and rely significantly on our TransCon technologies and TransCon products and product candidates.

We have limited revenue from commercial product sales of SKYTROFA. We are yet to commercially launch YORVIPATH in the U.S. or the EU outside of Germany and Austria. Our ability to generate revenue will continue to depend significantly on our ability to successfully commercialize SKYTROFA and YORVIPATH in the U.S. and the EU, complete the research and development of our other product candidates and obtain the regulatory and marketing approvals necessary to commercialize such product candidates. Our ability to generate additional revenue from commercial product sales or pursuant to milestone payments or royalties from collaboration partners depends heavily on many factors, including but not limited to:

•	completing research and development of our product candidates;

•	obtaining additional regulatory approvals and pricing and reimbursement approvals for our products and product candidates on our own, or together with our strategic collaboration partners;

•	negotiating favorable terms of and entering into collaboration, licensing or other arrangements;

•	our ability to commercialize or co-promote, and/or the ability of our collaboration partners to successfully commercialize, our products and product candidates;

•	developing and sustaining a scalable manufacturing process for our products and product candidates, if approved;

•	the market opportunities and patient populations for our products and product candidates, if approved;

•	obtaining market acceptance of our products and product candidates, if approved, as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring, in-licensing and/or developing new product candidates;

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maintaining, protecting, and expanding our portfolio of intellectual property rights, including patents, trade secrets, and know-how, and our ability to develop, manufacture and commercialize our product candidates and products without infringing intellectual property rights of others;

•	Our ability to prevent, avoid, and possibly recover from severe cyber attack(s) with impact on our intellectual property, e.g., data breach and ransomware attacks; and

•	attracting, hiring, and retaining qualified personnel.

In cases where we are successful in obtaining regulatory approvals to market one or more of our product candidates (such as the approvals we have obtained for SKYTROFA and YORVIPATH), our revenue will be dependent, in part, upon the size of the markets in the territories for which regulatory approval is granted, the accepted price for the product, the availability of competing products, the ability to get reimbursement for our products at any price and the extent of our royalty rights for that territory. If the number of patients suitable for our products or product candidates is not as significant as we estimate, the indication approved by regulatory authorities is narrower than we expect or the reasonably accepted population for treatment is narrowed by competition, physician choice, treatment guidelines or third-party payor restrictions, we may not generate significant revenue from the sale of such products or product candidates, even if approved. Limitations on our ability to generate revenue from commercial product sales or pursuant to up-front or milestone payments and royalties from collaboration partners would likely depress our market value and could impair our ability to raise capital, expand our business, discover or develop other products and product candidates or continue our operations.

In addition, our revenue includes provision for a variety of sales deductions such as prompt pay discounts, shelf stock adjustments and applicable sales rebates attributable to various commercial arrangements, managed healthcare organizations, government programs, and co-pay arrangement. Provisions for sales deductions attributed to commercial arrangements are recognized when the related sales takes place and measured using the expected value method. Provisions for unsettled sales deductions under commercial arrangements are estimated on the basis of a percentage of sales as defined by individual agreements and contracts. Further inputs to the calculations are based on payer channel mix, current contract prices under eligible programs and current inventory levels in the distribution channels. Inputs to the calculations are subject to estimation and assumptions and are based on historical experience and other factors that are relevant, and which are available at the reporting date. These estimates and assumptions are subject to material uncertainties and could result in outcomes that require a material adjustment in future periods. For example, revenue for the three months ended June 30, 2024, was negatively impacted by an adjustment to prior periods estimates and assumptions for sales deductions of €27.1 million, where €19.5 million and €7.6 million were attributable to the three months ended March 31, 2024 and periods prior to January 1, 2024, respectively. The adjustment was primarily attributable to a different payer and rebate mix than anticipated, and which provisions for prior periods were based upon. Any significant differences between our actual results and our estimates and assumptions could negatively impact our financial position, results of operations and cash flows.

We may seek additional financing to achieve our goals, and a failure to obtain this capital if needed on acceptable terms, or at all, could force us to delay, limit, scale back or cease our commercialization activities, product development or any other or all operations.

Since our inception, most of our resources have been dedicated to our research and development and commercialization activities. We have funded our operations primarily through issuance of shares and convertible debt securities, royalty arrangements with third parties, and payments to us under collaboration agreements. For example, in March 2022, we received $557.9 million (€503.3 million) in net proceeds from an offering of convertible senior notes due 2028 after deducting the initial purchasers’ discounts and commissions and estimated transaction costs. As of June 30, 2024, we had cash and cash equivalents totaling €258.7 million. We believe that we will continue to expend substantial resources for the foreseeable future, including costs associated with research and development and commercialization activities. The Company maintains the majority of its cash and cash equivalents in accounts with major financial institutions, and our deposits at these institutions exceed insured limits. Market conditions can impact the viability of these institutions. In the event of failure of any of the financial institutions where we maintain our cash and cash equivalents, there can be no assurance that we would be able to access uninsured funds in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect our business and financial position.

Based on our planned use of our net proceeds from this offering, we currently estimate that such funds, together with existing cash and cash equivalents, will be sufficient to fund our operations for at least the next twelve months. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including, but not limited to:

•	the manufacturing, selling and marketing costs associated with our products and product candidates, if approved, including the cost and timing of building our sales and marketing capabilities;

•	the timing, receipt, and amount of sales of, or royalties on, our products and any future products;

•	the sales price and the availability of adequate third-party coverage and reimbursement for our products and product candidates, if approved;

•	our ability to establish and maintain strategic partnerships, licensing or other arrangements and the financial terms of such agreements;

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our ability to collect payments which are due to us from customers and collaboration partners (if any), which in turn is impacted by the financial standing of any such customers and collaboration partners;

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the progress, timing, scope, results and costs of our preclinical studies and clinical trials and manufacturing activities for our products and product candidates, including the ability to enroll patients in a timely manner for clinical trials;

•	the time and cost necessary to obtain regulatory approvals for our products and product candidates and the costs of post-marketing studies that could be required by regulatory authorities;

•	the cash requirements of any future acquisitions or discovery of products or product candidates;

•	the number and scope of preclinical and discovery programs that we decide to pursue or initiate;

•	the potential acquisition and in-licensing of other technologies, products or assets;

•	the time and cost necessary to respond to technological and market developments, including further development of our TransCon platform;

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the achievement of development, regulatory and commercial milestones resulting in the payment to us from collaboration partners of contractual milestone payments and the timing of receipt of such payments, if any;

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our progress in the successful commercialization and co-promotion of our products and product candidates, if approved, and our efforts to develop and commercialize our other existing product candidates;

•	the market opportunities and patient populations for our products and product candidates, if approved, and our ability to obtain market acceptance of our products and product candidates, if approved;

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the costs of filing, prosecuting, maintaining, defending and enforcing any patent claims and other intellectual property rights, including litigation costs and the outcome of such litigation, including costs of defending any claims of infringement brought by others in connection with the development, manufacture or commercialization of our product candidates; and

•	the extent to which we purchase ADSs prior to granting rights or awards for such shares under our equity incentive plans.

Additional funds may not be available if we need them or on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, scale back or cease our research and development and commercialization activities. Furthermore, uncertainty about the interest rate environment and an increase in interest rates, may make it more difficult, costly or dilutive for us to secure additional financing, which may have a negative impact on earnings and cash flow.

Raising additional capital may cause dilution to our holders of shares or ADSs, restrict our operations or require us to relinquish rights to our products or product candidates on unfavorable terms to us.

We may seek additional capital through a variety of means, including through public or private equity, debt financings or other sources, including up-front payments and milestone payments from strategic collaborations or royalty arrangements with third parties. To the extent that we raise additional capital through the issuance of convertible debt or equity securities, the ownership interest of our shareholders and ADS holders would be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our shareholders and ADS holders. Such financing may result in dilution to holders of shares or ADSs, imposition of debt covenants and repayment obligations, or other restrictions that may affect our business. If we raise additional funds through up-front payments or milestone payments pursuant to strategic partnerships with third-parties, we may have to relinquish valuable rights to our products or product candidates, or grant licenses on terms that are not favorable to us. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

For example, in September 2023, we entered into a $150.0 million capped synthetic royalty funding agreement, or the SKYTROFA Agreement, with Royalty Pharma. Under the terms of the SKYTROFA Agreement, we received an upfront payment of $150.0 million in exchange for a 9.15% royalty on net U.S. SKYTROFA revenue. In September 2024, we entered into a $150.0 million capped synthetic royalty funding agreement, or the YORVIPATH Agreement, and together with the SKYTROFA Agreement, the Royalty Pharma Agreements, with Royalty Pharma. Under the terms of the YORVIPATH Agreement, we received an upfront payment of $150.0 million in exchange for a 3.0% royalty on net U.S. YORVIPATH revenue.

Risks related to our business

We are substantially dependent on the success of our products and product candidates, which may not be successful in nonclinical studies or clinical trials, receive regulatory approval or be successfully commercialized.

To date, we have invested a significant amount of our efforts and financial resources in research and development, including with respect to our proprietary TransCon technologies, and in commercialization activities. Our near-term prospects, including the extent of revenue from commercial product sales, will depend heavily on our successful development and commercialization of our products and product candidates, if approved. The clinical and commercial success of our products and product candidates and our TransCon technologies will depend on a number of factors, including the following:

•	the outcome and successful execution of our ongoing and planned clinical trials of our products and product candidates;

•	our ability and that of any collaboration partners to establish and maintain commercial-scale manufacturing processes for our products, product candidates and device components;

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whether our product candidates’ safety, purity, potency, tolerability and/or efficacy profiles will be satisfactory to the European Medicines Agency, or the EMA, the FDA and similar regulatory authorities to warrant marketing approval;

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whether the EMA, the FDA or similar regulatory authorities will require additional clinical trials prior to approving or issuing a positive opinion in order for our product candidates to be authorized, if ever;

•	the prevalence and severity of adverse side effects of our products and product candidates;

•	the occurrence of adverse events that implicate the TransCon technologies, including among any out-licensed product candidates;

•	the timely receipt of necessary marketing authorizations or certifications for our product candidates and associated device components from the FDA, similar regulatory authorities and notified bodies;

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our ability and that of any collaboration partners to successfully commercialize our products or product candidates, if approved for marketing and sale by the FDA, the EC or similar regulatory authorities, including educating physicians and patients about the benefits, administration and use of such products;

•	achieving and maintaining compliance with all applicable regulatory requirements;

•	our expectations regarding the potential market opportunities and patient populations for our products and product candidates;

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our progress in the successful commercialization and co-promotion of our products and product candidates, if approved, and our efforts to develop and commercialize our other existing product candidates;

•	our ability to obtain market acceptance of our products or product candidates, if approved, including by patients and the medical community;

•	our ability to obtain market acceptance of the device components of our combination products, and of our combination product candidates, if approved, including by patients and the medical community;

•	the availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing treatments;

•	obtaining and sustaining an adequate level of coverage and reimbursement for our products and product candidates by third-party payors;

•	the effectiveness of our and any collaboration partners’ marketing, sales and distribution strategies and operations;

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our ability and that of any collaboration partners, or any third-party manufacturer we contract with, to manufacture supplies of our products and product candidates and to develop, validate and maintain commercially viable manufacturing processes that are compliant with current good manufacturing practice, or cGMP, or similar requirements;

•	enforcing intellectual property rights in and to our products and product candidates;

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avoiding third-party interference, opposition, derivation or similar proceedings with respect to our patent rights, and avoiding other challenges to our patent rights and patent infringement claims; and

•	continued acceptable safety profiles of our products and product candidates following any potential approval.

Many of these factors are beyond our control, including clinical development, the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing and sales efforts of any collaboration partners.

We cannot be certain that we will be able to successfully commercialize any of our products or that such products will be approved in other jurisdictions, and we cannot be certain that any of our product candidates will ever be approved or successfully commercialized, or that we will ever generate revenue from sales of such product candidates. If we are not successful in completing the development of, obtaining approval for, and commercializing our product candidates, or are significantly delayed in doing so, our business will be harmed.

Our sales and marketing efforts may not be effective and we may not be successful in our commercial efforts.

Prior to launching our commercial sales in 2021, as a company we had no prior experience commercializing approved products. The success of our commercialization efforts is difficult to predict and subject to the effective execution of our business plan, including, among others, the continued development of our internal sales, marketing, and distribution capabilities and our ability to navigate the significant expenses and risks involved with the development and management of such capabilities. For example, our planned commercial launch of YORVIPATH in the United States may not develop as planned or anticipated, which may require us to, among others, adjust or amend our business plan and incur significant expenses. Further, given our limited experience commercializing products, we do not have a long track record of successfully executing commercial launches. If we are unsuccessful in accomplishing our objectives and executing on our business plan, or if our commercialization efforts do not develop as planned, we may not be able to successfully commercialize our approved products and any future approved products, we may require significant additional capital and financial resources, we may not become profitable, and we may not be able to compete against more established companies in our industry.

Factors which may affect the success of our commercialization efforts include, but are not limited to:

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our ability to hire and retain required and qualified sales and marketing personnel, including in connection with any specialty sales organization for specific products or product candidates, if approved;

•	our ability to provide sufficient training to develop and strengthen the technical expertise of our sales and marketing personnel;

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our ability to provide required support materials and resources to our sales personnel to help them educate physicians and healthcare providers regarding our products, including the proper administration of our products; and

•	our resources to meet and timely fulfill supply obligations to our customers.

Additionally, we or any collaboration partners may be required to build and/or maintain marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third-parties to perform these services, and we or any collaboration partners may not be successful in doing so. In addition, arrangements we enter into with third-parties to market and sell our products and product candidates, if approved, in one or multiple geographies might not be successful, and We may not be able to enter into such arrangements with others on acceptable terms, or at all. To the extent that we enter into such arrangements with other companies, our revenues, if any, will depend on the terms of any such arrangements and the efforts of others. These efforts may turn out not to be sufficient.

The acceptance and commercial success of our products and product candidates, if approved, will depend, in part, upon the degree of acceptance among physicians, patients, patient advocacy groups, third-party payors and the medical community.

Even after obtaining FDA or other regulatory approvals, our products and product candidates, if approved, may not achieve significant market acceptance among physicians, patients, patient advocacy groups, third-party payors and the medical community. The degree of market acceptance, if any, for our products for which marketing approval is obtained will depend on a number of factors, including:

•	the safety, purity, potency and/or efficacy of the products as demonstrated in clinical trials;

•	the prevalence and severity of any side effects and overall safety profile of the product;

•	the perceived safety of the TransCon technologies;

•	the convenience and features of the auto-injector or drug delivery device used to administer the drug;

•	the clinical indications for which the product is approved;

•	education of, and acceptance by, physicians, major operators of clinics and patients of the product as a safe and effective treatment and their willingness to pay for them;

•	relative convenience and ease of administration of our products;

•	the potential and perceived advantages of our products over current treatment options or alternative treatments, including future alternative treatments;

•	the availability of supply of our products and their ability to meet market demand;

•	marketing and distribution support for our products;

•	the quality of our relationships with patient advocacy groups; and

•	coverage and reimbursement policies of government and other commercial and third-party payors.

If our products or product candidates that obtain regulatory approval do not achieve significant market acceptance or commercial success, this could harm our business, results of operations and prospects, and the value of our shares or ADSs.

Our estimated market opportunities for our products and product candidates, if approved, are subject to numerous uncertainties and may prove to be inaccurate. If we have overestimated the size of our market opportunities, our future growth may be limited.

Our business plan is based in part on our estimated addressable markets and market opportunities for our products and product candidates, if approved, which are based on a variety of inputs, including data published by third parties, our own market insights and internal market intelligence, and internally generated data and assumptions. We have not independently verified any third-party information and there can be no assurance as to its accuracy or completeness. Such estimates, whether obtained or derived from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. While we believe the market opportunity estimates underlying our business plan are reasonable, such information is inherently imprecise. In addition, our assumptions and estimates of market opportunities are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including but not limited to those described in this prospectus supplement. If this third-party or internally generated data prove to be inaccurate or we make errors in our assumptions based on that data, our actual market may be more limited than our estimates. In addition, these inaccuracies or errors may cause us to misallocate capital and other critical business resources, which could harm our business.

Clinical drug development involves a lengthy and expensive process with uncertain outcomes, and we may encounter substantial delays in our clinical studies. Furthermore, results of earlier studies and trials may not be predictive of results of future trials.

Before obtaining marketing approval from regulatory authorities for the sale of any product candidates, we must conduct extensive clinical studies to demonstrate the safety, purity, potency and/or efficacy of the product candidates in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process; the results of preclinical and clinical studies of our product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through preclinical studies and initial clinical trials. A number of companies in the pharmaceutical, biopharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies, and we cannot be certain that we will not face similar setbacks. Even if our clinical trials are completed, the results may not be sufficient to obtain regulatory approval for our product candidates.

We may experience delays or setbacks in our ongoing clinical trials, and we do not know whether future clinical trials will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. Clinical trials can be delayed or terminated for a variety of reasons, including delay or failure to:

•	generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation or continuation of clinical trials;

•	reach consensus with regulatory authorities on study design or implementation of the clinical trials and/or obtain regulatory authorization to commence a trial;

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reach agreement on acceptable terms with prospective contract research organizations, CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	identify, recruit and train suitable clinical investigators;

•	obtain institutional review board, or IRB, or ethics committee approval at each site;

•	manufacture, test, release, validate or import sufficient quantities of drug product for use in a trial;

•	recruit, screen and enroll suitable patients to participate in a trial;

•	have patients complete a trial or return for post-treatment follow-up;

•	ensure that clinical sites observe trial protocol or continue to participate in a trial;

•	address any patient safety concerns that arise during the course of a trial;

•	address any conflicts with new or existing laws or regulations; or

•	initiate or add a sufficient number of clinical trial sites.

Patient enrollment is a significant factor in the timing of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.

We could also encounter delays if a clinical trial is suspended or terminated by us for a product candidate, by the IRBs of the institutions in which such trials are being conducted, by an independent data safety monitoring board, for such trial or by the FDA or similar regulatory authorities. Such authorities, or we, may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or similar regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Further, we are conducting, and plan to conduct, clinical trials in sites outside of the United States. Conducting clinical trials in foreign countries presents additional risks that may delay completion of clinical trials. These risks include the failure of physicians or enrolled patients in foreign countries to adhere to clinical protocol as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory schemes, as well as political and economic risks relevant to such foreign countries. In addition, the EMA or the FDA may determine that the clinical trial results obtained in foreign subjects do not establish the safety, purity, potency and/or efficacy of a product candidate when administered in EU or U.S. patients, and are thus not supportive of approval of a marketing authorisation application, or MAA, in the EU or of a New Drug Application, or NDA, or Biologics License Application, or BLA, in the United States. As a result, the EMA or the FDA may not accept data from clinical trials conducted outside the EU or the United States, respectively, and may require that we conduct additional clinical trials or obtain additional data before we can submit an NDA or BLA in the United States or a MAA in the EU. The EMA or the FDA may even require us to conduct additional clinical trials in the EU or the United States, respectively, before we are able submit an NDA, BLA, MAA or other marketing application for any of our product candidates.

If there are delays in the completion of, or termination of, any clinical trial of our product candidates or if we are required to conduct additional clinical trials in addition to those we have currently planned, the commercial prospects of our product candidates may be harmed, and our ability to generate revenue from commercial product sales from any of these product candidates will be delayed. In addition, any delays in completing the clinical trials will increase costs, slow down our product candidate development and approval process and jeopardize the ability to commence product sales and generate revenue from commercial product sales. Any of these occurrences may significantly harm our business, financial condition and prospects. Clinical trial delays may also allow our competitors to bring products to market before we do, which could impair our ability to obtain orphan exclusivity for our products that potentially qualify for orphan drug designation. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

In addition, the FDA’s and other regulatory authorities’ policies with respect to clinical trials may change and additional government regulations may be enacted. For instance, the regulatory landscape related to clinical trials in the EU recently evolved. The EU Clinical Trials Regulation, or EU CTR, which was adopted in April 2014 and repeals the EU Clinical Trials Directive, became applicable on January 31, 2022. While the Clinical Trials Directive required a separate clinical trial application, or CTA, to be submitted in each member state in which the clinical trial takes place, to both the competent national health authority and an independent ethics committee, the EU CTR introduces a centralized process and only requires the submission of a single application for multi-center trials. The EU CTR allows sponsors to make a single submission to both the competent authority and an ethics committee in each member state, leading to a single decision per member state. The assessment procedure of the CTA has been harmonized as well, including a joint assessment by all member states concerned, and a separate assessment by each member state with respect to specific requirements related to its own territory, including ethics rules. Each member state’s decision is communicated to the sponsor via the centralized EU IT portal. Once the CTA is approved, clinical study development may proceed. The extent to which ongoing and new clinical trials will be governed by the EU CTR varies. Clinical trials for which an application was submitted (i) prior to January 31, 2022, under the Clinical Trials Directive, or (ii) between January 31, 2022, and January 31, 2023, and for which the sponsor has opted for the application of the Clinical Trials Directive remain governed by said Directive until January 31, 2025. After this date, all clinical trials (including those which are ongoing) will become subject to the provisions of the EU CTR. Compliance with the EU CTR requirements by us and our third-party service providers, such as CROs, may impact our development plans.

It is currently unclear to what extent the United Kingdom, or UK, will seek to align its regulations with the EU. The UK regulatory framework in relation to clinical trials is derived from existing EU legislation (as implemented into UK law, through secondary legislation). On January 17, 2022, the UK Medicines and Healthcare products Regulatory Agency, or MHRA, launched an eight-week consultation on reframing the UK legislation for clinical trials with specific aims to streamline clinical trials approvals, enable innovation, enhance clinical trials transparency, enable greater risk proportionality, and promote patient and public involvement in clinical trials. The MHRA published its consultation outcome on March 21, 2023, in which it confirmed that it would update the existing legislation. The resulting legislative changes will ultimately determine the extent to which the UK regulations align with the EU CTR. Under the terms of the Protocol on Ireland/Northern Ireland, provisions of the EU CTR which relate to the manufacture and import of investigational medicinal products and auxiliary medicinal products apply in Northern Ireland. A decision by the UK not to closely align its regulations with the new approach adopted in the EU may have an effect on the cost of conducting clinical trials in the UK as opposed to other countries and/or make it harder to seek a marketing authorisation in the EU for our product candidates on the basis of clinical trials conducted in the UK.

If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies governing clinical trials, our development plans may be adversely impacted.

Certain of our product candidates are in various stages of preclinical development and we may not be successful in our efforts to successfully develop these products or expand our pipeline of product candidates.

A key element of our strategy is to expand our pipeline of product candidates utilizing our proprietary TransCon technologies, and to advance such product candidates through clinical development. Certain of our product candidates are in preclinical development and may require significant time and additional research and development before we can submit Investigational New Drug Applications, CTAs or other equivalent foreign regulatory applications to regulatory authorities to begin clinical studies. Of the large number of drugs and biologics in development, only a small percentage of such drugs successfully complete the EMA or FDA regulatory approval process and are commercialized. Accordingly, even if we are able to continue to fund such development programs, our product candidates may not be advanced to clinical studies or be successfully developed or commercialized. In addition, our preclinical product candidates may not demonstrate the advantages we expect from application of our TransCon technologies in preclinical studies. In such event, we may decide not to progress any such product candidates into clinical trials.

Research programs to identify product candidates require substantial technical, financial and human resources, whether or not any product candidates are ultimately identified. Although our research and development efforts to date have resulted in several development programs, we may not be able to develop product candidates that are safe, pure, potent and/or effective. Our research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development or commercialization for many reasons, including the following:

•	the research methodology used and our TransCon technologies may not be successful in creating potential product candidates;

•	competitors may develop alternatives that render our product candidates obsolete or less attractive;

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product candidates we develop may nevertheless be covered by third-parties’ intellectual property rights or other types of exclusivity and we may not be able to obtain a license from such third-party or the license terms may not be acceptable to us;

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the market opportunity for a product candidate may change during our program or we may discover that such market opportunity was smaller than initially expected so that such a product may become financially unfeasible to continue to develop;

•	a product candidate may be demonstrated to have harmful side effects or not to be effective, or otherwise not to meet other requirements for regulatory approval;

•	a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and

•	a product candidate may not be accepted as safe and effective by patients, the medical community or third-party payors, or reimbursable by third-party payors, if applicable.

Even if we are successful in continuing to expand our pipeline, through our own research and development efforts or by pursuing in-licensing or acquisition of product candidates, the potential product candidates that we identify or acquire may not be suitable for clinical development, including as a result of being shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval and achieve market acceptance. If we do not successfully develop and commercialize a product pipeline, we may not be able to generate revenue from commercial product sales in future periods or achieve or sustain profitability.

Interim, “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary or top-line data from our preclinical studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the top-line or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Top-line data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, top-line data should be viewed with caution until the final data are available.

From time to time, we may also disclose interim data from our preclinical studies and clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from our clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the interim, top-line, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

By expending our limited resources to pursue particular product candidates and areas of focus we may fail to capitalize on product candidates or areas of focus that are more profitable or for which there is a greater likelihood of success.

We have focused on research programs and product candidates within the endocrinology and oncology therapeutic areas. As a result, we may forego or delay pursuit of opportunities with other product candidates or in other therapeutic areas that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We rely on third parties to conduct our nonclinical studies and clinical trials. If these third-parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for, or commercialize, our product candidates.

We do not currently have the ability to independently conduct clinical trials or IND-enabling nonclinical studies. We rely on medical institutions, clinical investigators, contract laboratories, collaboration partners and other third-parties, such as CROs, to conduct clinical trials of our products and product candidates. The third-parties with whom we contract for execution of our clinical trials play a significant role in the conduct of these trials and the subsequent collection and analysis of data. However, these third-parties are not our employees, and except for contractual duties and obligations, we control only certain aspects of their activities and have limited ability to control the amount or timing of resources that they devote to our programs. Although we rely on these third-parties to conduct our nonclinical studies and our clinical trials, we remain responsible for ensuring that each of our nonclinical studies and clinical trials is conducted in accordance with the applicable protocol, scientific standards and legal and regulatory requirements, and our reliance on third-parties does not relieve us of our regulatory responsibilities. We and these third-parties are required to comply with current good laboratory practices, or GLPs, for certain nonclinical studies, and good clinical practices, or GCPs, for clinical studies. GLPs and GCPs are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for all of our products in nonclinical and clinical development, respectively. Regulatory authorities enforce GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our third-party contractors fail to comply with applicable regulatory requirements, including GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the EMA, the FDA, or similar regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot be certain that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations. In addition, our clinical trials must be conducted with products produced under cGMP or similar foreign regulations outside the United States. The failure of our contract manufacturers to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.

Our products and product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following regulatory approval, if any. If any of our product candidates receives marketing approval and subsequently causes undesirable side effects, the ability to market the product candidates could be compromised.

Undesirable side effects caused by any of our approved products or our product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or similar authorities. In the event that trials conducted by us or any collaboration partners, or trials we conduct with our product candidates, reveal a high and unacceptable severity and prevalence of side effects, such trials could be suspended or terminated and the FDA or similar regulatory authorities could order any collaboration partners or us to cease further development of or deny approval of our product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition and prospects significantly.

Additionally, if we successfully develop a product candidate and it receives marketing approval, the FDA could require us to adopt a Risk Evaluation and Mitigation Strategy, or REMS, to ensure that the benefits of treatment with such product candidate outweigh the risks for each potential patient, which may include, among other things, a communication plan to health care practitioners, patient education, extensive patient monitoring or distribution systems and processes that are highly controlled, restrictive and more costly than what is typical for the industry. Foreign regulatory authorities may require us to adopt similar risk management measures.

In addition, in the event that any of our product candidates receives regulatory approval and we or others later identify undesirable side effects caused by one of our products, a number of potentially significant negative consequences could occur, including:

•	regulatory authorities may withdraw their approval of the product or seize the product;

•	we, or any collaboration partners, may be required to recall the product;

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additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof, including the imposition of a REMS or requirements for similar actions, such as patient education, certification of health care professionals or specific monitoring;

•	we, or any collaboration partners, may be subject to fines, injunctions or the imposition of civil or criminal penalties;

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regulatory authorities may require additional warnings on the label, including “boxed” warnings, or issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

•	we could be sued and held liable for harm caused to patients;

•	the product may become less competitive; and

•	our reputation may suffer.

For example, a number of adverse reactions have been reported among users of daily somatropin, and we may observe and be required to report similar adverse reactions for users of SKYTROFA. This reporting may result in Dear Healthcare Provider letters or other communications containing warnings or other safety information about the product.

Any of the foregoing events could prevent us, or any collaboration partners, from achieving or maintaining market acceptance of our products or product candidates, if approved, and could result in the loss of significant revenue to us, which would harm our results of operations and business.

Competition in the biotechnology and pharmaceutical industries is intense and our competitors may discover, develop or commercialize products faster or more successfully than us. If we are unable to compete effectively, our business, results of operations and prospects will suffer.

The markets in which we intend to compete are undergoing, and are expected to continue to undergo, rapid and significant technological changes. Some of our products and product candidates are for fields in which competitive products already exist and are established. We expect competition to intensify as technological advances are made or new drugs and biotechnology products are introduced. New developments by competitors may render our products and current or future product candidates and/or technologies non-competitive, obsolete or not economical. Our competitors’ products may be more efficacious or marketed and sold more effectively than our products and product candidates.

We are aware of several pharmaceutical and biopharmaceutical companies that have commenced clinical studies of products or have successfully commercialized products addressing areas that we are targeting. A permanently PEGylated long-acting growth hormone (brand name Jintrolong®) developed by GeneScience Pharmaceuticals Co., Ltd. is available in China and the Somatropin Biopartners product (LB03002), is available in Korea. Novo Nordisk has received regulatory approval of once-weekly somapacitan (brand name SOGROYA®) for replacement of endogenous growth hormone in adult patients with GHD in the United States, Japan, Europe, Australia and Saudi Arabia and in pediatric patients with GHD in the United States, Japan, Europe, Canada, Brazil and Saudi Arabia. Pfizer (in collaboration with OPKO Health Inc.) has received regulatory approval of once-weekly somatrogon (brand name NGENLA) in more than 40 countries for pediatric GHD. Other experimental growth hormone therapies are in different stages of clinical development by various companies, including Genexine Inc., I-MAB, and JCR Pharmaceuticals Co., Ltd. In addition, Takeda owns the rights to parathyroid hormone (brand name NATPARA®), a treatment for hypoparathyroidism. Parathyroid hormone was voluntarily recalled in September 2019 in the U.S. and is now only available to a limited number of patients through a Special Use Program offered by its manufacturer, Takeda. In October 2022, Takeda announced manufacturing of all strengths of NATPARA will be discontinued globally by the end of 2024. In addition, we are aware of several academic groups and companies working on making longer-acting agonists of the PTH receptor, or PTH1R. Other companies and groups are developing or commercializing therapies for hypoparathyroidism, including Calcilytix (a BridgeBio company), Entera Bio, Extend Biosciences, Massachusetts General Hospital, Amolyt Pharma, and MBX Biosciences. Other companies are developing therapies for achondroplasia, including BioMarin Pharmaceutical, Inc., and QED Therapeutics (a BridgeBio company). BioMarin Pharmaceutical, Inc. has received regulatory approval for vosoritide (brand name VOXZOGO®) in more than 40 active markets for the treatment of achondroplasia and is developing BMN 333, a long-acting C-type natriuretic peptide (CNP) for multiple growth disorders. Tyra Biosciences, Sanofi, ProLynx Inc. and Ribomic, Inc., have achondroplasia programs in various clinical stages.

Other companies are developing toll like receptor agonists for cancer immunotherapy including: Seven and Eight Biopharmaceuticals Inc., Regeneron Pharmaceuticals Inc., Bolt Therapeutics, Inc., Surge Therapeutics Inc., Canwell Biotech Ltd., BioNTech SE and Tallac Therapeutics Inc. Other companies have Interleukin 2 program under development for cancer immunotherapy including: Mural Oncology plc, Medicenna Therapeutics Corp., Anaveon AG, Xilio Therapeutics Inc, Werewolf Therapeutics Inc., Sutro Biopharma Inc. and Philogen SpA.

In addition to product-based competition, our TransCon technologies face technology-based competition as we believe other companies are developing or evaluating enhanced drug delivery and sustained release technologies. In particular, we believe Nektar Therapeutics, OPKO Health, Inc., ProLynx Inc., MBX Biosciences and Serina Therapeutics, Inc. are developing technology platforms in the areas of enhanced drug delivery and/or reversible linkers that may be competitive with our TransCon technologies. We also expect that technological developments will occur at a rapid rate and that competition is likely to intensify as various enhanced delivery and sustained release technologies may achieve similar advantages.

It is also possible that our competitors will commercialize competing drugs or treatments before we can launch any other product candidates that are ultimately approved by regulatory authorities. We also anticipate that we will face increased competition in the future as new companies enter into our current and target markets.

Furthermore, to the extent we are developing TransCon product candidates that incorporate already approved drugs, we face competition from the pharmaceutical companies which are currently marketing such approved products. These pharmaceutical companies can generally be expected to seek to delay the introduction of competing products through a variety of means including:

•	filing new formulation patent applications on drugs whose original patent protection is about to expire;

•	filing an increasing number of patent applications that are more complex and costly to challenge;

•	filing suits for alleged patent infringement that automatically delay FDA or foreign regulatory authorities’ approval;

•	filing suits that challenge our marketing and promotion efforts;

•	developing patented controlled-release or other “next-generation” products, which may compete with TransCon product candidates;

•	establishing exclusive contracts with third-party payors; or

•	changing product claims and product labeling.

Any one of these strategies may increase the costs and risks associated with our efforts to develop and commercialize our products and product candidates and may delay or altogether prevent such development or commercialization.

Many of our competitors have:

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significantly greater name recognition, financial, marketing, research, drug portfolios, drug development and technical and human resources than we have at every stage of the discovery, development, manufacturing and commercialization process and additional mergers and acquisitions in the biotechnology industries may result in even more resources being concentrated in our competitors;

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more extensive experience in commercializing drugs, conducting preclinical testing, conducting clinical studies, obtaining regulatory approvals, challenging patents and in manufacturing and marketing pharmaceutical products;

•	products that have been approved or are in late stages of development; and

•	collaboration arrangements in our target markets with leading companies and research institutions.

With respect to our products and product candidates that we successfully develop, we will face competition based on many different factors, including:

•	the safety and effectiveness of such product candidates;

•	the timing of and specific circumstances relating to regulatory approvals for these product candidates;

•	the availability and cost of manufacturing, marketing and sales capabilities;

•	the effectiveness of our marketing and sales capabilities;

•	the price of our product candidates;

•	the availability and amount of third-party reimbursement for our product candidates;

•	the product’s convenience and ease of administration compared to alternative treatments; and

•	the strength of our patent position.

In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products or technologies. These organizations may also establish exclusive collaborative or licensing relationships with our competitors.

Our competitors may develop or commercialize products with significant advantages in regard to any of these factors. Our competitors may therefore be more successful in commercializing their products than we are, which could adversely affect our business, results of operations and prospects, and the value of our shares or ADSs.

Our proprietary TransCon technologies include a new approach to extending the residence time and duration of action of a variety of drug products.

Our TransCon technologies have been developed to improve the delivery of a variety of drug products. However, we cannot be certain that any of our other products or product candidates using our TransCon technologies will be deemed safe, pure, potent or efficacious (or that any of our products will be deemed safe, pure, potent or effective for other indications), nor that any aspects of our TransCon technologies will yield additional product candidates that could be commercially valuable. Further, one of our two carrier systems, the TransCon hydrogel carrier system, has limited experience in humans. As a result, our TransCon hydrogel carriers, when dosed extensively in humans, may fail to perform as we expect. Failure of any of our product candidates to be successfully developed, approved and commercialized may result in our TransCon technologies being viewed as an ineffective approach to developing drug products which would harm our business and prospects.

We apply our TransCon technologies to both approved and unapproved parent drugs to extend the half-life of such drugs in the body, and to enhance the overall benefit of a given therapy. Even when applied to approved parent drugs, we have generated limited clinical data on our product candidates using our systemic TransCon technologies with respect to safety and efficacy for long-term treatment in humans. The long-term safety and efficacy of our TransCon technologies and the extended life in the body of our product candidates utilizing TransCon technologies is unknown, and it is possible that our product candidates may have an increased risk of unforeseen reactions following extended treatment relative to other approved products. If extended treatment with our products or product candidates utilizing TransCon in our ongoing or future clinical trials results in any concerns about the safety or efficacy of our TransCon technologies, we may be unable to successfully develop or commercialize our products or product candidates.

We have limited clinical data on product candidates utilizing our TransCon technologies to indicate whether they are safe or effective for long-term use in humans.

Our products and product candidates are designed to transiently link a parent drug molecule to select TransCon carriers via our TransCon linkers. Once injected, we believe that our prodrugs predictably release the unmodified parent drug molecule over time, thus preserving the parent drug’s original mode of action, and, we believe, the parent drug’s original safety and efficacy profile. We believe that our TransCon carriers remain bound to our TransCon linkers and that they are cleared from the body predominantly by renal filtration and biliary transport with fecal excretion. We have limited clinical data regarding utilizing the systemic TransCon technologies to indicate whether they are safe, pure, potent and/or effective for long-term use in humans, including the safety of any degradation products that may result after the TransCon carrier and TransCon linker are cleaved from the parent drug molecule. If treatment with any of our product candidates in our clinical trials results in concerns about their safety or efficacy, we and any collaboration partners may be unable to successfully develop or commercialize any or all of our TransCon technologies based on such product candidates or enter into collaborations with respect to our product candidates.

We depend on certain collaboration partners to develop and conduct clinical studies with, obtain regulatory approvals for, market and sell product candidates, and if such collaboration partners fail to perform as expected, or are unable to obtain the required regulatory approvals for such product candidates, the potential of such product candidates would be significantly reduced and our business would be significantly harmed.

We rely on our collaboration partners to conduct certain clinical studies. For example, in November 2018, we announced the formation of VISEN, a company established to develop, manufacture, and commercialize our endocrinology rare disease therapy candidates in Greater China. In connection with the formation of VISEN, we granted VISEN exclusive rights to develop and commercialize our rare disease endocrinology products based on our proprietary TransCon technologies, including TransCon hGH, TransCon PTH and TransCon CNP, in Greater China for use in all human indications, subject to certain exceptions. As another example, in November 2023, we announced that we entered into an exclusive license agreement with Teijin Limited, or Teijin, to develop and commercialize TransCon hGH, TransCon PTH and TransCon CNP for certain endocrinology rare diseases in Japan. As a further example, in January 2024, we announced the formation of Eyconis, Inc., or Eyconis, a separate company created to develop, manufacture, and commercialize TransCon ophthalmology assets globally, together with an investor syndicate. In connection with the formation of Eyconis, we granted Eyconis exclusive rights to develop and commercialize TransCon ophthalmology products globally and received an equity position in the newly formed company. We may also enter into collaboration agreements with other parties in the future relating to our other product candidates.

If our collaboration partners do not perform in the manner we expect or fulfill their responsibilities in a timely manner, or at all, if our agreements with them terminate or if the quality or accuracy of the clinical data they obtain is compromised, the clinical development, regulatory approval and commercialization efforts related to our collaboration product candidates could be delayed or terminated and it could become necessary for us to assume the responsibility at our own expense for the clinical development of such product candidates. In that event, we would likely be required to limit the size and scope of efforts for the development and commercialization of such product candidate, to seek additional financing to fund further development, or to identify alternative collaboration partners, and our potential to generate future revenue from royalties and milestone payments from such product candidate would be significantly reduced or delayed and our business would be harmed. Our existing collaborations and any future collaboration arrangements that we may enter into with third-parties may not be scientifically or commercially successful. In addition to the risks inherent in the development of a drug product candidate, factors that may affect the success of our collaborations include the following:

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our collaboration partners may have the unilateral ability to choose not to develop a collaboration product or product candidate for one or more indications for which such product or product candidate has been or is currently being evaluated, and our collaboration partners may choose to pursue an indication that is not in our strategic best interest or to forego an indication that they believe does not provide significant market potential even if clinical data is supportive of further development for such indication;

•	our collaboration partners may choose not to develop or commercialize our collaboration product or product candidate in certain relevant markets;

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our collaboration partners may take considerably more time in advancing our product or product candidate through the clinical and regulatory process than we currently anticipate, which could materially delay the achievement of milestones and, consequently the receipt of milestone payments or royalties from our collaboration partners;

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our collaboration partners may have substantial discretion under their respective agreements regarding how they structure their efforts and allocate resources to fulfill their obligations to diligently develop, obtain regulatory approval for and commercialize our collaboration products and product candidates;

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our collaboration partners may control all or substantially all of the aspects of development and/or commercialization efforts under their respective license agreements and may change the focus of their development and/or commercialization efforts or pursue other higher-priority programs and, accordingly, reduce the efforts and resources allocated to their collaborations with us;

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our collaboration partners may solely be responsible for or have substantially all of the responsibility related to obtaining and maintaining all regulatory approvals of our products or product candidates, and we or our collaboration partners may fail to develop a commercially viable formulation or manufacturing process for our products or product candidates, and we or our collaboration partners may fail to manufacture or supply sufficient drug substance for commercial use, if approved, which could result in lost revenue under such collaborations;

•	our collaboration partners may not comply with all applicable regulatory requirements or may fail to report safety data in accordance with all applicable regulatory requirements;

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if any of our agreements with our collaboration partners terminate, we would need to identify alternative means to continue the development, manufacture and commercialization of the affected products or product candidates, alone or with others;

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our collaboration partners may have the discretion to sublicense their rights with respect to our collaboration technology in connection with collaboration products and product candidates to one or more third-parties without our consent;

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our collaboration partners may be pursuing alternative technologies or developing alternative products or product candidates, either on their own or in collaboration with others, that may be competitive with our technology, products or product candidates on which they are collaborating with us or which could affect our collaboration partners’ commitment to the collaboration; and

•	our collaboration partners may experience financial difficulties.

The timing and amount of any milestone and royalty payments we may receive under agreements with collaboration partners and the value of any equity we own in our collaboration partners (such as the equity we own in VISEN and Eyconis) will depend on, among other things, the efforts, allocation of resources, and successful development and commercialization of our products or product candidates by our collaboration partners. We cannot be certain that any development and regulatory milestones will be achieved or that we will receive any future milestone payments under agreements we may enter into with collaboration partners. In addition, in certain circumstances we may believe that a particular milestone has been achieved and the applicable collaboration partner may disagree with our belief. In that case, receipt of that milestone payment may be delayed or may never be received, which may require us to adjust our operating plans. We also cannot be certain that any equity we own in our collaboration partners (such as the equity we own in VISEN and Eyconis) will maintain its value or grow in value.

We may form additional strategic collaborations in the future with respect to our proprietary programs, but we may not realize the benefits of such collaborations.

We may form strategic collaborations, create joint ventures or enter into licensing arrangements with third-parties with respect to our independent programs that we believe will complement or augment our existing business. We have historically engaged, and intend to continue to engage, in partnering discussions with a range of biopharmaceutical companies and could enter into new collaborations at any time. For example, in November 2018, we announced the formation of VISEN, a company established to develop, manufacture, and commercialize our endocrinology rare disease therapies in Greater China. In connection with the formation of VISEN, we granted VISEN exclusive rights to develop and commercialize our rare disease endocrinology products based on our proprietary TransCon technologies, including TransCon hGH, TransCon PTH and TransCon CNP, in Greater China for use in all human indications, subject to certain exceptions. As another example, in November 2023, we announced that we entered into an exclusive license agreement with Teijin to develop and commercialize TransCon hGH, TransCon PTH and TransCon CNP for certain endocrinology rare diseases in Japan. As a further example, in January 2024, we announced the formation of Eyconis, a separate company created to develop, manufacture, and commercialize TransCon ophthalmology assets globally, together with an investor syndicate. In connection with the formation of Eyconis, we granted Eyconis exclusive rights to develop and commercialize TransCon ophthalmology products globally and received an equity position in the newly formed company.

We face significant competition in seeking appropriate strategic partners, and the negotiation process to secure appropriate terms is time-consuming and complex. Any delays in identifying suitable development partners and entering into agreements to develop our products or product candidates could also delay the commercialization of our product candidates, which may reduce their competitiveness even if they reach the market. Moreover, we may not be successful in our efforts to establish such a strategic partnership for any future product candidates and programs on terms that are acceptable to us, or at all. This may be for a number of reasons. For example, under our collaboration with VISEN, VISEN has a right of first negotiation to develop certain of our endocrinology product candidates in Greater China, so our ability to negotiate such a collaboration with suitable third parties in that market may be hampered by such rights we granted to VISEN. Additionally, our product candidates and programs may be deemed to be at too early of a stage of development for collaborative effort, our research and development pipeline may be viewed as insufficient, and/or third-parties may not view our product candidates and programs as having sufficient potential for commercialization, including the likelihood of an adequate safety and efficacy profile. Even if we are successful in entering into a strategic alliance or license arrangement, there is no guarantee that the collaboration will be successful, or that any future collaboration partner will commit sufficient resources to the development, regulatory approval, and commercialization of our product candidates, or that such alliances will result in us achieving revenues that justify such transactions.

We may seek orphan designation for some of our product candidates and we may be unsuccessful, or may be unable to maintain the benefits associated with orphan designation, including the potential for market exclusivity, for product candidates for which we obtain orphan designation.

Regulatory authorities in some jurisdictions, including the United States, may designate drugs or biologics intended to treat relatively small patient populations as orphan drug products. Under the Orphan Drug Act, the FDA may designate a drug or biologic as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the EU, orphan designation is granted by the EC based on a scientific opinion of the EMA’s Committee for Orphan Medicinal Products. A medicinal product may be designated as orphan if its sponsor can establish that (i) the product is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition; (ii) either (a) such condition affects no more than 5 in 10,000 persons in the EU when the application is made, or (b) the product, without the benefits derived from orphan status, would not generate sufficient return in the EU to justify investment; and (iii) there exists no satisfactory method of diagnosis, prevention or treatment of such condition authorized for marketing in the EU, or if such a method exists, the medicinal product will be of significant benefit to those affected by the condition. Orphan designation must be requested before submitting a BLA or NDA in the United States or a MAA in the EU.

If a drug or biologic with an orphan designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug or biologic is entitled to a period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug or biologic for the same disease or condition for a seven-year period, except in limited circumstances. If our competitors are able to obtain orphan drug exclusivity prior to us, for products that constitute the “same drug” and treat the same diseases or conditions as our product candidates, we may not be able to have competing products approved by the applicable regulatory authority for a significant period of time. The applicable period is seven years in the United States. The applicable exclusivity period is ten years in the EU, but such exclusivity period can be reduced to six years if, at the end of the fifth year, a product no longer meets the criteria for orphan designation or if the product is sufficiently profitable so that market exclusivity is no longer justified.

As part of our business strategy, we intend to pursue orphan designation for certain of our product candidates. For example, in June 2018, we were granted orphan drug designation by the FDA for TransCon PTH for the treatment of hypoparathyroidism, in February 2019, we were granted orphan drug designation by the FDA for TransCon CNP for the treatment of achondroplasia, and in April 2020, we were granted orphan drug designation by the FDA for TransCon hGH for the treatment of GHD. Additionally, in October 2019, we were granted orphan designation by the EC for TransCon hGH for GHD, in July 2020, we were granted orphan designation by the EC for TransCon CNP for the treatment of achondroplasia and in October 2020, we were granted orphan designation by the EC for TransCon PTH for treatment of hypoparathyroidism. In July 2021, we were granted orphan drug designation from the Japanese Ministry of Health, Labour and Welfare for TransCon PTH. However, we may be unsuccessful in obtaining additional orphan designations, and may be unable to maintain the benefits associated with orphan designation, such as orphan drug exclusivity.

We have obtained orphan drug exclusivity from the FDA for YORVIPATH for the treatment of hypoparathyroidism in adults, and for SKYTROFA for the treatment of pediatric patients one year and older who weigh at least 11.5 kg and have growth failure due to inadequate secretion of endogenous GH. However, even if we obtain orphan drug exclusivity for any of our product candidates, that exclusivity may not effectively protect those product candidates from competition because different drugs can be approved for the same condition, and orphan drug exclusivity does not prevent the FDA or foreign regulatory authorities from approving the same or a different drug in another indication. Even after an orphan drug is granted orphan exclusivity and approved, the FDA or foreign regulatory authorities can subsequently approve a later application for the same drug for the same condition before the expiration of the exclusivity period if the FDA or foreign regulatory authorities conclude that the later drug is clinically superior in that it is shown to be safer in a substantial portion of the target populations, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan-drug-exclusive marketing rights in the United States and in foreign jurisdictions may be lost if the FDA or foreign regulatory authorities later determine that the request for designation was materially defective or if we are unable to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Orphan designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

Any biological product for which we intend to seek approval may face competition sooner than anticipated.

The Affordable Care Act, or ACA, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009, or BPCIA, which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until twelve years from the date on which the reference product was first licensed. During this twelve-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product.

We believe that any of our future biological product candidates approved under a BLA should qualify for the twelve-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to Congressional action or otherwise, or that the FDA will not consider our product candidates to be reference products for competing products, potentially creating the opportunity for generic competition sooner than anticipated. Jurisdictions in addition to the United States have established abbreviated pathways for regulatory approval of biological products that are biosimilar to earlier approved reference products. For example, the EU has had an established regulatory pathway for biosimilars since 2006. Moreover, the extent to which a biosimilar, once approved, could be substituted for any one of our reference products in a way that is similar to traditional generic substitution for non-biological products will depend on a number of marketplace and regulatory factors that are still developing.

We rely on third parties to manufacture preclinical, clinical, and commercial supplies of our products, product candidates and their device components.

We do not own facilities for manufacturing our products and product candidates. We depend on third-parties to manufacture and provide analytical services with respect to our products and product candidates and their respective device components.

In addition, to produce the quantities necessary to meet anticipated market demand, we and/or any collaboration partners will need to secure sufficient manufacturing capacity with third-party manufacturers. For SKYTROFA and YORVIPATH, we believe we have secured agreements to provide for sufficient manufacturing capacity with third-party manufacturers; however, our estimates of market demand may be inaccurate and third-party manufacturers may fail to produce sufficient quantities on a timely basis or at all. If we and/or any collaboration partners are unable to produce our products and product candidates in sufficient quantities to meet the requirements for the launch of the product or to meet future demand, our revenues and gross margins would be adversely affected. To be successful, our products and product candidates must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. We and/or any collaboration partners will regularly need to maintain access to facilities to manufacture commercial supplies of our products and product candidates, if approved. All of this will require additional funds and successful completion of inspection or audits and approval by the FDA, other regulatory authorities and by notified bodies with respect to the device components. If we and/or any collaboration partners are unable to establish and maintain a manufacturing capacity within our planned time and cost parameters, the development and sales of our products and product candidates as well as our business, results of operations and prospects, and the value of our shares or ADSs could be adversely affected.

We and/or any collaboration partners may encounter problems with aspects of manufacturing our products and product candidates, including the following:

•	production yields;

•	quality control and assurance;

•	shortages of qualified personnel;

•	compliance with FDA and foreign regulations;

•	production costs; and

•	development of advanced manufacturing techniques and process controls.

We evaluate our options for clinical study supplies and commercial production of our products and product candidates on a regular basis, which may include use of third-party manufacturers, or entering into a manufacturing joint venture relationship with a third party. We are aware of only a limited number of companies on a worldwide basis who operate manufacturing facilities in which our products and product candidates can be manufactured under cGMP or similar foreign regulations, a requirement for all pharmaceutical products. We cannot be certain that we will be able to contract with any of these companies on acceptable terms, if at all, all of which could harm our business, results of operations and prospects, and the value of our shares or ADSs.

In addition, we, as well as any third-party manufacturer, will be required to register such manufacturing facilities with the FDA (and have a U.S. agent for the facility, if outside the United States) and other regulatory authorities. The facilities will be subject to inspections confirming compliance with the FDA, and other regulatory authority cGMP or similar foreign requirements. We do not control the manufacturing process of our product candidates, and we are dependent on our contract manufacturing partners for compliance with cGMPs or similar regulations for manufacture of both active drug substances and finished drug products. If we or any third-party manufacturer fails to maintain regulatory compliance, our business, financial condition and results of operations may be harmed, and the FDA or other regulatory authorities can impose regulatory sanctions that range from a warning letter to withdrawal of approval to seeking product seizures, injunctions and, where appropriate, criminal prosecution. Pursuant to our agreements with VISEN, we have provided and may in the future provide, clinical supplies of our product candidates and commercial supplies of our products to VISEN for its use in clinical trials and commercialization. Pursuant to our agreements with Teijin, we may also provide Teijin with clinical supplies of our product candidates and commercial supplies of our products for Teijin’s use in future clinical trials and commercialization. In order to fulfill these supplies, we rely on third-party manufacturers over which we have no or very limited control or power.

We may also rely on other foreign contract research organizations, or CROs, and contract manufacturing organizations, or CMOs, such as WuXi Biologics. Such foreign CROs and CMOs may be subject to U.S. legislation, sanctions, trade restrictions and other foreign regulatory requirements which could increase the cost or reduce the supply of material available to us, delay the procurement or supply of such material or have an adverse effect on our ability to secure significant commitments from governments to purchase our potential therapies. For example, in January 2024, there was Congressional activity, including the introduction of the BIOSECURE Act (H.R. 7085) in the House of Representatives and a substantially similar Senate bill (S.3558). The BIOSECURE Act was passed by the House of Representatives in September 2024. If these bills become law, or similar laws are passed, they would have the potential to severely restrict the ability of U.S. biopharmaceutical companies like us to purchase services or products from, or otherwise collaborate with, certain Chinese biotechnology companies “of concern” without losing the ability to contract with, or otherwise receive funding from, the U.S. government. We do business with companies in China and it is possible some of our contractual counterparties could be impacted by the legislation described above.

If our contract manufacturers cannot successfully manufacture our product candidates or products that conform to our specifications and the strict regulatory requirements of the FDA or similar regulatory authorities, they will not be able to secure and/or maintain regulatory approval for the use of their manufacturing facilities for the manufacture of our products. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a similar regulatory authority does not approve these facilities for the manufacture of our products or product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our products or product candidates, if approved.

We rely on our manufacturers to purchase from third-party suppliers the materials necessary to produce our products and product candidates. Any significant delay or discontinuation in the supply of such materials would delay commercialization and the completion of our clinical studies and harm our business.

There are a limited number of suppliers for raw materials that we use to manufacture our products and product candidates, and there may be a need to identify alternate suppliers to prevent a possible disruption of the manufacture of the materials necessary to produce our products or product candidates for commercial sale and/or our clinical studies. We do not have any control over the process or timing of the acquisition of these raw materials by our manufacturers. Although we generally do not begin a clinical study unless we believe we have on hand, or will be able to manufacture, a sufficient supply of a product candidate to complete such study, and we currently envision that VISEN, which relies on us for clinical supply of our product candidates, as well as Teijin, which we currently contemplate will rely on us for future clinical and commercial supplies of our product candidates, would do the same, any significant delay or discontinuity in the supply of a product candidate, or the raw material components thereof, for a clinical study due to the need to replace a third-party manufacturer could considerably delay completion of our, VISEN’s or Teijin’s clinical studies, product testing, and potential regulatory approval of our product candidates, which could harm our business and results of operations.

Any inability to obtain suppliers, including an inability to obtain, or delay in obtaining, approval of a supplier from the FDA or other regulatory authorities, would delay or prevent the clinical development and commercialization of our products and product candidates.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products and product candidates.

Our business exposes us to potential product liability risks which are inherent in research and development, preclinical and clinical studies, manufacturing, marketing and use of our products and product candidates. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts. Product liability claims may be expensive to defend and may result in judgements against us which are potentially punitive. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products and product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for our products and product candidates;

•	injury to our reputation;

•	withdrawal of clinical trial participants;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to trial participants or patients;

•	regulatory investigations, product recalls or withdrawals, or labeling, marketing or promotional restrictions;

•	loss of revenue; and

•	the inability to commercialize or co-promote our products or product candidates.

It is generally necessary for us to secure certain levels of insurance as a condition for the conduct of clinical studies. We believe that our product liability insurance for clinical studies is sufficient to cover claims. We currently maintain liability insurance with certain specified coverage limits. We cannot be certain that the insurance policies will be sufficient to cover all claims that may be made against us. Our inability to obtain and maintain sufficient product liability insurance at an acceptable cost and scope of coverage to protect against potential product liability claims could prevent or inhibit the commercialization of any products we develop. We currently carry product liability insurance covering commercial sales and use in our clinical trials in the amount of $20 million in the aggregate on our primary insurance policy and $100 million in the aggregate on our excess insurance policy. Any claim that may be brought against us could result in a court judgement or settlement in an amount that is not covered, in whole or in part, by our insurance or that is in excess of the limits of our insurance coverage. Our insurance policies also have various limits, exclusions and deductibles, and given these various limits, exclusions and deductibles, we may be subject to a product liability claim for which we have no coverage. We will have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms.

We will need to continue to significantly increase the size of our organization and we may have difficulties in managing our growth and expanding our operations successfully.

As we advance our products and product candidates through the development and commercialization process, we will need to expand managerial, operational, financial, sales and marketing and other resources to manage our operations, preclinical and clinical trials, research and development activities, regulatory filings, manufacturing and supply activities, and any marketing and commercialization activities or contract with other organizations to provide these capabilities for us. As operations expand, we expect that we will need to manage additional relationships with various suppliers and other organizations. Our ability to manage our operations and growth requires us to continue to improve our operational, financial and management controls, reporting systems and procedures across a global organization. Such growth could place a strain on our administrative and operational infrastructure. We may not be able to make improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls. Our management, personnel, systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively execute our growth strategy requires that we either internally, together with collaboration partners or through third-party contractors, as applicable:

•	expand our general and administrative functions;

•	identify, recruit, screen, retain, incentivize and integrate additional employees;

•	manage our internal development efforts effectively while carrying out our contractual obligations to third-parties;

•	establish and build a marketing and commercial organization; and

•	continue to improve our operational, legal, financial, compliance and management controls, reporting systems and procedures.

If we are not able to attract, retain and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our development objectives, our ability to raise additional capital and our ability to implement our business strategy.

We incur significant costs as a result of operating as a public company, and our management devotes substantial time to compliance initiatives. We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, which could result in sanctions or other penalties that would harm our business.

We incur significant legal, accounting and other expenses as a public company, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and regulations regarding corporate governance practices. Our senior management and other personnel need to devote a substantial amount of time to ensure that we maintain compliance with all of these requirements. Moreover, the reporting requirements, rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as members of our senior management, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

We are subject to Section 404 of The Sarbanes-Oxley Act of 2002, or Section 404, and the related rules of the SEC, which generally require our senior management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting, and we are required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.

As we grow our business and enter into new activities, and as the reporting requirements increase, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of the ADSs to fall. In addition, as a public company we are required to file accurate and timely annual reports with the SEC under the Exchange Act. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of the ADSs from The Nasdaq Global Select Market or other adverse consequences that would harm our business.

Our operating results may vary significantly from period to period and these variations may be difficult to predict.

Our operating results are expected to vary significantly from period to period due to a number of factors. Many of these factors are outside of our control. These factors include:

•	the timing of regulatory approvals, if any, for our product candidates;

•	the amount and timing of revenue from product sales;

•	the potential market opportunities and patient populations for our products and product candidates;

•	the initiation of intellectual property litigation by third-parties or by us;

•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business operations and facilities;

•	the timing of the commencement, completion or termination of collaboration agreements;

•	the timing and amount of payments to us under collaboration agreements, if any;

•	the introduction of new products and services by us, collaboration partners or our competitors;

•	delays in preclinical testing and clinical studies;

•	changes in regulatory requirements for clinical studies;

•	costs and expenses associated with preclinical testing and clinical studies;

•	exchange rate fluctuations;

•	the regional and global effect of inflation;

•	the adverse impact of multiple interest rate increases implemented by the U.S. Federal Reserve; and

•	payment of license fees for the right to use third-party proprietary rights, if any.

Our revenues in any particular period may be lower than we anticipate and, if we are unable to reduce spending in that period, our operating results will be harmed.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

We may consider strategic transactions, such as acquisitions of companies, asset purchases, and in-licensing or out-licensing of products, product candidates or technologies. Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges or disrupt our senior management or business, which could adversely affect our operations and financial results. For example, these transactions may entail numerous operational and financial risks, including:

•	up-front, milestone and royalty payments, equity investments and financial support of new research and development candidates including increase of personnel, all of which may be substantial;

•	exposure to unknown liabilities, including potential indemnification claims from a potential spin-off or out-license of certain of our intellectual property rights;

•	disruption of our business and diversion of our management’s time and attention to develop acquired products, product candidates or technologies;

•	incurrence of substantial debt or dilutive issuances of equity securities to pay for acquisitions;

•	higher-than-expected acquisition and integration costs;

•	lower-than-expected benefits, from out-licensing or selling our technology, intellectual property or any of our subsidiaries or, from in-licensing intellectual property or purchasing assets;

•	write-downs of assets or goodwill or impairment charges;

•	difficulty and cost in combining or separating the operations and personnel of any acquired or sold businesses with our existing operations and personnel;

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we may disagree with our strategic partners about decisions affecting the business, which could result in litigation or arbitration that increases our expenses, distracts our officers and directors and disrupts the day-to-day operations of the strategic venture, including by delaying important decisions until the dispute is resolved;

•	our strategic partners may take actions that we oppose;

•	our strategic partners might experience financial distress or become bankrupt;

•	impairment of relationships with key suppliers or customers of any acquired or sold businesses due to changes in our senior management and ownership; and

•	inability to retain key employees of any acquired businesses.

In addition, to the extent we enter into a strategic transaction that includes ongoing operations or shared ownership and management, our strategic partners may take actions that we oppose or we may disagree with our strategic partners about decisions affecting the business, which could result in litigation or arbitration, distract our officers and directors and otherwise disrupt the day-to-day operations of our business and the business of the strategic partner or entity. Furthermore, to the extent that our directors and officers serve on the boards of our strategic partners, such directors may be required to abstain from board decision-making in the event of a conflict of interest.

Accordingly, although we cannot be certain that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks, and could harm our business, results of operations, financial condition and prospects.

The Royalty Pharma Agreements place restrictions on our operating and financial flexibility, and if we fail to comply with certain covenants in the Royalty Pharma Agreements, our results of operations and financial condition may be harmed.

In September 2023 and September 2024, we entered into the Royalty Pharma Agreements with Royalty Pharma. The Royalty Pharma Agreements contain covenants that impose on us certain obligations with respect to payment, diligence, reporting, intellectual property, in-licenses, out-licenses and certain other actions, as well as indemnification obligations. Among other things, these covenants require us to use commercially reasonable efforts to manufacture and commercialize SKYTROFA and YORVIPATH in the United States and to develop SKYTROFA for a new indication, and limit our ability to create or incur liens or dispose of certain assets related to SKYTROFA and YORVIPATH. Compliance with these covenants may limit our flexibility in operating our business and our ability to take actions that might otherwise be advantageous to us and our stockholders. Pursuant to the Royalty Pharma Agreements, we have granted to Royalty Pharma back-up security interest in certain assets to secure our obligations under the Royalty Pharma Agreements. If we are unable to comply with our obligations, Royalty Pharma may be entitled to take possession of such assets, which could have a material adverse effect on our business, financial condition and results of operations.

Exchange rate fluctuations or abandonment of the euro currency may harm our results of operations and financial condition.

Due to the international scope of our operations, fluctuations in exchange rates, particularly between the Euro, the Danish Krone and the U.S. Dollar, may adversely affect us. Although we are based in Denmark, we source research and development, manufacturing, consulting and other services from several countries. Further, potential future revenue may be derived from abroad, including from the United States. We currently attempt to limit our exposure to exchange rate risks by maintaining cash positions in the currencies in which we expect to incur the majority of our future expenses; however, for a variety of reasons we may be unable to maintain cash positions in the currencies in which we expect to incur the majority of our future expenses and we may fail to predict the currency of our future expenses, accurately or at all. As a result, our business and the price of the ADSs may be affected by fluctuations in foreign exchange rates between the Euro and these other currencies, which may also have a significant impact on our reported results of operations and cash flows from period to period. We currently do not enter into foreign exchange contracts to cover our exposure to exchange rate fluctuations, or any other form of exchange rate hedging arrangements. If we fail to manage foreign exchange risk adequately our business, results of operations and prospects, and the value of our shares or ADSs may be adversely affected.

In addition, the possible abandonment of the Euro by one or more members of the EU could harm our business in the future. Despite measures taken by the EU to provide funding to certain member states in financial difficulties and by a number of European countries to stabilize their economies and reduce their debt burdens, it is possible that the Euro could be abandoned in the future as a currency by countries that have adopted its use. This could lead to the re-introduction of individual currencies in one or more EU member states. The effects on our business of a potential dissolution of the EU, the exit of one or more EU member states from the EU or the abandonment of the Euro as a currency, are impossible to predict with certainty, and any such events could harm our business, financial condition and results of operations.

The United Kingdom’s withdrawal from the EU may have a negative effect on global economic conditions, financial markets and our business.

Since the end of the Brexit transition period on January 1, 2021, Great Britain (England, Scotland and Wales) has not been directly subject to EU laws, however under the terms of the Ireland/Northern Ireland Protocol, EU laws generally apply to Northern Ireland. On February 27, 2023, the UK Government and the EC reached a political agreement on the “Windsor Framework” which will revise the Protocol on Ireland/Northern Ireland in order to address some of the perceived shortcomings in its operation. Under the changes, Northern Ireland will be reintegrated under the regulatory authority of the MHRA with respect to medicinal products. The Windsor Framework was approved by the EU-UK Joint Committee on March 24, 2023, so the UK government and the EU will enact legislative measures to bring it into law. On June 9, 2023, the MHRA announced that the medicines aspects of the Windsor Framework will apply from January 1, 2025. In addition, new legislation such as the EU CTR is not applicable in Great Britain. While the EU-UK Trade and Cooperation Agreement includes the mutual recognition of Good Manufacturing Practice, or GMP, it does not contain wholesale mutual recognition of UK and EU pharmaceutical regulations and product standards. There may be divergent local requirements in Great Britain from the EU in the future, which may impact clinical and development activities that occur in the UK in the future. Similarly, clinical trial submissions in the UK will not be able to be bundled with those of EU member states within the EMA Clinical Trial Information System, adding further complexity, cost and potential risk to future clinical and development activity in the UK. Significant political and economic uncertainty remains about how much the relationship between the UK and EU will differ as a result of the UK’s withdrawal.

These developments, or the perception that any related developments could occur, have had and may continue to have a material adverse effect on global economic conditions and financial markets, and may significantly reduce global market liquidity, restrict the ability of key market participants to operate in certain financial markets or restrict our access to capital. Any of these factors could have a material adverse effect on our business, financial condition and results of operations and reduce the price of the ADSs.

Risks associated with our international operations, including seeking and obtaining approval to commercialize our product candidates in jurisdictions outside the U.S. and EU, could harm our business.

We engage extensively in international operations, which include seeking marketing approval for certain of our product candidates in foreign jurisdictions. We expect that we are or will be subject to additional risks related to entering into these international business markets and relationships, including:

•	different regulatory requirements for drug and device approvals in foreign countries;

•	differing drug import and export rules;

•	lacking or reduced protection for intellectual property rights in foreign countries;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	different reimbursement systems, and different competitive drugs;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;

•	potential liability resulting from work conducted by distributors;

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regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the Foreign Corrupt Practices Act, its books and records provisions, or its anti-bribery provisions; and

•	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters.

For example, we originally planned to conduct the Phase 3 foresiGHt trial utilizing sites in Belarus and Russia, but instead we engaged alternative sites for the study following the outbreak of conflict in Ukraine, which adversely affected patient enrollment. In addition, the manufacture of our products and product candidates is dependent upon third-party manufacturers that are based in other parts of the world, including the United States, Europe (including the UK and Switzerland), Japan and China. This manufacturing process requires that the components used in our products and product candidates are transported long distances, through multiple countries, which increases the risk that issues in the global supply chain or other disruptions to the international marketplace could harm our business.

The parent drug, drug product and other components of our products and product candidates are currently acquired from certain single-source suppliers. The loss of these suppliers, or their failure to supply could materially and adversely affect our business.

TransCon hGH drug product in vials is manufactured for use in clinical trials by Vetter Pharma Fertigung, or Vetter, pursuant to our agreement with Vetter. TransCon hGH drug product in dual chamber cartridges for commercial and clinical use is supplied by Vetter for use in our drug delivery device made by Phillips Medisize A/S (formerly Medicom Innovation Partner A/S). The intermediates of our proprietary TransCon linkers are made by CARBOGEN AMCIS AG under an agreement with CARBOGEN AMCIS AG and accompanying purchase orders. For products that utilize soluble TransCon carriers, NOF Corporation (Japan), or NOF, supplies PEGs. Furthermore, NOF is responsible for coupling the TransCon linker used for TransCon hGH to methoxy PEG, under manufacturing agreements and accompanying purchase orders. Our growth hormone parent drug as well as our TransCon hGH drug substance are supplied by both Fujifilm Diosynth Biotechnologies UK Limited, or Fujifilm, and Lonza Ltd. Our PTH as well as our TransCon PTH drug substance is supplied by Bachem, Switzerland, pursuant to our agreement with Bachem. Vetter manufactures the TransCon PTH drug product in cartridges and assembles the cartridges with a drug delivery device made by Ypsomed AG. CNP drug substance is supplied by Wacker Biotech, Germany. Our TransCon CNP drug product in vials is manufactured by Vetter pursuant to our agreement with Vetter. We do not currently have any other suppliers for the drug substance, drug product or other components of our TransCon hGH, TransCon PTH and TransCon CNP, although we believe that there are alternate sources of supply that could satisfy our clinical and commercial requirements, we cannot provide assurance that identifying alternate sources and establishing relationships with such sources would not result in significant delays in the commercialization or development of our products and product candidates. Additionally, we may not be able to enter into supply arrangements with alternative suppliers on commercially reasonable terms or at all. A delay in the commercialization or development of our products or product candidates or having to enter into a new agreement with a different third-party on less favorable terms than we have with our current suppliers could have a material adverse impact upon our business.

We may not be successful in our efforts to identify additional product candidates based on our TransCon technologies.

An important element of our strategy is to develop new products and product candidates based on our TransCon technologies. Research programs to identify new product candidates require substantial technical, financial and human resources. These research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for a number of reasons, including that:

•	the research methodology used may not be successful in identifying potential product candidates; or

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potential product candidates may, on further study, be shown to have inadequate efficacy, harmful side effects or other characteristics suggesting that they are unlikely to be effective or safe products, or that they may not be sufficiently differentiated or offer substantial improvement over the currently available treatment options or standard of care in a given therapeutic category.

If we are unable to develop suitable product candidates through internal research programs or otherwise, we will not be able to increase our revenues in future periods, which could harm our business, results of operations and prospects, and the value of our shares or ADSs.

We are highly dependent on the services of our President and Chief Executive Officer, Jan Møller Mikkelsen, and if we are not able to retain this member of our senior management or recruit additional management, clinical and scientific personnel, our business will suffer.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified personnel. We may not be able to attract or retain qualified management and scientific and clinical personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses. Our industry has experienced a high rate of turnover of management personnel in recent years. If we are not able to attract, retain and motivate necessary personnel to accomplish our business objectives, we may experience constraints that will significantly impede the achievement of our development objectives, our ability to raise additional capital and our ability to implement our business strategy.

In particular, we are highly dependent upon Jan Møller Mikkelsen, our President and Chief Executive Officer. The loss of services of this individual could result in delays in product development and harm our business.

We may have difficulties in attracting and retaining key personnel, and if we fail to do so our business may suffer.

We are highly dependent on the principal members of our senior management and scientific staff, the loss of whose services could adversely affect the achievement of planned development objectives. In addition, we could experience difficulties attracting and retaining qualified employees in the future. For example, competition for qualified personnel in the biotechnology and pharmaceuticals field is intense due to the limited number of individuals who possess the skills and experience required by our industry. As such, we could have difficulty attracting experienced personnel to our company and may be required to expend significant financial resources in our employee recruitment and retention efforts.

For us to further expand our product development plans, we will need to hire additional qualified scientific personnel to perform research and development. We will also need to hire personnel with expertise in clinical testing, government regulation, sales and marketing, and finance, and might need to hire additional personnel with expertise in manufacturing. We may not be able to attract and retain personnel on acceptable terms, given the competition for such personnel among biotechnology, pharmaceutical and healthcare companies, universities and non-profit research institutions. Although we may be successful in attracting and retaining suitably qualified scientific personnel, there can be no assurance that we will be able to attract and retain such personnel on acceptable terms given the competition for experienced scientists from numerous pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions. Our failure to do so could adversely affect our business, results of operations and prospects, and the value of our shares or ADSs.

Our information technology systems, or those of our CROs or other contractors or consultants, may fail or suffer in the event of information technology system failures, cyberattacks or deficiencies in our cybersecurity, which could result in a material disruption of our product development programs and other critical business functions.

Despite the implementation of security measures, our information technology systems and those of our CROs and other contractors and consultants are vulnerable to attack and damage from computer viruses and malware

(e.g., ransomware), unauthorized access, natural disasters, terrorism, war, telecommunication and electrical failures, malfeasance by external or internal parties, human error (e.g., social engineering, phishing). Attacks upon information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period. Even if identified, we may be unable to adequately investigate or remediate incidents or breaches due to attackers increasingly using tools and techniques that are designed to circumvent controls, to avoid detection, and to remove or obfuscate forensic evidence.

We and certain of our service providers may from time to time be subject to cyberattacks and security incidents. While we do not believe that we have experienced any significant system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our and our critical third parties’ operations, it could result in a material disruption of our programs, our operations, and ultimately, our financial results. For example, the loss of clinical trial data from completed or ongoing clinical trials for our products or product candidates could result in delays in our regulatory approval efforts, and the loss of research data could result in delays of our research and development efforts and it would be expensive to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our products or product candidates could be delayed.

If a security breach or other incident were to result in the unauthorized access to or unauthorized use, disclosure, release or other processing of personal information, it may be necessary to notify individuals, governmental authorities, supervisory bodies, the media and other parties pursuant to applicable privacy and security laws. Any security compromise affecting us, our service providers, strategic partners, other contractors, consultants, or our industry, whether real or perceived, could harm our reputation, erode confidence in the effectiveness of our security measures and lead to regulatory scrutiny. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems, or inappropriate disclosure of confidential or proprietary or personal information, we could incur liability, including litigation exposure, penalties and fines, we could become the subject of regulatory action or investigation, our competitive position could be harmed and the further development and commercialization of our products and services could be delayed. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our business. Furthermore, federal, state and international laws and regulations can expose us to enforcement actions and investigations by regulatory authorities, and potentially result in regulatory penalties, fines and significant legal liability, if our information technology security efforts fail. Laws around cybersecurity are also developing, and changes in such laws may require additional compliance costs. For example, in the EU, more stringent rules around cybersecurity are being adopted, such as the NIS2 Directive, which requires in-scope entities to implement heightened cybersecurity measures and responses, including with respect to security incident handling and reporting obligations. If a security breach or other incident were to result in the unauthorized access to or unauthorized use, disclosure, release or other processing of personal information, it may be necessary to notify individuals, governmental authorities, supervisory bodies, the media and other parties pursuant to privacy and security laws. We maintain cyber liability insurance; however, this insurance may not be sufficient to cover the financial, legal, business or reputational losses that may result from an interruption or breach of our systems.

Our business has been, and may continue to be, adversely affected by health epidemics, pandemics and other outbreaks of infectious disease.

Public health threats, such as COVID-19, influenza and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate could adversely impact our operations, as well as the operations of our customers, end users of our products, and our and their respective vendors, suppliers and other business partners. Any of these public health threats and related consequences could adversely affect our financial results.

The potential future measures put in place as a result of any future epidemic, pandemic, or health crisis could cause disruptions that could severely impact our business, clinical trials and commercialization activities, including by causing delays to our clinical trials, interrupting our supply chain, restricting access to our facilities, placing restrictions on our workforce and the workforce of our partners, or delaying interactions with regulators.

In addition, any future pandemic may cause further disruption to global financial markets. This may reduce our ability to access capital on favorable terms or to access capital at all. Furthermore, sustained adverse market events (such as a recession or depression) resulting from any future pandemic could materially and adversely affect our business and the price of the ADSs.

The extent to which any future epidemic, pandemic, or other health crisis impacts our business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the speed and extent of geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the affected areas, business closures or business disruptions and the effectiveness of actions taken in the affected areas to contain and treat the disease.

Unfavorable global and regional economic, political, health, climate and other conditions and events could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by global or regional economic, political, health, climate and other conditions and events. A global financial crisis or global or regional political and economic instability, failure of banks, wars, terrorism, civil unrest, outbreaks of disease, such as COVID-19, and other unexpected events, such as natural disasters, internet security threats, and damage to global communication networks, could cause extreme volatility, disrupt our business and increase our costs and expenses. Business disruptions could include, among others, disruptions to clinical enrollment, clinical site availability, patient accessibility, conduct of our clinical trials and commercialization activities, as well as temporary closures of our facilities and the facilities of suppliers or manufacturers in our supply chain.

For example, trade policies and geopolitical disputes (including as a result of China-Taiwan geo-political instability) and other international conflicts can result in tariffs, sanctions and other measures that restrict international trade, and can materially adversely affect our business, particularly if these measures occur in regions where our third-party contract manufacturers operate. Countries may also adopt measures, such as controls on imports or exports of goods, technology or data, that could adversely impact the Company’s operations and supply chain. These geopolitical risks could also adversely affect VISEN’s activities in China.

In addition, global credit and financial markets have experienced volatility and disruptions over the past years, including concerns about declines in consumer confidence, declines in economic growth, increases in the rate of inflation, increases in borrowing rates and changes in liquidity and credit availability, and uncertainty about economic stability, including most recently in connection with actions undertaken by the U.S. Federal Reserve Board to address inflation.

The military conflict between Russia and Ukraine has increased the likelihood of supply interruptions and made it difficult to conduct business operations, including clinical trials, in the region and in nearby countries. We originally planned to conduct the Phase 3 foresiGHt trial utilizing sites in Belarus and Russia, but instead we engaged with alternative sites for the study following the outbreak of conflict in Ukraine, which adversely affected patient enrollment. Such developments could negatively impact such operations or require use to delay or suspend clinical trial activities, which may increase product development costs and harm our business.

Separately, on October 7, 2023, Hamas, an organization designated by the U.S. as a terrorist organization, launched a series of coordinated attacks from the Gaza Strip onto Israel. On October 8, 2023, Israel formally declared war on Hamas, and the armed conflict is ongoing as of the date of this filing. Hostilities between Israel and Hamas could escalate and involve surrounding countries in the Middle East. To date, we have not experienced any material interruptions in our infrastructure, supplies, technology systems, or networks needed to support our operations as a result of the conflict between Israel and Hamas.

We have no way to predict the progress, outcome or consequences of the military conflict in Ukraine or its impacts in Ukraine, Russia, Belarus, Europe, or the U.S, or of the conflict in the Israel-Gaza regions and any potential increases in hostilities in the Middle East. The length, impact, and outcome of ongoing military conflicts is highly unpredictable and could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, trade disputes or trade barriers, changes in consumer or purchaser preferences, as well as an increase in cyberattacks and espionage.

In addition, the COVID-19 outbreak, including developments involving subsequent COVID-19 variants, significantly affected the financial markets of many countries and resulted and may in the future result in a variety of regulatory orders, guidance and restrictions. Similarly, global climate change could result in certain types of natural disasters occurring more frequently or with more intense effects. Some of our corporate and operational functions, including certain of our oncology research facilities, are located in California, which has experienced severe earthquakes, droughts, fires and other natural disasters in the past. We do not have multiple-site capacity for all of our operations in the event of a business disruption. Furthermore, parties in our supply chain and our customers are similarly vulnerable to these global or regional economic, political, health, climate and other conditions and events. Global or regional economic, political, health, climate and other conditions and events could result in a variety of risks to our business, including our ability to raise capital when needed on acceptable terms, if at all. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which such conditions and events could adversely impact our business.

Risks related to government regulatory and legal requirements

The regulatory approval processes of the EMA, the FDA and comparable authorities are lengthy, time consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

The research, testing, manufacturing, labeling, approval, selling, import, export, marketing and distribution of drug products are subject to extensive regulation by the FDA, EU legislative bodies and other regulatory authorities in the United States, the EU and other jurisdictions, which regulations differ from country to country. We are not permitted to market any drug product in the United States until we receive marketing approval from the FDA. Equally, we are not permitted to market any drug product in the EU until we receive a marketing authorisation from the EC or EU member state competent authorities.

Obtaining regulatory approval of an NDA, BLA or MAA, can be a lengthy, expensive and uncertain process. In addition, failure to comply with FDA and other applicable U.S., EU and foreign regulatory requirements may subject us to administrative or judicially imposed sanctions or other actions, including:

•	warning letters;

•	civil and criminal penalties;

•	injunctions;

•	withdrawal of regulatory approval of products;

•	product seizure or detention;

•	product recalls;

•	total or partial suspension of production; and

•	refusal to approve pending NDAs or BLAs, MAA, or supplements to approved NDAs or BLAs or extensions or variations to marketing authorizations.

Prior to obtaining approval to commercialize a drug or biological product candidate in the United States, the EU or other regions, we must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the EMA, the FDA or other similar regulatory authorities, that any drug product candidates are safe and effective for their intended uses, and that any biological product candidates are safe, pure and potent for their intended uses. The number of nonclinical studies and clinical trials that will be required for FDA, or EC approval varies depending on the product candidate, the disease or condition that the product candidate is designed to address, and the regulations applicable to any particular product candidate. Results from nonclinical studies and clinical trials can be interpreted in different ways. Even if we believe the nonclinical or clinical data for our product candidates are promising, such data may not be sufficient to support approval by the FDA and other regulatory authorities. Administering drug or biological product candidates to humans may produce undesirable side effects, which could interrupt, delay or halt clinical trials and result in the FDA or other regulatory authorities denying approval of a product candidate for any or all targeted indications.

The time required to obtain approval by the FDA and comparable authorities is unpredictable, typically takes many years following the commencement of clinical studies, and depends upon numerous factors. The EMA, the FDA and comparable authorities have substantial discretion in the approval process and we may encounter matters with the EMA, the FDA or such comparable authorities that requires us to expend additional time and resources and delay or prevent the approval of our product candidates. For example, the FDA or EMA may require us to conduct additional studies or trials for drug or biological product candidates either prior to or post-approval, such as additional drug-drug interaction studies or safety or efficacy studies or trials, or it may object to elements of our clinical development program such as the number of subjects in our current clinical trials from the United States or Europe. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or result in a decision not to approve an application for regulatory approval. Despite the time and expense exerted, failure can occur at any stage. Applications for our product candidates could fail to receive regulatory approval for many reasons, including but not limited to the following:

•	the EMA, the FDA or other comparable foreign regulatory authorities may disagree with the design or implementation of our, or any collaboration partners’, clinical studies;

•	the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which approval is sought;

•	the EMA, the FDA or comparable foreign regulatory authorities may disagree with the interpretation of data from preclinical studies or clinical studies;

•

the data collected from clinical studies of our product candidates may not be sufficient to support the submission of an NDA or BLA, MAA, or other submission or to obtain regulatory approval in the United States, the EU or elsewhere;

•

we, or any collaboration partners, may be unable to demonstrate to the EMA, the FDA or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

•

the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers responsible for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval.

In addition, FDA and foreign regulatory authorities may change their approval policies and new regulations may be enacted. For instance, the EU pharmaceutical legislation is currently undergoing a complete review process, in the context of the Pharmaceutical Strategy for Europe initiative, launched by the EC in November 2020. The EC’s proposal for revision of several legislative instruments related to medicinal products (potentially reducing the duration of regulatory data protection, revising the eligibility for expedited pathways, etc.) was published on April 26, 2023. The proposed revisions remain to be agreed and adopted by the European Parliament and

European Council and the proposals may therefore be substantially revised before adoption, which is not anticipated before early 2026. The revisions may however have a significant impact on the pharmaceutical industry and our business in the long term.

This lengthy approval process, as well as the unpredictability of the results of clinical studies, may result in our failure to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations, and prospects. Additionally, if the EMA, the FDA or comparable foreign regulatory authorities require that we conduct additional clinical studies, place limitations on our label, delay approval to market our product candidates or limit the use of our products, our business and results of operations may be harmed.

In addition, even if we ultimately obtain approval for any product candidate, regulatory authorities may approve any of our product candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, may impose a REMS or similar risk management measures, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could harm the commercial prospects for our product candidates.

Additional time may be required to obtain marketing authorizations for any of our product candidates that we develop as combination products.

On August 9, 2024, the FDA approved YORVIPATH for the treatment of hypoparathyroidism in adults. The approved presentation for YORVIPATH includes a pen-injector device we developed with Ypsomed to facilitate patient administration of TransCon PTH. As such, the pen-injector version of TransCon PTH is regulated as a combination product by the FDA and other regulatory authorities. Combination products require coordination within the FDA and within comparable regulatory agencies for review of their drug and device components. The EU regulates medical devices and medicinal products separately, through different legislative instruments, and the applicable requirements will vary depending on the type of drug-device combination product. For instance, drug-delivery products intended to administer a medicinal product where the medicinal product and the device form a single integral product are regulated as medicinal products in the EU. In such a case, the MAA must include – where available – the results of the assessment of the conformity of the device part with the EU Medical Devices Regulation contained in the manufacturer’s EU declaration of conformity of the device or the relevant certificate issued by a notified body. If the MAA does not include the results of the conformity assessment and where for the conformity assessment of the device, if used separately, the involvement of a notified body is required, the EMA or the EU member state competent authority must require the applicant to provide a notified body opinion on the conformity of the device. By contrast, in case of drug-delivery products intended to administer a medicinal product where the device and the medicinal product do not form a single integral product (but are, e.g., co-packaged), the medicinal product is regulated in accordance with the rules for medicinal products described above while the device part is regulated as a medical device and will have to comply with all the requirements set forth by the Medical Devices Regulation.

Although the FDA and comparable foreign agencies have or may have systems in place for the review and approval of combination products, we may experience additional delays in the development and commercialization of such product candidates due to regulatory timing constraints and uncertainties in the product development and approval process. Moreover, although we anticipate that the device component of any combination product candidates we develop will be reviewed within the usual time frames expected for the underlying drug component application, and that no separate marketing application for the device components of such product candidates will be required in the United States, the FDA or comparable regulatory authorities may delay approval or require additional studies with the device which may delay the approval of the combination product. For example, in April 2023 the FDA issued a Complete Response Letter in response to our original

NDA submission for TransCon PTH, in which the FDA cited concerns related to the manufacturing control strategy for variability of delivered dose in the TransCon PTH drug/device combination product. Although the FDA subsequently approved our NDA for YORVIPATH, there is no guarantee that we will not encounter similar challenges or delays with respect to any other combination-product development programs we may pursue.

Even after a regulatory approval for a product candidate, we are subject to ongoing regulatory obligations and review, which may result in significant additional expenses. Additionally, our products and product candidates, if approved, could be subject to labeling and other restrictions and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

The governmental regulation of the development of products, including SKYTROFA and YORVIPATH in the U.S. and EU, and our other product candidates extend beyond clinical studies to approval required for their sale and monitoring of such products after sale. This regulation, approval and monitoring is the responsibility of numerous authorities in the United States, the EU and authorities in other territories. Following any regulatory approval of a product candidate, we, any collaboration partners and the manufacturers of our products will be subject to continuing regulatory obligations, including safety reporting requirements, regulatory oversight of product promotion and marketing, and cGMP or similar requirements. Furthermore, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for the product will be subject to extensive and ongoing regulatory requirements. These regulations cover all aspects of manufacturing, testing, quality control and recordkeeping of our products. If we or any collaboration partners or manufacturers fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs or similar requirements and GCPs for any clinical trials that we conduct post-approval. As such, we and our third-party contract manufacturers will be subject to continual review and periodic inspections to assess compliance with regulatory requirements. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control. Regulatory authorities may also impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-marketing studies. Furthermore, any new legislation addressing drug safety issues could result in delays or increased costs to assure compliance.

In addition, under the Federal Food, Drug, and Cosmetic Act, particular restrictions are placed on the distribution of human growth hormone products, including TransCon hGH. The distribution of product samples to physicians must also comply with the requirements of the Prescription Drug Marketing Act. Manufacturing facilities for our products remain subject to periodic inspection by regulatory authorities and must continue to adhere to International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use and the FDA’s cGMP requirements. Application holders must obtain FDA approval for many product and manufacturing changes, depending on the nature of the change. Sales, marketing, and scientific/educational grant programs must comply with the U.S. Anti-Kickback Statute, the False Claims Act, as amended and similar state laws. Certain payments and other transfers of value to U.S. licensed physicians (as defined under statute) and teaching hospitals must be reported under the Physician Payments Sunshine Act. Pricing and rebate programs must comply with the Medicaid Drug Rebate Program requirements of the Omnibus Budget Reconciliation Act of 1990, as amended, and the Veterans Health Care Act of 1992, as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to U.S. consumer protection and unfair competition laws.

We will also be required to report certain adverse reactions and production problems, if any, to the FDA or foreign regulatory authorities, and to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription pharmaceutical products are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our products for indications or uses for which they do not have FDA or foreign regulatory authorities approval.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	warning letters, fines or holds on clinical trials;

•	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market or voluntary or mandatory product recalls;

•	injunctions or the imposition of civil or criminal penalties;

•	suspension or revocation of existing regulatory approvals;

•	suspension of any of our future or ongoing clinical trials;

•	refusal to approve pending applications or supplements to approved applications submitted by us;

•	restrictions on our or our contract manufacturers’ operations; or

•	product seizure or detention, or refusal to permit the import or export of products.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize our product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

In addition, the FDA’s and foreign regulatory authorities’ policies may change and additional government laws or regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to enforcement action and we may not achieve or sustain profitability.

Within the EU, once a marketing authorisation is obtained, numerous post-approval requirements similar to the above ones also apply, and as in the United States, advertising and promotional activities for the product must be consistent with the approved summary of product characteristics and therefore off-label promotion of medicinal products is not permitted. Furthermore, the advertising and promotion of medicinal products is also subject to laws concerning promotion of medicinal products, interactions with physicians, misleading and comparative advertising and unfair commercial practices. Direct-to-consumer advertising of prescription medicines is also prohibited in the EU. The requirements are regulated by both EU regulations as well as national applicable regulations.

The regulatory requirements relating to the manufacturing, testing, marketing and sale of pharmaceutical products are subject to periodic change. This may impact our development plans. Changes in the regulations governing us could increase costs and adversely affect our business.

Furthermore, companies developing pharmaceutical products are facing increased demands to publish clinical trial results. Any such publication by us may, in addition to the additional cost of the publication, lead to investors misinterpreting the published data due to its technical and scientific nature, which, in turn, may adversely affect our business, results of operations and prospects and the value of our shares or ADSs.

Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, which could negatively impact our business.

The ability of the FDA and foreign regulatory authorities to review and approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s or foreign regulatory authorities’ ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s or foreign regulatory authorities’ ability to perform routine functions. Average review times at the FDA and foreign regulatory authorities have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies, such as the EMA following its relocation to Amsterdam and resulting staff changes, may also slow the time necessary for new drugs, medical devices and biologics or modifications to approved drugs, and biologics to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA employees and stop critical activities.

Separately, in response to the COVID-19 pandemic, the FDA postponed most inspections at domestic and foreign manufacturing facilities from March 2020 until July 2021. Even though the FDA has resumed standard inspection operations, any resurgence of the virus may lead to other inspectional or administrative delays. If a prolonged government shutdown occurs, or if global health concerns continue to hinder or prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could have a material adverse effect on our business.

Third-party payor coverage and reimbursement status of newly-approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors in the United States are essential for most patients to be able to afford treatments including our products and product candidates, if approved. Our ability to achieve acceptable levels of coverage and reimbursement for drug treatments by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize our products, and potentially attract additional collaboration partners to invest in the development of our product candidates. We cannot be sure that adequate coverage and reimbursement in the United States, the EU or elsewhere will be available for our products or any products that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future. Third-party payors increasingly are challenging prices charged for pharmaceutical products, medical devices and services, and many third-party payors may refuse to provide coverage and reimbursement for particular drugs when an equivalent generic drug is available. It is possible that a third-party payor may consider our products or product candidates, if approved, and the generic or biosimilar parent drug as substitutable and only offer to reimburse patients for the generic drug. Even if we show improved efficacy or improved convenience of administration with our products or product candidates, if approved, pricing of the existing parent drug may limit the amount we will be able to charge for such product. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize our products or product candidates, and may not be able to obtain a satisfactory financial return on products that we may develop.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs, biologics and medical devices will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs, biologics and medical devices. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our products or product candidates.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, and other countries has and will continue to put pressure on the pricing and usage of our products and product candidates, if approved, and on related parent drugs. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Many countries, including the EU member states, established complex and lengthy procedures to obtain price approvals, coverage and reimbursement. These procedures vary from country to country but are commonly initiated after grant of the related marketing authorization. More particularly, in the EU, potential reductions in prices and changes in reimbursement levels could be the result of different factors, including reference pricing systems. It could also result from the application of external reference pricing mechanisms, which consist of arbitrage between low-priced and high-priced countries. Reductions in the pricing of our medicinal products in one EU member state could affect the price in other EU member states and, thus, have a negative impact on our financial results. Other countries allow companies to fix their own prices for medical products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our products or product candidates. Accordingly, in markets outside the United States, the reimbursement for our products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits. As an example, many EU member states review periodically their decisions concerning the pricing and reimbursement of medicinal products. The outcome of these reviews cannot be predicted and could have adverse effects on the pricing and reimbursement of our medicinal products in the EU member states.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our products or product candidates. We expect to experience pricing pressures in connection with the sale of our products and product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

We and contract manufacturers are subject to significant regulation with respect to manufacturing our products and product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements or may not be able to meet supply demands.

We depend on third-parties to manufacture products employing our TransCon technologies. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with cGMP or similar requirements outside the United States. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. All entities involved in the preparation of our products and product candidates for clinical studies or commercial sale, including our existing contract manufacturers for our products and product candidates, are subject to extensive regulation. Manufacturing facilities are subject to pre-approval and ongoing periodic inspection by the FDA and other corresponding governmental authorities, including unannounced inspections, and must be licensed before they can be used in commercial manufacturing of products employing our TransCon technologies. After regulatory approvals or licensure are obtained, the subsequent discovery of previously unknown manufacturing, quality control or regulatory documentation problems or failure to maintain compliance with the regulatory requirements may result in restrictions on the marketing of a product, revocation of the license, withdrawal of the product from the market, seizures, injunctions, or criminal sanctions. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We or our contract manufacturers must supply all necessary documentation in support of an NDA, BLA, MAA or comparable regulatory filing on a timely basis and must adhere to cGMP or similar regulations enforced by the FDA and other regulatory authorities through their facilities inspection programs. Although we oversee the contract manufacturers, we cannot control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third-party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent suspension of production or closure of a facility. Any such remedial measures imposed upon us or third-parties with whom we contract could harm our business.

If we or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA or other applicable regulatory authority can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new pharmaceutical product, withdrawal of an approval, or suspension of production. As a result, our business, financial condition, and results of operations may be harmed.

Additionally, if supply from one approved manufacturer is interrupted, an alternative manufacturer would need to be qualified through submission and subsequent approval of a supplemental NDA or BLA, a marketing authorization variation application or equivalent foreign regulatory filing, which could result in further delay. The regulatory authorities may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines. Furthermore, interruption or delay in supplies from one contract manufacturer may cause delays further down the supply chain, as certain contract manufacturers may rely on delivery of materials from other contract manufacturers.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical studies, regulatory submissions, required approvals, or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical studies may be delayed, or we could lose potential revenue.

Our operations involve hazardous materials and we and third-parties with whom we contract must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

As a pharmaceutical company, we are subject to environmental and safety laws and regulations, including those governing the use of hazardous materials. The cost of compliance with health and safety regulations is substantial. Our business activities involve the controlled use of hazardous materials. Our research and development activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and manufacturers and suppliers with whom we may contract are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of accidental contamination or injury from these materials, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. We cannot guarantee that the safety procedures utilized by third-party manufacturers and suppliers with whom we may contract will comply with the standards prescribed by laws and regulations or will eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and European, U.S. federal and state or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. In the event of an accident or environmental discharge, we may be held liable for any consequential damage and any resulting claims for damages, which may exceed our financial resources and may materially adversely affect our business, results of operations and prospects, and the value of our shares or ADSs.

Our ability to effectively monitor and respond to the rapid and ongoing developments and expectations relating to environmental, social and governance matters, including related social expectations and concerns, may impose unexpected costs on us or result in reputational or other harm to us that could have a material adverse effect on our business, financial condition and results of operations.

There is an increasing focus and rapid and ongoing developments and changing expectations from certain investors, customers, consumers, employees and other stakeholders concerning environmental, social and corporate governance, or ESG, matters. Additionally, public interest and legislative pressure related to public companies’ ESG practices continue to grow, which may result in increased regulatory, social or other scrutiny on us.

A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, the company’s efforts and impacts on climate change and human rights, ethics and compliance with law, and the role of the company’s board of directors in supervising various sustainability issues.

We may be required to make investments in matters related to ESG, which could be significant. Our failure or perceived failure to meet the standards set by various constituencies could damage our reputation and our relationships with investors, governments, customers, employees, third parties and the communities in which we operate and expose us to increased regulatory risk, put us at a commercial disadvantage relative to our peers and materially adversely affect our business, financial condition, results of operations, ability to participate in debt and equity markets and the value of our shares or ADSs.

If we fail to comply or are found to have failed to comply with EU, FDA and other local regulations related to the promotion of our products for unapproved uses, we could be subject to criminal penalties, substantial fines or other sanctions and damage awards.

The regulations relating to the promotion of products for unapproved uses are complex and subject to substantial interpretation by the FDA and other regulatory authorities, as well as courts. For example, we are restricted from marketing SKYTROFA and YORVIPATH and any other product candidate that receives marketing approval outside of its approved labeling, also referred to as off-label promotion. However, physicians may nevertheless lawfully prescribe an approved product to their patients in a manner that is inconsistent with the approved label, which is an off-label use. The FDA or other government authorities may allege or find that our practices constitute prohibited promotion for unapproved uses.

Over the past several years, a significant number of pharmaceutical and biotechnology companies have been the target of inquiries and investigations by various U.S. federal and state regulatory, investigative, prosecutorial and administrative entities in connection with the promotion of products for unapproved uses and other sales practices, including the Department of Justice and various U.S. Attorneys’ Offices, the Office of Inspector General of the Department of Health and Human Services, the FDA, the Federal Trade Commission and various state Attorneys General offices. These investigations have alleged violations of various U.S. federal and state laws and regulations, including claims asserting antitrust violations, violations of the Food, Drug and Cosmetic Act, the False Claims Act, the Prescription Drug Marketing Act, anti-kickback laws, and other alleged violations in connection with the promotion of products for unapproved uses, pricing and Medicare and/or Medicaid reimbursement. Many of these investigations originate as “qui tam” actions under the False Claims Act. Under the False Claims Act, any individual can bring a claim on behalf of the government alleging that a person or entity has presented a false claim, or caused a false claim to be submitted, to the government for payment. The person bringing a qui tam suit is entitled to a share of any recovery or settlement. Qui tam suits, also commonly referred to as “whistleblower suits,” are often brought by current or former employees. In a qui tam suit, the government must decide whether to intervene and prosecute the case. If it declines, the individual may pursue the case alone.

If the FDA or any other governmental agency initiates an enforcement action against us or if we are the subject of a qui tam suit and it is determined that we violated prohibitions relating to the promotion of products for unapproved uses, we could be subject to substantial civil or criminal fines or damage awards and other sanctions such as consent decrees and corporate integrity agreements pursuant to which our activities would be subject to ongoing scrutiny and monitoring to ensure compliance with applicable laws and regulations. Any such fines, awards or other sanctions would have an adverse effect on our revenue, business, financial prospects and reputation.

Our employees, independent contractors, principal investigators, CROs, consultants, vendors and collaboration partners may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, CROs, consultants, vendors and collaboration partners may engage in fraudulent conduct or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or unauthorized activities that violate: (1) FDA or similar foreign regulations, including those laws that require the reporting of true, complete and accurate information to the FDA or foreign regulatory authorities; (2) manufacturing standards; (3) U.S. federal and state fraud and abuse and other healthcare laws and regulations including foreign requirements; or (4) laws that require the reporting of true and accurate financial information and data. Specifically, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. These activities also include the improper use of information obtained in the course of clinical trials or falsification of clinical trial data, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and other third-parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other U.S. federal or non U.S. healthcare programs, imprisonment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

We are subject to global anti-corruption laws, including but not limited to the U.S. Foreign Corrupt Practices Act, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

Our business activities may be subject to the Foreign Corrupt Practices Act, or the FCPA, and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and, therefore, involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, the health care providers who prescribe pharmaceuticals are employed by their government, and the purchasers of pharmaceuticals are government entities; therefore, our dealings with these prescribers and purchasers are subject to regulation under the FCPA.

There is no certainty that all of our employees, agents, contractors, or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these requirements. We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may be ineffective in controlling unknown or unmanaged risks or losses or in protecting us from allegations, governmental investigations or other actions or lawsuits stemming from a failure to comply with these requirements. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including civil or criminal fines and penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as related stockholder lawsuits and other remedial measures, all of which could adversely affect our reputation, business, financial condition and results of operations. Investigations of alleged violations can also be disruptive and cause us to incur significant legal and investigatory fees.

Our failure to comply with trade compliance and economic sanctions laws and regulations of the United States and applicable international jurisdictions could materially adversely affect our reputation and results of operations.

Our business must be conducted in compliance with applicable economic and trade sanctions laws and regulations, such as those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant sanctions authorities. Our global operations expose us to the risk of violating, or being accused of violating, economic and trade sanctions laws and regulations. Our failure to comply with these laws and regulations may expose us to reputational harm as well as significant penalties, including criminal fines, imprisonment, civil fines, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Despite our compliance efforts and activities we cannot assure compliance by our employees or representatives for which we may be held responsible, and any such violation could materially adversely affect our reputation, business, financial condition and results of operations.

Regulations related to “conflict minerals” may cause us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

In August 2012, the SEC adopted a rule requiring disclosures of specified minerals, known as conflict minerals, that are necessary to the functionality or production of products manufactured or contracted to be manufactured by U.S.-listed companies. The conflict minerals rule requires companies annually to diligence, disclose and report whether or not such minerals originate from the Democratic Republic of Congo and/or adjoining countries of Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia. The rule could affect sourcing at competitive prices and availability in sufficient quantities of certain minerals, including gold and tin, which are necessary to the functionality of our products, including our TransCon hGH auto-injector. The number of suppliers who provide conflict-free minerals may be limited. In addition, there may be material costs associated with complying with the disclosure requirements, such as costs related to determining the source of certain minerals used in our products, as well as costs of possible changes to products, processes, or sources of supply as a consequence of such verification activities. Due to the depth and complexity of the supply chain, we may not be able to sufficiently verify the origins of the relevant minerals used in our products through the due diligence procedures that we implement or the information that we receive from our suppliers may be inaccurate or inadequate, which may harm our reputation or subject us to SEC enforcement risks. In addition, we may encounter challenges to satisfy those customers who require that all of the components of our products be certified as conflict-free, which could place us at a competitive disadvantage if we are unable to do so.

Failure to obtain regulatory approvals in non-U.S. jurisdictions would prevent us from marketing our products outside of the United States.

In order to market our products outside of the United States, we, or any potential partner, must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials and commercial sales, pricing and distribution of our products. The time required to obtain approval in other countries might differ from and be longer than that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed in these “Risk Factors”, as well as other risks.

In the EU, medicinal products can only be commercialized after obtaining a marketing authorisation. For additional information, see “Item 4 B. Information on the Company - Business Overview - Foreign Regulation” of our Annual Report on Form-20-F filed on February 7, 2024.

Outside the U.S. and the EU, approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA or EU approval. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA, EC, or EU member state competent authorities does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA, EC, or EU member states competent authorities. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, EC, or EU member states competent authority. We may not be able to file for regulatory approvals or to do so on a timely basis, and even if we do file, we may not receive necessary approvals to commercialize our products in any market.

We are subject to healthcare laws, regulation and enforcement; our failure to comply with these laws could harm our results of operations and financial conditions.

We are subject to healthcare, statutory and regulatory requirements and enforcement by the U.S. federal government and the states and foreign governments in which we conduct our business. The laws that affect our ability to operate include:

•

the U.S. Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under U.S. federal healthcare programs such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

•

U.S. false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent. In addition, the government may assert that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•	U.S. federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•

the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes criminal and civil liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement, in connection with the delivery of, or payment for, healthcare benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

U.S. federal civil monetary penalties laws, which impose civil fines for, among other things, the offering or transfer of remuneration to a Medicare or state healthcare program beneficiary if the person knows, or should know, it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state healthcare program, unless an exception applies;

•

the U.S. federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics, and medical supplies to report annually to the Centers for Medicare & Medicaid Services information related to payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician practitioners (physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiologist assistants and certified nurse midwives) and teaching hospitals, and ownership and investment interests held by physicians (as defined under statute) and their immediate family members;

•	U.S. federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

•

state law equivalents of each of the above U.S. federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers;

•

state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the U.S. federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources;

•

state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information; and

•

European and other foreign law equivalents of each of the laws, including regulation regarding advertising of medicinal products and reporting requirements detailing interactions with and payments to healthcare providers.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. The risk of our activities being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations.

Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that apply to us, we may be subject to significant penalties, including civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, the exclusion from participation in U.S. federal and state and/or foreign healthcare programs and imprisonment, any of which could adversely affect our ability to market our products and adversely impact our financial results.

Actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements could adversely affect our business, results of operations, and financial condition.

The global data protection landscape is rapidly evolving, and we are or may become subject to numerous state, federal and foreign laws, requirements and regulations governing the collection, use, disclosure, retention and security of personal data, such as information that we may collect in connection with clinical trials. Implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future, and we cannot yet determine the impact future laws, regulations, standards, or perception of their requirements may have on our business. This evolution may create uncertainty in our business, affect our ability to operate in certain jurisdictions or to collect, store, transfer use and share personal information, necessitate the acceptance of more onerous obligations in our contracts, result in liability or impose additional costs on us. Complying with these numerous, complex and often changing regulations is expensive and difficult, and any failure or perceived failure to comply with any data privacy laws or security laws, our policies and procedures, our contracts governing our processing of personal information or any security incident or breach involving the misappropriation, loss or other unauthorized use or disclosure of sensitive or confidential patient or consumer information, whether by us, one of our partners or another third-party, could adversely affect our business, financial condition and results of operations, and could result in negative publicity, government investigations and enforcement actions, claims by third-parties and damage to our reputation, any of which could have a material adverse effect on our operations, financial performance and business.

As our operations and business grow, we may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. In the U.S., HIPAA imposes, among other things, certain standards relating to the privacy, security, transmission and breach reporting of individually identifiable health information. Certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. Such laws and regulations will be subject to interpretation by various courts and other governmental authorities, thus creating potentially complex compliance issues for us and our future customers and strategic partners. For example, California enacted the California Consumer Privacy Act, or the CCPA, which went into effect on January 1, 2020. The CCPA creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that has increased the likelihood of, and risks associated with data breach litigation. Further, the California Privacy Rights Act, or the CPRA, generally went into effect on January 1, 2023, and significantly amends the CCPA. It imposes additional data protection obligations on covered businesses, including additional consumer rights processes, limitations on data uses, new audit requirements for higher risk data, and opt outs for certain uses of sensitive data. It also created a new California data protection agency authorized to issue substantive regulations and could result in increased privacy and information security enforcement. Additional compliance investment and potential business process changes may be required. Similar laws have passed in other states, and are continuing to be proposed at the state and federal level, reflecting a trend toward more stringent privacy legislation in the United States. The enactment of such laws could have potentially conflicting requirements that would make compliance challenging. In the event that we are subject to or affected by HIPAA, the CCPA, the CPRA or other domestic privacy and data protection laws, any liability from failure to comply with the requirements of these laws could adversely affect our financial condition.

Furthermore, the Federal Trade Commission, or the FTC, has authority to initiate enforcement actions against entities that make deceptive statements about privacy and data sharing in privacy policies, fail to limit third-party use of personal health information, fail to implement policies to protect personal health information or engage in other unfair practices that harm customers or that may violate Section 5(a) of the FTC Act. Even when HIPAA or a state law does not apply, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair and/or deceptive acts or practices in violation of Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Additionally, federal and state consumer protection laws are increasingly being applied by FTC and states’ attorneys general to regulate the collection, use, storage, and disclosure of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content.

In Europe, the General Data Protection Regulation, or the GDPR, imposes strict requirements for processing the personal data of individuals within the European Economic Area, or EEA, including clinical trial data, or in the context of our activities within the EEA. For example, the GDPR requires us to make detailed disclosures to data subjects, requires disclosure of the legal basis on which we can process personal data, makes it harder for us to obtain valid consent for processing and in other cases prevents the use of consent as legal basis for processing of personal data, requires the appointment of data protection officers when sensitive personal data, such as health data, is processed on a large scale, provides robust rights for data subjects, imposes mandatory data breach notification through the EU and EEA, imposes additional obligations on us when contracting with service providers and requires us to adopt appropriate privacy governance including policies, procedures, training and data audit. In addition, some of the personal data we process in respect of clinical trial participants may be considered special category or sensitive personal data under the GDPR, and subject to additional compliance obligations and to local law derogations. If we do not comply with our obligations under the GDPR, we could be exposed to fines of up to the greater of €20 million or up to 4% of our total global annual revenue in the event of a significant breach. In addition, we may be the subject of litigation and/or adverse publicity, which could adversely affect our business, results of operations and financial condition.

Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the European Economic Area, or the EEA, and the United States remains uncertain. Case law from the Court of Justice of the European Union, or CJEU, states that reliance on the standard contractual clauses - a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism - alone may not necessarily be sufficient in all circumstances and that transfers must be assessed on a case-by-case basis. On October 7, 2022, President Biden signed an Executive Order on ‘Enhancing Safeguards for United States Intelligence Activities’ which introduced new redress mechanisms and binding safeguards to address the concerns raised by the CJEU in relation to data transfers from the EEA to the United States and which formed the basis of the new EU-US Data Privacy Framework, or DPF, as released on December 13, 2022. The European Commission adopted its Adequacy Decision in relation to the DPF on July 10, 2023, rendering the DPF effective as a GDPR transfer mechanism to U.S. entities self-certified under the DPF. The DPF also introduced a new redress mechanism for EU citizens which addresses a key concern in the previous CJEU judgments and may mean transfers under standard contractual clauses are less likely to be challenged in future. We currently rely on the EU standard contractual clauses and, to the extent relevant, the UK Addendum to the EU standard contractual clauses and the UK International Data Transfer Agreement as relevant to transfer personal data outside the EEA and the UK, including to the United States, with respect to both intragroup and third party transfers. We expect the existing legal complexity and uncertainty regarding international personal data transfers to continue. In particular, we expect the DPF Adequacy Decision to be challenged and international transfers to the United States and to other jurisdictions more generally to continue to be subject to enhanced scrutiny by regulators. As a result, we may have to make certain operational changes and we will have to implement revised standard contractual clauses and other relevant documentation for existing data transfers within required time frames.

Relatedly, from January 1, 2021, companies have had to comply with both the GDPR and the UK GDPR, the latter regime having the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. On October 12, 2023, the UK Extension to the DPF came into effect (as approved by the UK Government), as a UK GDPR data transfer mechanism to U.S. entities self-certified under the UK Extension to the DPF. As we continue to expand into other foreign countries and jurisdictions, we may be subject to additional laws and regulations that may affect how we conduct business.

In addition, the Council of the European Union adopted the NIS2 Directive on November 28, 2022, which replaced and repealed the existing EU Directive on the Security of Network and Information Systems. The NIS2 Directive establishes cybersecurity risk management measures and reporting requirements for highly critical sectors, including for manufacturers of medical devices. This includes requirements to implement appropriate technical and operational measures to manage security risks, including measures with respect to business continuity, incident handling, encryption, and data access control. Important entities and essential entities will also be required to report cybersecurity incidents within specified timeframes. The NIS2 Directive became effective on January 16, 2023, with EU member states having 21 months from such effective date to then incorporate the NIS2 Directive into their national law. The NIS2 Directive requires EU member states to impose administrative fines for breaches of the NIS2 Directive of up to €7 million or 1.4% of the total worldwide turnover of the entity for the preceding financial year, whichever is greater for certain “important entities”. Other entities, considered “essential entities” may be subject to administrative fines for breaches of the NIS2 Directive of up to €10 million or 2% of the total worldwide turnover of the entity for the preceding financial year, whichever is greater.

Although we work to comply with applicable laws, regulations and standards, our contractual obligations and other legal obligations, these requirements are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another or other legal obligations with which we must comply. Any failure or perceived failure by us or our employees, representatives, contractors, consultants, collaborators or other third parties to comply with such requirements or adequately address privacy and security concerns, even if unfounded, could result in additional cost and liability to us, damage our reputation and adversely affect our business and results of operations. Further, we cannot assure you that our third-party service providers with access to our or our customers’, suppliers’, trial patients’, and employees’ personally identifiable and other sensitive or confidential information in relation to which we are responsible will not breach contractual obligations imposed by us, or that they will not experience data security breaches or attempts thereof, which could have a corresponding effect on our business including putting us in breach of our obligations under privacy laws and regulations and/or which could in turn adversely affect our business, results of operations and financial condition. In addition, if our practices are not consistent, or viewed as not consistent, with legal and regulatory requirements, including changes in laws, regulations and standards or new interpretations or applications of existing laws, regulations and standards, we may also become subject to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, criminal or civil sanctions, all of which may harm our business, financial condition and results of operations.

Legislative or regulatory healthcare reforms in the United States and in foreign jurisdictions may make it more difficult and costly for us to obtain regulatory clearance or approval of our product candidates in the United States and in foreign jurisdictions and to produce, market and distribute our products in the United States and in foreign jurisdictions after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in U.S. Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business. Similar risks exist in foreign jurisdictions. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

•	additional clinical trials to be conducted prior to obtaining approval;

•	changes to manufacturing methods;

•	recall, replacement, or discontinuance of one or more of our products; and

•	additional record keeping.

Each of these would likely entail substantial time and cost and could harm our business and our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals for any future products would harm our business, financial condition and results of operations.

In addition, the trend toward managed healthcare in the United States and the changes in health insurance programs, as well as legislative proposals to reform healthcare or reduce government insurance programs, may result in lower prices for pharmaceutical products, including any products that may be offered by us. In addition, any future regulatory change regarding the healthcare industry or third-party coverage and reimbursement may affect demand for any products that we may develop and could harm our sales and profitability. For example, in the United States, the ACA was enacted in 2010 with a goal of reducing the cost of healthcare and substantially changing the way healthcare is financed by both government and private insurers. The ACA, among other things, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, established annual fees and taxes on manufacturers of certain branded prescription drugs and medical devices, and created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts, which, through subsequent legislative amendments, was increased to 70%, starting in 2019, off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

Since its enactment, there have been judicial, executive and Congressional challenges to certain provisions of the ACA. For example, on June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Thus, the ACA will remain in effect in its current form.

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted, including reductions in Medicare payments to providers, which went into effect on April 1, 2013 and will stay in effect through 2032, with the exception of a temporary suspension from May 1, 2020 through March 31, 2022, unless additional Congressional action is taken. Further, the American Taxpayer Relief Act of 2012 reduced Medicare payments to several types of providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Further, in March 2021, the American Rescue Plan Act of 2021 was signed into law, which, among other things, eliminated the statutory cap on drug manufacturers’ Medicaid Drug Rebate Program rebate liability effective January 1, 2024. The rebate was previously capped at 100% of the average manufacturer price for a covered outpatient drug. These new laws may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices we may obtain for our products.

Recently, there has also been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for pharmaceutical products. Most recently, in August 2022, the Inflation Reduction Act of 2022, or the IRA, was signed into law. Among other things, the IRA requires manufacturers of certain drugs to engage in price negotiations with Medicare (beginning in 2026), with prices that can be negotiated subject to a cap; imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation (first due in 2023); and replaces the Part D coverage gap discount program with a new discounting program (beginning in 2025). The IRA permits the Secretary of the Department of Health and Human Services, or HHS, to implement many of these provisions through guidance, as opposed to regulation, for the initial years. On August 29, 2023, HHS announced the list of the first ten drugs that will be subject to price negotiations, although the drug price negotiation program is currently subject to legal challenges. For that and other reasons, it is currently unclear how the IRA will be effectuated, and the impact of the IRA on our business and the pharmaceutical industry cannot yet be fully determined. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including through constraints on reimbursement, imposition of mandatory discounts, discounts, restrictions on access to certain products, transparency measures, and programs for importation from other countries or bulk purchasing.

We expect that additional U.S. local and national healthcare reform measures will be adopted within and outside the United States in the future, any of which could limit the amounts that governments will pay for healthcare products and services, which could result in reduced demand for our products or product candidates or additional pricing pressures. The continuing efforts of the U.S. government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare may adversely affect the demand for any drug products for which we may obtain regulatory approval, including TransCon hGH, our ability to set a price that we believe is fair for our products, our ability to obtain coverage and reimbursement approval for a product, our ability to generate revenues and achieve or maintain profitability, and the level of taxes that we are required to pay.

In the EU, similar developments may affect our ability to profitably commercialize our product candidates, if approved. In addition to continuing pressure on prices and cost containment measures, legislative developments at the EU or member state level may result in significant additional requirements or obstacles that may increase our operating costs. The delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize our product candidates, if approved. In markets outside of the United States and EU, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific products and therapies.

In December 2021, Regulation No 2021/2282 on Health Technology Assessment, or HTA, amending Directive 2011/24/EU, was adopted. While the Regulation entered into force in January 2022, it will only begin to apply from January 12, 2025, onwards, with preparatory and implementation-related steps to take place in the interim. Once applicable, it will have a phased implementation depending on the concerned products. The Regulation intends to boost cooperation among EU member states in assessing health technologies, including new medicinal products, and provide the basis for cooperation at the EU level for joint clinical assessments in these areas. It will permit EU member states to use common HTA tools, methodologies, and procedures across the EU, working together in four main areas, including joint clinical assessment of the innovative health technologies with the highest potential impact for patients, joint scientific consultations whereby developers can seek advice from HTA authorities, identification of emerging health technologies to identify promising technologies early, and continuing voluntary cooperation in other areas. Individual EU member states will continue to be responsible for assessing non-clinical (e.g., economic, social, ethical) aspects of health technology, and making decisions on pricing and reimbursement.

Risks related to our intellectual property

If our intellectual property related to our products and product candidates is not adequate, we may not be able to compete effectively in our market.

Our success depends in part on our ability to:

•	protect our trade secrets;

•	apply for, obtain, maintain and enforce patents; and

•	operate without infringing upon the proprietary rights of others.

We will be able to protect our proprietary technologies from unauthorized use by third-parties only to the extent that such proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Any non-confidential disclosure to or misappropriation by third-parties of our confidential or proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market. Where we elect to pursue patent protection on our proprietary technologies, we file, prosecute and maintain international and other national patent applications covering such technologies, including in the United States, Europe, China, and other jurisdictions.

As of June 30, 2024, 60 patents have been issued to us in the United States, 22 of which are directed to our TransCon technologies, nine of which are directed to TransCon hGH, seven of which are directed to TransCon CNP, one of which is directed to a combination of TransCon hGH and TransCon CNP, six of which are directed to TransCon PTH and twelve of which are directed to the TransCon hGH autoinjector. In addition, as of June 30, 2024, we have over 322 issued patents in jurisdictions outside of the United States, at least 88 of which are directed to our TransCon technologies, and 156 of which are directed to TransCon hGH and/or our other product candidates. For additional information, see “Item 4 B. Information on the Company - Business Overview - Intellectual Property” of our Annual Report on Form-20-F filed on February 7, 2024 and incorporated by reference into this prospectus supplement. We are not aware of any challenge to our issued patents, in the United States, Europe or in any other jurisdiction.

The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims or inventorship, although we are unaware of any such defects. If we or our current licensors or licensees, or any future licensors or licensees, fail to establish, maintain or protect such patents and other intellectual property rights, such rights may be reduced or eliminated. If our current licensors or licensees, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form or preparation of our patents or patent applications, such patents or patent applications may be invalid and unenforceable. Any of these outcomes could impair our ability to prevent competition from third-parties, which may harm our business.

On June 1, 2023, the European Unitary Patent system and the European Unified Patent Court, or UPC, were successfully launched, creating a single pan-European Unitary Patent and a new European patent court for litigation involving European patents. European patent applications now have the option, upon grant of a patent, of becoming a Unitary Patent which is subject to the jurisdiction of the UPC. In addition, conventional European patents, both already granted at the time the new system began and granted thereafter, are subject to the jurisdiction of the UPC, unless actively opted out. This is a significant change to European patent practice and deciding whether to opt-in or opt-out of Unitary Patent practice entail strategic and cost considerations. It will be several years before we will understand the scope of patent rights that are recognized and the strength of patent remedies that are provided by the UPC. While we have the right to opt our patents out of the UPC over the first seven years of the court’s existence, doing so may preclude us from realizing the benefits of the UPC. We have opted our current European patents out of the UPC, but if we do not meet all of the formalities and requirements for opting our patents out of the UPC, our current or future European patents could remain under the jurisdiction of the UPC. The UPC provides our competitors with a new forum to centrally revoke our European patents, and allows for the possibility of a competitor to obtain pan-European injunctions. Such a loss of patent protection could have a material adverse impact on our business and our ability to commercialize our technology and product candidates and, resultantly, on our business, financial condition, prospects and results of operations. It is uncertain how the UPC will impact granted European patents in the biotechnology and pharmaceutical industries and our European patent applications, if issued, could be challenged in the UPC. Moreover, the decision whether to opt-in or opt-out of Unitary Patent status will require coordinating with co-applicants, if any, adding complexity to any such decision.

The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be highly uncertain. The patent applications that we own or license may fail to result in issued patents in the United States or in other countries. Even if patents do issue on such patent applications, third-parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. For example, U.S. patents can be challenged by any person before the USPTO Patent Trial and Appeals Board at any time within the one-year period following that person’s receipt of an allegation of infringement of the patents. Patents granted by the European Patent Office may be similarly opposed by any person within nine months from the publication of the grant. Similar proceedings are available in other jurisdictions, and in the United States, Europe and other jurisdictions third-parties can raise questions of validity with a patent office even before a patent has been granted. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims. For example, a third-party may develop a competitive product that provides therapeutic benefits similar to one or more of our products or product candidates but that has a different composition that falls outside the scope of our patent protection. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to our products or product candidates is successfully challenged, then our ability to commercialize our products or product candidates could be negatively affected, and we may face unexpected competition that could harm our business. Further, patents have a limited lifespan and patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time. In the United States, if all maintenance fees are paid timely, the natural expiration of a patent is generally 20 years after its first effective filing date excluding U.S. provisional patent applications. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such product candidates are commercialized. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. If we encounter delays in our clinical trials, the period of time during which we could market our products or product candidates, if approved, under patent protection would be reduced. If we do not have sufficient patent life to protect our products, our business and results of operations will be adversely affected.

Moreover, geo-political actions in the U.S. and in foreign countries could increase the uncertainties and costs surrounding the prosecution or maintenance of our patent applications or those of any current or future licensors and the maintenance, enforcement or defense of our issued patents or those of any current or future licensors. For example, the U.S. and foreign government actions related to Russia’s conflict in Ukraine may limit or prevent filing, prosecution, and maintenance of patent applications in Russia. Government actions may also prevent maintenance of issued patents in Russia. These actions could result in abandonment or lapse of our patents or patent applications, resulting in partial or complete loss of patent rights in Russia. In addition, a decree was adopted by the Russian government in March 2022, allowing Russian companies and individuals to exploit inventions owned by patentees from the U.S. without consent or compensation. Consequently, we would not be able to prevent third parties from practicing our inventions in Russia or from selling or importing products made using our inventions in and into Russia. Accordingly, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

The degree of future protection of our proprietary rights is uncertain. Patent protection may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not have been the first to invent or the first to file the inventions covered by each of our pending patent applications and issued patents;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	the patents of others may have an adverse effect on our business;

•

any patents we obtain or our in-licensed issued patents may not encompass commercially viable products or product candidates, may not provide us with any competitive advantages or may be challenged by third-parties;

•	any patents we obtain or our in-licensed issued patents may not be valid or enforceable, or the scope may be narrowed; or

•	we may not develop additional proprietary technologies that are patentable.

If we or our current licensors or licensees, or any future licensors or licensees, fail to prosecute, maintain and enforce patent protection for our products or product candidates, our ability to develop and commercialize our products or product candidates could be harmed and we might not be able to prevent competitors from making, using, selling, importing or otherwise exploiting competing products or product candidates. This failure to properly protect the intellectual property rights relating to our products or product candidates could harm our business, financial condition and operating results. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how on their own without relying on our proprietary technologies or information.

Even where laws provide protection, litigation or any other dispute resolution proceedings necessary to enforce and determine the scope of our proprietary rights may be costly and time-consuming, and the outcome of such litigation or dispute resolution proceedings would be uncertain. If we were to initiate legal proceedings against a third-party to enforce a patent covering one of our products or product candidates, the defendant could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Patents may be unenforceable if someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcomes of proceedings involving assertions of invalidity and unenforceability are unpredictable. It is possible that prior art of which we and the patent examiner were unaware during prosecution exists, which would render our patents invalid. Moreover, it is also possible that prior art may exist that we are aware of, but that we do not believe are relevant to our current or future patents, that could nevertheless be determined to render our patents invalid. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability of our patents covering our products or product candidates, we would lose at least part, and perhaps all, of the patent protection on such product or product candidate. Such a loss of patent protection would harm our business. Moreover, our competitors could counterclaim in any suit to enforce our patents that we infringe their intellectual property. Furthermore, some of our competitors have substantially greater intellectual property portfolios, and resources, than we do.

We license intellectual property rights from third-parties. Such licenses may be subject to early termination if we fail to comply with our obligations in our licenses with third-parties, which could result in the loss of rights or technology that are material to our business.

We are or may become a party to licenses that give us rights to third-party intellectual property or technology that is necessary or useful for our business, and we may enter into additional licenses in the future. Under these license agreements, we are or may become obligated to pay the licensor fees, which may include annual license fees, milestone payments, royalties, a percentage of revenues associated with the licensed technology and a percentage of sublicensing revenue. These fees may be significant, which could make it difficult for us to achieve or maintain profitability. In addition, under certain of such agreements, we are or may become required to diligently pursue the development of products or product candidates using the licensed technology. If we fail to comply with these obligations, including due to the impact of global pandemics, on our business operations or our use of the intellectual property licensed to us in an unauthorized manner, and fail to cure our breach within a specified period of time, the licensor may have the right to terminate the applicable license, in which event we could lose valuable rights and technology that are material to our business, harming our ability to develop, manufacture and/or commercialize our platform, products or product candidates.

In addition, the agreements under which we license intellectual property or technology to or from third-parties can be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party intellectual property rights that we may consider necessary or attractive in order to commercialize our products or product candidates. More established companies may have a competitive advantage over us due to their larger size and cash resources or greater clinical development and commercialization capabilities. There can be no assurance that we will be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding the additional products or product candidates that we may seek to acquire. The failure to obtain or in-license any compositions, methods of use, processes or other third-party intellectual property rights at a reasonable cost or on reasonable terms, could harm our business. If we fail to obtain licenses to necessary third-party intellectual property rights, we may need to cease use of the compositions or methods covered by such third-party intellectual property rights. Furthermore, we may need to seek to develop alternative approaches that do not infringe on such intellectual property rights which may entail additional costs and development delays, even if we were able to develop such alternatives, which may not be feasible. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In that event, we may be required to expend significant time and resources to develop or license replacement technology.

If we are unable to prevent disclosure of our trade secrets or other confidential information to third-parties, our competitive position may be impaired.

In addition to patents, we rely on trade secrets and proprietary know-how. We seek protection, in part, through confidentiality and proprietary information clauses in agreements with our collaboration partners, employees, consultants, outside scientific collaboration partners and sponsored researchers and other advisors. Although we generally require all of our employees, consultants, advisors and any third-parties who have access to our proprietary know-how, information or technology to assign or grant similar rights to their inventions to us, and endeavor to execute confidentiality agreements with all such parties, we cannot be certain that we have executed such agreements with all parties who may have contributed to our intellectual property or who had access to our proprietary information, nor can we be certain that our agreements with such parties will not be breached. These agreements may not effectively prevent disclosure of confidential and proprietary information and may not provide an adequate remedy in the event of unauthorized use or disclosure of confidential and proprietary information. We cannot guarantee that our trade secrets and other confidential proprietary information will not be publicly disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. We may need to share our proprietary information, including trade secrets, with our current and future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors, and those affiliated with or controlled by state actors. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. The failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

If we are sued for allegedly infringing intellectual property rights of third parties, it will be costly and time consuming, and an unfavorable outcome in such litigation could harm our business.

Our commercial success depends significantly on our ability to operate without infringing, violating or misappropriating the patents and other proprietary rights of third-parties. Our own technologies, products or product candidates may be found to infringe, violate or misappropriate the patents or other proprietary rights of third-parties, or we may be subject to third-party claims of such infringement. Numerous U.S. and foreign issued patents and pending patent applications owned by third-parties exist in the fields in which we are developing our products and product candidates. Additionally, we are aware of patents owned by a competitor that are related to CNP variants. In particular, BioMarin Pharmaceutical, Inc. owns a patent in Europe relating to CNP variants, against which we filed an opposition in September 2022. At first instance and oral proceedings held in May 2024 and June 2024, BioMarin was required to restrict the scope of their patent claims. We expect opposition proceedings to continue to the appeal stage. BioMarin also owns a re-issue patent in the U.S. relating to CNP variants, which was allowed in June 2020. Although we believe that these patents are not infringed by us and/or are invalid, it is possible that a court or other form of tribunal would come to a different conclusion. We thus cannot be certain that our technologies, products and product candidates will not be found to infringe these or other existing or future patents of third-parties. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending patent application may be incorrect, which may negatively impact our ability to market our products. Additionally, because patent applications can take many years to issue and may be confidential for 18 months or more after filing, and because pending patent claims can be revised before issuance, there may be applications now pending which may later result in issued patents that may be infringed by the manufacture, use, import or sale of our technologies, products or product candidates. We may not be aware of patents that have already issued that a third-party might assert are infringed by our technologies, products or product candidates. It is also possible that patents of which we are aware, but which we do not believe are relevant to our technologies, products or product candidates, could nevertheless be found to be infringed by our products or product candidates. Moreover, we may face patent infringement claims from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect.

In addition, we may face costly and time-consuming intellectual property litigation with the NDA holders, BLA holders and Orange Book patentees of the products in respect of which we seek to obtain FDA approval. Companies that produce branded biopharmaceutical products for which there are listed patents in the FDA’s Orange Book routinely bring patent infringement litigation against applicants seeking FDA approval to manufacture and market branded and/or generic forms of their products. Accordingly, we may face patent litigation as a result of our submission of NDA and BLA applications to the FDA or as a result of submitting an MAA with the EMA.

Intellectual property litigation involves many risks and uncertainties, and there is no assurance that we will prevail in any lawsuit brought against us. Third-parties making claims against us for infringement, violation or misappropriation of their intellectual property rights may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our products and product candidates. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. Defense of these claims, regardless of their merit, would cause us to incur substantial expenses and would be a substantial diversion of resources from our business. In the event of a successful claim of any such infringement, violation or misappropriation, we may need to obtain licenses from such third-parties and we may be prevented from pursuing product or product candidate development or commercialization and/or may be required to pay damages. We cannot be certain that any licenses required under such patents or proprietary rights would be made available to us, or that any offer to license would be made available to us on commercially reasonable terms. If we cannot obtain such licenses, we may be restricted or prevented from manufacturing and selling products employing our technologies. These adverse results, if they occur, could adversely affect our business, results of operations and prospects, and the value of our shares or ADSs.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

The biotechnology and pharmaceutical industries have been characterized by extensive litigation regarding patents and other intellectual property rights. The defense and prosecution of contractual or intellectual property lawsuits, USPTO interference or derivation proceedings, European Patent Office oppositions and related legal and administrative proceedings in the United States, Europe and other countries, involve complex legal and factual questions. As a result, such proceedings may be costly and time-consuming to pursue and their outcome is uncertain.

Litigation may be necessary to:

•	protect and enforce our patents and any future patents issuing on our patent applications;

•	enforce or clarify the terms of the licenses we have granted or may be granted in the future;

•	protect and enforce trade secrets, know-how and other proprietary rights that we own or have licensed, or may license in the future; or

•	determine the enforceability, scope and validity of the proprietary rights of third-parties and defend against alleged patent infringement.

Competitors may infringe our intellectual property. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings and some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent or other intellectual property litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction against an infringer are not satisfied. An adverse determination of any litigation or other proceedings could put one or more of our patents at risk of being invalidated, interpreted narrowly, or amended such that they do not cover our product candidates. Moreover, such adverse determinations could put our patent applications at risk of not issuing, or issuing with limited and potentially inadequate scope to cover our products or product candidates or to prevent others from marketing similar products.

Interference, derivation or other proceedings brought at the USPTO, may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential collaboration partners. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third-parties. Even if we are successful, domestic or foreign litigation or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management and scientific personnel. We may not be able, alone or with our licensors or potential collaboration partners, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings. In addition, during the course of this kind of litigation or this kind of proceedings, there could be public announcements of the results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for the ADSs could be significantly harmed.

Changes to the patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our technologies, products and product candidates.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act, or the Leahy-Smith Act, signed into law on September 16, 2011, could increase those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications filed after March 16, 2013, are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a “first to file” system. The Leahy-Smith Act could make it more difficult to obtain patent protection for our inventions and increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could harm our business, results of operations and financial condition.

The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Additionally, there have been recent proposals for additional changes to the patent laws of the United States and other countries that, if adopted, could impact our ability to obtain patent protection for our proprietary technologies or our ability to enforce our proprietary technologies. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Since June 1, 2023, European patent applications have the option, upon grant of a patent, of becoming a Unitary Patent which will be subject to the jurisdiction of the UPC. For additional information, see “If our intellectual property related to our products and product candidates is not adequate, we may not be able to compete effectively in our market.”

Certain of our employees and patents are subject to German law.

As of June 30, 2024, over 100 of our employees work in Germany and are subject to German employment law. Ideas, developments, discoveries and inventions made by such employees are generally subject to the provisions of the German Act on Employees’ Inventions, which regulates the ownership of, and compensation for, inventions made by employees. Under this act, we face the risk that we may be required to pay additional compensation for assigned patent rights and disputes can occur between us and our employees or ex-employees pertaining to alleged non-adherence to the provisions of this act that may be costly to defend and consume our management’s time and efforts whether we prevail or fail in such dispute. In addition, under the German Act on

Employees’ Inventions, certain employees may have retained rights to patents they invented or co-invented before October 2009. Although substantially all of these employees have assigned their interest in these patents to us, to the extent permitted by law, there is a risk that the compensation we provided to them may be deemed to be insufficient and we may be required under German law to increase the compensation due to such employees for the use of the patents. In those cases, where employees have not assigned their interests to us, we may need to pay compensation for the use of those patents. If we are required to pay additional compensation or face other disputes under the German Act on Employees’ Inventions, our results of operations could be adversely affected.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions to maintain patent applications and issued patents. Although an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance with these requirements can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction.

Losing our patent rights could enable competitors to enter the market earlier than would otherwise have been the case.

Failure to secure trademark registrations for a commercial trade name for our products or product candidates in the United States or elsewhere could adversely affect our business.

We use various trademark rights in our business, including, Ascendis, Ascendis Pharma, TransCon, SKYTROFA and YORVIPATH. Trademark applications for TransCon hGH, TransCon PTH and TransCon CNP have been filed in the U.S. as well as the EU and other countries across the globe. However, our current or future trademarks and trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks, and we may not be able to obtain trademark protection in other territories that we consider of significant importance to us. Furthermore, other than for TransCon hGH and TransCon PTH, we have not yet registered for a commercial trade name for any other of our product candidates in the United States or elsewhere. During trademark registration proceedings, our trademark applications may be rejected. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third-parties can oppose pending trademark applications and seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing our products under new brands. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third-parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names.

The FDA has approved the use of SKYTROFA for TransCon hGH and YORVIPATH for TransCon PTH in the United States; however, any name we propose to use with TransCon CNP, or our other product candidates in the United States or any other country must be approved by the FDA, EMA or any other relevant health authority regardless of whether we have registered it, or applied to register it, as a trademark. For example, the FDA has approved the use of SKYTROFA and YORVIPATH for certain indications in the United States and the EC has granted marketing authorisations for SKYTROFA and YORVIPATH in the EU. The FDA as well as EMA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. If the FDA, EMA or any other relevant approval authority objects to any of our proposed proprietary product names, we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third-parties and be acceptable to the FDA, EMA or any other relevant approval authority.

We may not be able to enforce our intellectual property rights throughout the world.

Patents are of national or regional effect, and filing, prosecuting and defending patents on our products or product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly in developing countries. Moreover, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws. Additionally, laws of some countries outside of the United States and Europe do not afford intellectual property protection to the same extent as the laws of the United States and Europe. For example, patents with claims directed to dry pharmaceutical formulations of TransCon hGH have issued in the United States, Europe, and other jurisdictions, but related claims were rejected in China, and our subsequent appeals were unsuccessful. As a result, our patent protection for TransCon hGH may expire sooner in China than in other jurisdictions. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, including India, China and certain developing countries, do not favor the enforcement of patents and other intellectual property rights. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights in such countries. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third-parties. Consequently, we may not be able to prevent third-parties from practicing our inventions in certain countries outside the United States and many countries in Europe.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and product candidates and, further, may export otherwise infringing products to territories where we have patent protection, if our ability to enforce our patents to stop infringing activities is inadequate.

These products and product candidates may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in major markets for our products, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our products and product candidates. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

We may be subject to claims that we or our employees have misappropriated the intellectual property, including know-how or trade secrets, of a third-party, or claiming ownership of what we regard as our own intellectual property.

Many of our employees, consultants and contractors were previously employed at or engaged by other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Some of these employees, consultants and contractors, executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees, consultants and contractors do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we have wrongfully hired an employee from a competitor or that we or these employees, consultants and contractors have used or disclosed such third-party intellectual property, including know-how, trade secrets or other proprietary information. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, or access to consultants and contractors. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while we typically require our employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own, which may result in claims by or against us related to the ownership of such intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to our senior management and scientific personnel.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators, or other third-parties have an interest in our patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third-parties involved in developing our products or product candidates or as a result of questions regarding co-ownership of potential joint inventions. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products or product candidates. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We or our licensors may have relied on third-party consultants or collaborators or on funds from third-parties, such as national governments, such that we or our licensors are not the sole and exclusive owners of the patents we in-licensed. If other third-parties have ownership rights or other rights to our patents, including in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products, product candidates and technologies.

This could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Risks related to indebtedness

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations, and impair our ability to satisfy our obligations under the Convertible Notes.

As of June 30, 2024, we had $575 million principal amount of indebtedness as a result of the 2.25% Convertible Senior Notes due 2028, or Convertible Notes, offering. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our shareholders and our business, results of operations, and financial condition by, among other things:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in our business;

•	diluting the interests of our existing shareholders as a result of issuing ADSs upon conversion of the Convertible Notes and the ordinary shares represented by such ADSs; and

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Convertible Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the Convertible Notes, and our cash needs may increase in the future. In addition, future indebtedness that we may incur may contain financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full.

We may be unable to raise the funds necessary to redeem the Convertible Notes for cash following a fundamental change, and our future indebtedness may limit our ability to redeem the Convertible Notes in connection with such fundamental change.

Holders of the Convertible Notes may, subject to a limited exception described in the indenture, require us to redeem their Convertible Notes following a fundamental change under the indenture at a cash fundamental change redemption price generally equal to the principal amount of the Convertible Notes to be redeemed in connection with such fundamental change, plus accrued and unpaid interest, if any. We may not have enough available cash or be able to obtain financing at the time we are required to redeem the Convertible Notes in connection with a fundamental change. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to redeem the Convertible Notes in connection with a fundamental change. Our failure to redeem Convertible Notes in connection with a fundamental change when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other consolidated indebtedness (if any), which may result in that other indebtedness becoming immediately payable in full. If the repayment of such other indebtedness were to be accelerated after any applicable notice or grace periods, then we may not have sufficient funds to repay that indebtedness and redeem the Convertible Notes in connection with such fundamental change.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the Convertible Notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, a takeover will under certain circumstances constitute a fundamental change, and the noteholders will then have the right to require us to redeem their Convertible Notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the Convertible Notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of the ADSs or our ordinary shares may view as favorable.

The accounting method for the Convertible Notes could adversely affect our reported financial condition and results.

The Convertible Notes are treated as a compound financial instrument with a foreign currency financial liability component (“host”), and an embedded derivative (“derivative”) related to a written option to exchange a fixed number of our shares for a fixed amount of Convertible Notes that is denominated in a foreign currency. The derivative is not closely related to the host, because it is exposed to dissimilar risks, such as volatility from the Company’s own share price. Accordingly, the derivative is accounted for separately at fair value through profit or loss.

The initial fair value of the host was the residual amount after separating the embedded derivative at fair value, net of transaction costs attributable to the host component. Transaction costs were allocated to the host and the derivative in proportion to the allocation of proceeds. Transaction costs attributable to the derivative were recognized immediately in the profit or loss as a financial expense.

The difference between the principal amount of the Convertible Notes and the initial fair value of the host is amortized into interest expense over the expected lifetime of the Convertible Notes using the effective interest method. As a result of this amortization, the interest expense that we expect to recognize for the Convertible Notes for accounting purposes will be greater than the cash interest payments we will pay on the Convertible Notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock and the Convertible Notes.

The fair value of the derivative cannot be measured based on quoted prices in active markets, or other observable input, and accordingly, the derivative is measured by using the Black-Scholes option pricing model, where the pricing is exposed from changes in the Company’s share price. Since the fair value is exposed to development in the Company’s share price, the profit or loss is exposed to volatility from such development, which could result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could have a negative effect on the trading price of the ADSs.

In addition, the accounting method for reflecting the ordinary shares represented by ADSs underlying the Convertible Notes in our diluted earnings per share may adversely affect our reported earnings and financial condition. We expect that, under applicable accounting principles, the ordinary shares represented by ADSs underlying the Convertible Notes will be reflected in our diluted earnings per share assuming that all the Convertible Notes were converted into ADSs at the beginning of the reporting period (or, if later, the date the Convertible Notes are first issued), unless the result would be antidilutive. Accounting for the Convertible Notes in this manner may reduce our diluted earnings per share.

Risks relating to this offering and our ordinary shares and ADSs

Our senior management team may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our senior management will have broad discretion over, and we could spend, the net proceeds from this offering in ways with which the holders of ordinary shares or ADSs may not agree or that do not yield a favorable return, if any. We currently expect to use our existing cash and cash equivalents and the net proceeds from this offering to support the commercial preparations, launch and commercial activities, clinical development and regulatory approvals for our products and product candidates, and for working capital and general corporate purposes. However, our senior management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares or ADSs.

You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.

The price per ADS being offered is higher than the net tangible book value per ADS outstanding prior to this offering. As a result, investors purchasing ADSs in this offering will incur immediate dilution of $147.70 per ADS, based on an assumed public offering price of $146.59, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024 and our as adjusted net tangible book value per ADS as of June 30, 2024, after giving effect to this offering and the assumed offering price. For information on how the foregoing amounts were calculated, see “Dilution.”

This dilution is due to the substantially lower price paid by our investors who purchased ordinary shares or ADSs prior to this offering as compared to the price offered to the public in this offering. As a result of the dilution to investors purchasing ADSs in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares, ADSs or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares, ADSs or other securities in any other offering at a price per share that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ordinary shares, ADSs or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, ADSs or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ADS in this offering. As of June 30, 2024, approximately 13.1 million ordinary shares that are subject to outstanding warrants, RSUs, PSUs, convertible notes or reserved for future issuance under our warrant incentive program are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and the terms of our convertible notes.

The price of the ADSs may be volatile and the holders of the ADSs may not be able to resell ADSs at or above the price they paid.

The trading price of the ADSs has been and could continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

•	our ability to commercialize or obtain regulatory approval for our products or product candidates, or delays in commercializing or obtaining regulatory approval;

•	results from, or any delays in, clinical trial programs relating to our products or product candidates;

•	our ability to apply our TransCon technologies to therapeutic areas other than endocrinology, including the therapeutic areas of oncology and ophthalmology;

•

announcements of regulatory approval or a complete response letter to our product candidates, or specific label indications or patient populations for use, or changes or delays in the regulatory review process;

•	announcements relating to current or future collaborations or joint ventures;

•	announcements of therapeutic innovations or new products by us or our competitors;

•	announcements regarding the parent drugs that we use in developing our product candidates;

•	adverse actions taken by regulatory authorities with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•	changes or developments in laws or regulations applicable to our products or product candidates;

•	any adverse changes to our relationship with any manufacturers or suppliers;

•	the success of our testing and clinical trials;

•	the success of our efforts to acquire, license or discover additional products or product candidates;

•	any intellectual property infringement actions in which we may become involved;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	achievement of expected product sales and profitability;

•	manufacture, supply or distribution shortages;

•	actual or anticipated fluctuations in our operating results;

•	EMA, FDA or other similar regulatory actions affecting us or our industry or other healthcare reform measures in the EU, United States or in other markets;

•	changes in the structure of healthcare payment systems;

•	changes in financial estimates or recommendations by securities analysts;

•	trading volume of the ADSs;

•	sales or purchases of ordinary shares and/or ADSs by us, our senior management and board members, holders of the ADSs or our shareholders in the future;

•

general economic and market conditions and overall fluctuations in the United States and international equity markets, including deteriorating market conditions due to investor concerns regarding inflation and hostilities between Russia and Ukraine and between Israel and Hamas;

•	the effects on our business, operating results, prospects and financial condition of potential future pandemics such as COVID-19; and

•	the loss of any of our key scientific or senior management personnel.

In addition, the stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of ADSs. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of the holders of ordinary shares or ADSs were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our senior management would be diverted from the operation of our business, which could seriously harm our financial position. Any adverse determination in litigation could also subject us to significant liabilities.

ADS holders do not directly hold our ordinary shares and do not have the rights of a holder of our ordinary shares.

Danish law governs shareholder rights. Our depositary, The Bank of New York Mellon, is the holder of the ordinary shares underlying our ADSs through its custodian. The deposit agreement among us, the depositary, and all other persons directly and indirectly holding ADSs, sets out ADS holder rights as well as the rights and obligations of the depositary. In addition, our depositary charges and/or deducts certain fees to holders of the ADSs.

ADS holders may not be able to exercise their right to vote the ordinary shares underlying their ADSs.

Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by the ADSs only in accordance with the provisions of the deposit agreement and not as a direct shareholder in the Company. The deposit agreement provides that, upon receipt of notice of any meeting of holders of our ordinary shares, the depositary will fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights. Upon timely receipt of notice from us, if we so request, the depositary shall distribute to the holders as of the record date (1) the notice of the meeting or solicitation of consent or proxy sent by us and (2) a statement as to the manner in which instructions may be given by the holders. However, we may not request the depositary to distribute this information which could effectively limit the ability of ADS holders to direct voting of the ordinary shares underlying their ADSs.

ADS holders may instruct the depositary of their ADSs to vote the ordinary shares underlying their ADSs. Otherwise, ADS holders are not able to exercise their right to vote, unless they withdraw the ordinary shares underlying the ADSs they hold. However, they may not know about the meeting far enough in advance to withdraw those ordinary shares. If we ask for instructions from ADS holders, the depositary, upon timely notice from us, will notify the ADS holders of the upcoming vote and arrange to deliver our voting materials to the ADS holders. We cannot guarantee that ADS holders will receive the voting materials in time to ensure that such holders can instruct the depositary to vote the ordinary shares underlying their ADSs or to withdraw the ordinary shares underlying their ADSs so that they can vote such shares directly. If the depositary does not receive timely voting instructions from an ADS holder, the depositary may give a proxy to a person designated by us to vote the ordinary shares underlying ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that ADS holders may not be able to exercise any right to vote, and there may be nothing an ADS holder can do if the ordinary shares underlying their ADSs are not voted as they requested.

An ADS holder may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

ADSs, which may be evidenced by American Depositary Receipts, are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason subject to an ADS holders’ right to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting or we are paying a dividend on our ordinary shares. In addition, an ADS holder may not be able to cancel their ADSs and withdraw the underlying ordinary shares when such holder owes money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

If we issue shares or ADSs in future financings, shareholders or holders of ADSs may experience immediate dilution and, as a result, the price of our ADSs may decline.

We may from time to time issue additional shares or ADSs at a discount from the trading price of the ADSs. As a result, our shareholders and holders of ADSs would experience immediate dilution upon the issuance of ADSs at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preference shares, ADSs or ordinary shares. If we issue shares or securities convertible into shares of our share capital, our ordinary shareholders and holders of ADSs would experience additional dilution and, as a result, the price of the ADSs may decline.

Sales of a substantial number of our ordinary shares or ADSs in the public market could cause the price of the ADSs to fall.

If our existing shareholders or holders of ADSs sell, or indicate an intention to sell, substantial amounts of our ordinary shares or ADSs representing our ordinary shares in the public market, the trading price of the ADSs could decline. If our outstanding warrants are exercised or ADSs subject to restricted stock units and performance stock units vest and settle, additional ordinary shares or ADSs may become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act. If these additional ordinary shares or ADSs are sold, or if it is perceived that they will be sold, in the public market, the trading price of the ADSs could decline. Any sales of securities by these security holders could have a negative effect on the trading price of the ADSs.

Our principal shareholders and senior management own a significant percentage of our shares and are able to exert significant control over matters subject to shareholder approval.

As of December 31, 2023, our senior management, board members, holders of 5% or more of our share capital and their respective affiliates beneficially own approximately 73.0% of our outstanding voting securities. See “Item 7 A. Major Shareholders and Related Party Transactions – Major Shareholders” of our Annual Report on Form-20-F filed on February 7, 2024 incorporated by reference into this prospectus supplement, for information relating to the determination of the number of shares beneficially owned by an entity or a person. As a result, these security holders have the ability either alone or voting together as a group to determine and/or significantly influence the outcome of matters submitted to our shareholders for approval, including the election and removal of board members, payment of dividends, amendments to our articles of association, including changes to our share capital or any mergers, demergers, liquidations and similar transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares or ADSs that our shareholders or ADS holders may feel are in their best interest as a shareholder or holder of ADSs. In addition, this group of shareholders may have the ability to control our management and affairs. Such control and concentration of ownership may affect the market price of the ADSs and may discourage certain types of transactions, including those involving actual or potential change of control of us (whether through merger, consolidation, take-over or other business combination), which might otherwise have a positive effect on the market price of the ADSs.

The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions.

Our corporate affairs are governed by our articles of association and by the laws governing companies incorporated in Denmark, including the Danish Companies Act. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board of directors is required by Danish law to consider the interests of our company, its shareholders and its creditors. It is possible that some of these parties will have interests that are different from, or in addition to, the interests of our shareholders.

Claims of U.S. civil liabilities may not be enforceable against us.

We are incorporated under the laws of Denmark. Substantially all of our assets are located outside the United States. A significant portion of our board members and employees reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgements predicated upon the civil liability provisions of the U.S. securities laws of the United States.

The United States and Denmark currently do not have a treaty providing for the reciprocal recognition and enforcement of judgements, other than arbitration awards, in civil and commercial matters. Consequently, a final judgement for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Denmark. To obtain a judgement which is enforceable in Denmark, the party in whose favor a final and conclusive judgement of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Denmark. Such party may submit to the Danish court the final judgement rendered by the U.S. court. The Danish court may attribute evidential value to the US judgment and provided that (i) the parties have entered into a valid venue agreement, granting US courts jurisdiction, (ii) the US judgment is well founded and in accordance with general legal principles, and (iii) the US judgment is not subject to flaws and deficiencies, the Danish court may, pursuant to Danish case law, give binding effect to the judgement of the U.S. court, unless such judgement contravenes principles of public policy of Denmark. Danish courts are likely to deny the recognition and enforcement of punitive damages or other awards. Moreover, a Danish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate for actual losses or damages. Enforcement and recognition of judgements of U.S. courts in Denmark are solely governed by the provisions of the Danish Administration of Justice Act.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or members of our board of directors, our executive board, our senior management or certain experts named herein who are residents of Denmark or countries other than the United States any judgements obtained in U.S. courts in civil and commercial matters, including judgements under the U.S. federal securities laws.

As a foreign private issuer, we are not subject to U.S. proxy rules and are not subject to certain Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act and although we are subject to Danish laws and regulations with regard to such matters and intend to furnish quarterly financial information to the SEC, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until four months after the end of each fiscal year, while U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, our shareholders and the holders of the ADS may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a “foreign private issuer” allows us to adopt IFRS accounting principles, which are different from accounting principles under U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

We have adopted and presented our consolidated financial statements in accordance with IFRS as issued by the International Accounting Standards Board and as adopted by the EU. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements; and the SEC permits foreign private issuers such as our company to prepare and file their financial statements in accordance with IFRS rather than U.S. GAAP. IFRS accounting principles are different from those of U.S. GAAP, and SEC rules do not require us to provide a reconciliation of IFRS accounting principles to those of U.S. GAAP. Investors who are not familiar with IFRS may misunderstand certain information presented in our consolidated financial statements. Accordingly, we suggest that readers of our consolidated financial statements familiarize themselves with the provisions of IFRS accounting principles to better understand the differences between these two sets of principles.

As a foreign private issuer and as permitted by the listing requirements of the Nasdaq Global Select Market, we rely on certain home country governance practices rather than the corporate governance requirements of The Nasdaq Global Select Market.

As a foreign private issuer, in accordance with the listing requirements of the Nasdaq Global Select Market, we rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance requirements of the Nasdaq Global Select Market. For instance, the Listing Rules for The Nasdaq Stock Market, or the Nasdaq Listing Rules, for domestic U.S. issuers require listed companies to have, among other things, a majority of their board members be independent, and to have independent director oversight of executive compensation, nomination of board members and corporate governance matters. As a foreign private issuer, however, while we intend to comply with these requirements, we are permitted to follow home country practice in lieu of the above requirements. Danish law does not require that a majority of our board consist of independent directors or the implementation of a remuneration committee or nominating and corporate governance committee, and our board may thus in the future not include, or include fewer, independent directors than would be required if we were subject to the Nasdaq Listing Rules, or they may decide that it is in our interest not to have a remuneration committee or nominating and corporate governance committee, or have such committees governed by practices that would not comply with The Nasdaq Listing Rules. Since a majority of our board of directors may not consist of independent directors, if we decide to rely on the foreign private issuer exemption to The Nasdaq Listing Rules, our board’s approach may, therefore, be different from that of a board with a majority of independent directors, and as a result, the management oversight of our company could, in the future, be more limited than if we were subject to The Nasdaq Listing Rules. We intend to follow home country practice with regard to, among other things, quorum requirements generally applicable to general meetings of shareholders.

Furthermore, Danish law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in Denmark, thus our practice varies from the requirement of Nasdaq Listing Rule 5620(b). In addition, our shareholders have authorized our board of directors to issue securities including in connection with certain events such as the acquisition of shares or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us, rights issues at or below market price, certain private placements and issuance of convertible notes. To this extent, our practice varies from the requirements of Nasdaq Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events. Accordingly, our shareholders and holders of the ADSs may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq requirements.

We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

We qualify as a foreign private issuer and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. We may no longer be a foreign private issuer as of June 30, 2024, which would require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers as of January 1, 2025. To maintain our current status as a foreign private issuer, either (a) a majority of our ordinary shares or ADSs must be either directly or indirectly owned of record by non-residents of the United States or (b) (i) a majority of our executive officers or directors may not be U.S. citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must not be administered principally inside the United States. If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors and members of our senior management.

We do not currently intend to pay dividends on our ordinary shares or ADSs, and, consequently, our shareholders’ and ADS holders’ ability to achieve a return on their investment will depend on appreciation in the price of the ADSs or our ordinary shares.

We do not currently intend to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, our shareholders and ADS holders are not likely to receive any dividends on their investment for the foreseeable future. Because we do not intend to pay dividends, our shareholders’ and ADS holders’ ability to receive a return on their investment will depend on any future appreciation in the market value of our ADSs. There is no guarantee that our ordinary shares or ADSs will appreciate or even maintain the price at which our holders have acquired them.

Investors should be aware that the rights provided to our shareholders and holders of ADSs under Danish corporate law and our articles of association differ in certain respects from the rights that would typically be provided to a shareholder of a U.S. company under applicable U.S. federal and state laws.

Under Danish corporate law, except in certain limited circumstances (which require as a minimum that a proposal for inspection has been supported by a minimum of 25% of the shareholders voting and being present at a general meeting), our shareholders may not ask for an inspection of our corporate records, while under Delaware corporate law any shareholder, irrespective of the size of such shareholder’s shareholdings, may do so. Shareholders of a Danish limited liability company are also unable to initiate a derivative action, a remedy typically available to shareholders of U.S. companies, to enforce a right of our company, in case we fail to enforce such right ourselves, other than in certain cases of board member or management liability under limited circumstances. In addition, a majority of our shareholders may release a board member or manager from any claim of liability we may have, including if such board member or manager has acted in bad faith or has breached his or her duty of loyalty and only if a minority of at least 10% of the shareholders represented at the relevant general meeting have opposed the decision, may a shareholder bring a derivative action on behalf of our company. In contrast, most U.S. federal and state laws prohibit a company or its shareholders from releasing a board member from liability altogether if such board member has acted in bad faith or has breached such board member’s duty of loyalty to our company.

Additionally, distribution of dividends from Danish companies to foreign companies and individuals may be subject to non-refundable withholding tax, which may not be creditable or deductible under the tax laws of the country in which the recipient shareholder is resident for tax purposes. Also, the rights as a creditor may not be as strong under Danish insolvency law, as under U.S. law or other insolvency law, and consequently creditors may recover less in the event our company is subject to insolvency compared to a similar case including a U.S. debtor. In addition, the use of the tax asset consisting of the accumulated tax deficit requires that we are able to generate positive taxable income and can be restricted by future amendments to Danish tax law. Further, repurchases of ordinary shares or ADSs by Ascendis Pharma A/S may have adverse tax consequences to the Company or shareholders under applicable Danish law. Finally, Danish corporate law may not provide appraisal rights in the case of a business combination equivalent to those generally afforded a shareholder of a U.S. company under applicable U.S. laws. As a result of these differences between Danish corporate law and our articles of association, on the one hand, and U.S. federal and state laws, on the other hand, in certain instances, shareholders and ADS holders could receive less protection as an equity holder of our company than they would as a shareholder of a U.S. company.

Holders of our ordinary shares or ADSs may not be able to exercise their pre-emptive subscription rights and may suffer dilution of their equity holding in the event of future issuances of our shares.

Under the Danish Companies Act, our shareholders benefit from a pre-emptive subscription right on the issuance of ordinary shares for cash consideration only and not in the event of issuance of shares against non-cash contribution or debt conversion. Even the shareholders’ pre-emptive subscription rights in the event of issuances of shares against cash payment may be disapplied by a resolution of the shareholders at a general meeting of our shareholders and/or the shares or ADSs may be issued on the basis of an authorization granted to the board of directors pursuant to which the board may disapply the shareholders’ pre-emptive subscription rights. Such shares or ADSs may be issued above, or at market value. In addition, a shareholder may not be able to exercise the shareholder’s pre-emptive right on a timely basis or at all, unless the shareholder complies with the Danish Companies Act and applicable laws in the jurisdiction in which the shareholder is resident. Furthermore, the use of pre-emptive subscription rights in relation to future capital increases in our company can be restricted for U.S. residents according to U.S. securities law. As a result, the shareholding or holding of ADSs of such shareholders or ADS holders may be materially diluted in the event shares or ADSs are issued in the future. Shares or ADSs may be issued at a discount to market price in rights offerings provided that the resolution is approved by two-thirds of the votes cast and the share capital represented at the general meeting and in these cases a restriction on the ability to exercise pre-emptive rights may materially dilute the value of the ordinary shares or ADSs held by the shareholder or ADS holder in question. Rights issues may also be carried out by the board of directors according to valid authorizations in our articles of association.

However, ADS holders in the United States are not entitled to exercise or sell such pre-emptive subscription rights related to the ordinary shares, which they represent unless we register the pre-emptive subscription rights and the securities to which the pre-emptive subscription rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary will not make rights available to ADS holders unless the distribution to ADS holders or both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. Further, if we offer holders of our ordinary shares the option to receive dividends in either cash or shares, under the deposit agreement the depositary may require satisfactory assurances from us that extending the offer to holders of ADSs does not require registration of any securities under the Securities Act before making the option available to holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings or to elect to receive dividends in shares and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case our shareholders and ADS holders will receive no value for these rights.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our ordinary shares or ADSs, the price of the ADSs and trading volume could decline.

The trading market for the ADSs may be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or performance of the ADSs, or if our commercial sales, clinical trials or operating results fail to meet the expectations of analysts, the price of the ADSs would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of the ADSs or trading volume to decline.

We may be a “passive foreign investment company” for U.S. federal income tax purposes for our current taxable year and future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. investors.

Under the Internal Revenue Code of 1986, as amended, or the Code, and U.S. Treasury Regulations, the determination of passive foreign investment company, or PFIC, status is fact-specific, and generally cannot be made until after the close of the taxable year in question. Based on our market capitalization and the composition of our income, assets and operations, we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2023. However, this is a factual determination, and the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you we will not be a PFIC for any taxable year. A non-U.S. corporation will be considered a PFIC for any taxable year if, after the application of certain look-through rules, either (1) at least 75% of its gross income for such taxable year is passive income (as defined in the relevant provisions of the Code) or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation-Material U.S. Federal Income Tax Consequences to U.S. Holders”) holds ordinary shares or ADSs, the U.S. Holder may be subject to adverse tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of an interest charge with respect to such gain and certain dividends and (iii) compliance with certain reporting requirements. Although we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2023, the application of the PFIC rules is subject to uncertainty in several respects. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. In addition, because the value of our assets, including unbooked goodwill, for purposes of the asset test will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs, which may fluctuate significantly. For these reasons, we cannot assure you we will not be a PFIC for any taxable year.

Each U.S. Holder is strongly urged to consult its tax advisor regarding these issues. See “Taxation-Material U.S. Federal Income Tax Consequences to U.S. Holders.”

If a United States person is treated as owning at least 10% of our ordinary shares or ADSs, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined in “Taxation-Material U.S. Federal Income Tax Consequences to U.S. Holders”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our ordinary shares or ADSs, such U.S. Holder will be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries will be treated as “controlled foreign corporations” (regardless of whether we are treated as a “controlled foreign corporation”). A “United States shareholder” of a “controlled foreign corporation” may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by “controlled foreign corporations,” regardless of whether we make any distributions. Failure to comply with these reporting obligations may subject a “United States shareholder” to significant monetary penalties and may prevent the statute of limitations from starting with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. Further, an individual that is a “United States shareholder” with respect to a “controlled foreign corporation” generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a “United States shareholder” that is a U.S. corporation. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries are treated as a “controlled foreign corporation” or whether such investor is treated as a “United States shareholder” with respect to any of such “controlled foreign corporations.” Further, we cannot provide any assurances that we will furnish to any “United States shareholders” information that may be necessary to comply with the aforementioned reporting and tax payment obligations. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares or ADSs.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,046,524 ADSs in this offering will be approximately $281.3 million (or approximately $323.6 million if the underwriters exercise their option to purchase an additional 306,978 ADSs in full), based on an assumed public offering price of $146.59 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, after deducting the estimated underwriting commissions and estimated offering expenses payable by us. A $1.00 increase or decrease in the assumed public offering price of $146.59 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, would increase or decrease, as applicable, the net proceeds to us by approximately $1.9 million, assuming that the number of ADSs offered by us (based on the assumed public offering price of $146.59 per ADS) remains the same and after deducting the estimated underwriting commissions and estimated offering expenses payable by us. We may also increase or decrease the number of ADSs we are offering. An increase or decrease of 100,000 in the number of ADSs we are offering would increase or decrease, as applicable, the net proceeds to us from this offering by approximately $13.8 million, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering, together with our existing cash and cash equivalents to support the commercial preparations, launch and commercial activities, clinical development and regulatory approvals for our products and product candidates, and for working capital and general corporate purposes.

Based on our planned use of our net proceeds from this offering, we currently estimate that such funds, together with existing cash and cash equivalents, will be sufficient to fund our operations for at least the next twelve months. We have based this estimate on assumptions that may prove to be wrong, and we could use these available capital resources sooner than we currently expect. It is possible that we will not achieve the progress that we expect because the actual costs and timing of drug development, including obtaining regulatory approvals, and of commercialization preparations are difficult to predict and are subject to substantial risks and delays.

Due to the uncertainties inherent in the clinical development, regulatory approval and commercialization process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes. As such, our senior management will retain discretion over the use of the net proceeds from this offering. The amounts and timing of our expenditures will depend upon numerous factors, including unforeseen delays or problems in the clinical development, regulatory approval or commercialization process and in the development of our manufacturing and supply chain.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

TAXATION

Danish tax considerations

The following discussion describes the material Danish tax consequences under present law of an investment in the ADSs (representing our ordinary shares). The summary is for general information only and does not purport to constitute exhaustive tax or legal advice. It is specifically noted that the summary does not address all possible tax consequences relating to an investment in the ADSs. The summary is based solely on the tax laws of Denmark in effect on the date of this prospectus supplement. Danish tax laws may be subject to change, possibly with retroactive effect.

The summary does not cover investors to whom special tax rules apply, and, therefore, may not be relevant, for example, to investors subject to the Danish Tax on Pension Yields Act (i.e., pension savings), professional investors, certain institutional investors, insurance companies, pension companies, banks, stockbrokers and investors with tax liability on return on pension investments. The summary does not cover taxation of individuals and companies who carry on a business of purchasing and selling shares. The summary only sets out the tax position of the direct owners of the ADSs and further assumes that the direct investors are the beneficial owners of the ADSs and any dividends thereon. Sales are assumed to be sales to a third party.

Potential investors in the ADSs are advised to consult their tax advisors regarding the applicable tax consequences of acquiring, holding and disposing of the ADSs based on their particular circumstances.

Investors who may be affected by the tax laws of other jurisdictions should consult their tax advisors with respect to the tax consequences applicable to their particular circumstances as such consequences may differ significantly from those described herein.

Tax Characterization of the ADSs

It is currently not clear under the Danish tax legislation how listed ADSs issued by Danish resident companies in general are to be treated for Danish tax purposes.

However, we obtained a tax ruling on June 21, 2022, from the Danish Tax Council which confirmed that ADSs issued by us are shares for Danish tax purposes. Based on an analysis of the terms of the Deposit Agreement between 1) the holders of ADSs, 2) Ascendis Pharma A/S and 3) The Bank of New York Mellon, the Danish Tax Council found that the voting and economic rights attached to the underlying shares had effectively been transferred to the ADS holders and therefore, the ADSs qualified as shares for Danish tax purposes. The ruling is binding on the Danish tax authorities for 5 years as long as the facts remain as described in the ruling for the duration of the 5-year period and in the absence of a change of law. The ruling further confirmed that the ADSs are to be considered listed shares, as the ADSs are listed on Nasdaq. Accordingly, the remainder of this Danish tax discussion assumes that the ADSs will be treated as listed shares for Danish tax purposes.

Taxation of Danish Tax Resident Holders of the ADSs

Sale of the ADSs (Individuals)

For individual investors in 2024, gains from the sale of shares are included in the computation of the annual share income subject to 27% tax on the first DKK 61,000 (for cohabiting spouses, a total of DKK 122,000) and at a rate of 42% on share income exceeding DKK 61,000 (for cohabiting spouses over DKK 122,000). Such amounts are subject to annual adjustment and include all share income (i.e., all capital gains and dividends derived by the individual or cohabiting spouses, respectively). The realization principle applies; i.e. the gains or losses are included in the income in the year of disposal.

Gains and losses on the sale of shares are calculated as the difference between the purchase price and the sales price. The purchase price is generally determined using the average method (in Danish “gennemsnitsmetoden”) as a proportionate part of the aggregate purchase price for all the shareholder’s shares in the company.

As the ADSs, for the purpose of this tax description, are considered listed shares for Danish tax purposes, losses may be offset against received dividends and capital gains on listed shares. Unused losses will automatically be offset against a cohabiting spouse’s dividends and capital gains on listed shares. Any unused losses can be carried forward. It is a requirement for offsetting of losses, that the ADS holder (or the ADS holder’s custodian bank) has declared the acquisition of the shares in the tax return for the year of acquisition. Such declaration must specify the identity of the ADS, the number of ADS acquired, the acquisition sum and the date of acquisition.

Sale of the ADSs (Companies)

For the purpose of taxation of sales of shares made by shareholders (Companies), a distinction is made between Subsidiary Shares, Group Shares, Tax-Exempt Portfolio Shares and Taxable Portfolio Shares (note that the ownership threshold described below is applied on the basis of the number of all shares issued by the company, and not on the basis of the number of the ADSs issued):

“Subsidiary Shares” are generally defined as shares owned by a shareholder holding at least 10% of the nominal share capital of the issuing company.

“Group Shares” are generally defined as shares in a company in which the shareholder of the company and the issuing company are subject to Danish joint taxation or fulfill the requirements for international joint taxation under Danish law (i.e., the company is controlled by the shareholder).

“Tax-Exempt Portfolio Shares” are defined as shares not admitted to trading on a regulated market owned by a shareholder holding less than 10% of the nominal share capital of the issuing company. As the ADSs are listed on Nasdaq, the rules on Tax-Exempt Portfolio Shares are not applicable to the ADSs.

“Taxable Portfolio Shares” are defined as shares that do not qualify as Subsidiary Shares, Group Shares or Tax-Exempt Portfolio Shares.

Gains or losses on disposal of Subsidiary Shares and Group Shares and Tax-Exempt Portfolio Shares are not included in the taxable income of the shareholder.

Special rules apply with respect to Subsidiary Shares and Group Shares to prevent exemption through certain holding company structures just as other anti-avoidance rules may apply. These rules will not be described in further detail.

Capital gains from the sale of Taxable Portfolio Shares are taxable at a rate of 22% irrespective of ownership period. Losses on such shares are generally deductible. Gains and losses on Taxable Portfolio Shares are generally taxable according to the mark-to-market principle (in Danish “lagerprincippet”).

According to the mark-to-market principle, each year’s taxable gain or loss on Taxable Portfolio Shares is calculated as the difference between the market value of the shares at the beginning and end of the tax year. Thus, taxation will take place on an accrual basis even if no shares have been disposed of and no gains or losses have been realized.

If the Taxable Portfolio Shares are sold or otherwise disposed of before the end of the income year, the taxable income of that income year equals the difference between the value of the Taxable Portfolio Shares at the beginning of the income year and the value of the Taxable Portfolio Shares at realization. If the Taxable Portfolio Shares are acquired and realized in the same income year, the taxable income equals the difference between the acquisition sum and the realization sum. If the Taxable Portfolio Shares are acquired in the income year and not realized in the same income year, the taxable income equals the difference between the acquisition sum and the value of the shares at the end of the income years.

A change of status from Subsidiary Shares/Group Shares/Tax-Exempt Portfolio Shares to Taxable Portfolio Shares (or vice versa) is for tax purposes deemed to be a disposal of the shares and a reacquisition of the shares at market value at the time of change of status.

Dividends (Individuals)

Dividends on listed shares are taxed as share income, as described above. All share income must be included when calculating whether the amounts described above are exceeded. Dividends paid to individuals are generally subject to 27% withholding tax.

Dividends (Companies)

For corporate investors, dividends paid on Subsidiary Shares and Group Shares are tax-exempt irrespective of ownership period.

Dividends paid on Taxable Portfolio Shares are subject to the standard corporation tax rate of 22% irrespective of ownership period.

Tax applies at the standard corporate income tax rate of 22%, which is withheld at source by the distributing company. If the distributing company withholds a higher amount, the Danish corporate shareholder can claim a refund of the excess tax. A claim for repayment must be filed within two months. Otherwise, the excess tax will be credited in the corporate income tax for the year.

Taxation of Shareholders Residing Outside Denmark

Holders of ADSs representing ordinary shares of Ascendis Pharma A/S are treated as holding listed ordinary shares in Ascendis Pharma A/S for Danish tax purposes.

Sale of the ADSs (Individuals and Companies)

Holders of the ADSs not resident in Denmark are normally not subject to Danish taxation on any gains realized on the sale of ADSs, irrespective of the ownership period, subject to certain anti-avoidance rules seeking to prevent that taxable dividend payments are converted to tax exempt capital gains.

No Danish share transfer tax or stamp duties are payable on transfer of ADSs.

If an investor holds the ADSs in connection with a trade or business conducted from a permanent establishment in Denmark, gains on shares may be included in the taxable income of such activities pursuant to the rules applying to Danish tax residents as described above.

Dividends (Individuals)

Dividends are generally subject to 27% Danish withholding tax. Individuals residing in certain black-listed countries are under certain circumstances subject to 44% withholding tax and are not eligible for any refund of such 44% withholding tax.

Non-residents of Denmark are not subject to additional Danish income tax with respect to dividends received on shares.

Holders of ADSs are entitled to apply for a full or partial refund of Danish withholding tax on dividends withheld by the company, in the situations described below:

If the holders of the ADSs are considered beneficial owners of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented.

For holders of ADSs (as beneficial owners of the dividends on the ordinary shares), if the withholding tax rate applied is higher than the applicable final tax rate (as reduced according to Danish law or an applicable double tax treaty) for the holder of ADSs, a request for a refund of Danish tax in excess hereof can be made.

Thus, in the event that the ADS holder is a resident of a state with which Denmark has entered into a tax treaty, the holder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States, Switzerland and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% tax rate.

Reduction according to Danish tax law

If the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) of the company and the ADS holder is tax resident in a state which has a tax treaty or an international agreement, convention or other administrative agreement on assistance in tax matters according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are subject to tax at a rate of 15%. If the ADS holder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS and shareholders holds less than 10% of the nominal share capital of the company.

Note that the reduced tax rate does not affect the withholding rate, which is why the holder must claim a refund as described above in order to benefit from the reduced rate.

Where a non-resident of Denmark holds shares which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

Dividends (Companies)

Dividends paid to companies are generally subject to 27% withholding tax. Companies residing in certain black-listed countries and holding Subsidiary Shares or Group Shares are subject to 44% withholding tax and are not eligible for any refund of such 44% withholding tax.

Non-residents of Denmark are not subject to additional income tax with respect to dividends received on shares. Holders of ADSs may be entitled to apply for a reduction of the 27% Danish withholding tax on dividends paid by the company, cf. below.

If the holder of the ADSs is considered the beneficial owner of the dividends according to the applicable double tax treaty between Denmark and the tax residence country of the ADS holder, the withholding tax rate under such double tax treaty may apply to the extent the tax residency of the ADS holder can be documented.

Dividends from Subsidiary Shares are tax exempt provided that the taxation of the dividends is to be waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the jurisdiction in which the company investor is resident. If Denmark is to reduce taxation of dividends to a foreign company under a tax treaty, Denmark will not—as a matter of domestic law—exercise such right and will in general not impose any tax at all. Further, dividends from Group Shares—not also being Subsidiary Shares—are exempt from Danish tax provided the company investor is a resident of the European Union or the EEA and provided the taxation of dividends should have been waived or reduced in accordance with the Parent-Subsidiary Directive (2011/96/EEC) or in accordance with a tax treaty with the country in which the company investor is resident had the shares been Subsidiary Shares.

Dividends paid on both Tax-Exempt and Taxable Portfolio Shares are generally subject to tax at a rate of 22% irrespective of ownership period. While the actual withholding tax rate is as a starting point 27%, it can be reduced if certain requirements are met. If the withholding tax rate applied is higher than the applicable final tax rate for the ADS holder, a request for a refund of Danish tax in excess hereof can be made by the ADS holder in the following situations:

Reduction according to a tax treaty

In the event that the ADS holder is a resident of a state with which Denmark has entered into a tax treaty, the holder may generally, through certain certification procedures, seek a refund from the Danish tax authorities of the tax withheld in excess of the applicable treaty rate, which is typically 15%. Denmark has entered into tax treaties with approximately 80 countries, including the United States and almost all members of the European Union. The tax treaty between Denmark and the United States generally provides for a 15% rate.

Reduction according to Danish tax law

A corporate ADS holder to whom the 44% withholding rate mentioned above does not apply can always request a refund of at least 5% corresponding to the difference between a 27% withholding tax and the Danish CIT rate of 22%.

Furthermore, if the ADS holder holds less than 10% of the nominal share capital (in the form of ordinary shares in the company and not on the basis of the number of the ADSs issued) in the company and the ADS holder is resident in a jurisdiction which has a tax treaty or an international agreement, convention or other administrative agreement on assistance in tax according to which the competent authority in the state of the ADS holder is obligated to exchange information with Denmark, dividends are generally subject to a tax rate of 15%. If the ADS holder is tax resident outside the European Union, it is an additional requirement for eligibility for the 15% tax rate that the ADS holder together with related ADS and shareholders holds less than 10% of the nominal share capital of the company. Note that the reduced tax rate does not affect the withholding rate, hence, in this situation the ADS holder must also in this situation claim a refund as described above in order to benefit from the reduced rate.

Where a non-resident company of Denmark holds ADSs which can be attributed to a permanent establishment in Denmark, dividends are taxable pursuant to the rules applying to Danish tax residents described above.

Share Transfer Tax and Stamp Duties

No Danish share transfer tax or stamp duties are payable on transfer of the shares.

Material U.S. federal income tax consequences to U.S. holders

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in the ADSs. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, any alternative minimum taxes, or the Medicare contribution tax on net investment income, are not discussed. This summary applies only to U.S. Holders that purchase our ADSs pursuant to this offering and is limited to U.S. Holders that hold the ADSs as capital assets (generally, property held for investment) and who have the U.S. dollar as their functional currency for U.S. federal income tax purposes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and the income tax treaty between the United States and Denmark, or the Treaty, all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances or to U.S. Holders subject to particular rules, including:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding the ADSs as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities, commodities or currencies;

•

partnerships, S corporations or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, and persons that hold ADSs through such entities or arrangements;

•	tax-exempt organizations, “individual retirement accounts” or “Roth IRAs”;

•	governmental organizations;

•	persons who acquired the ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons that own or are deemed to own 10% or more of the company’s equity by vote or value;

•	persons that hold their ADSs through a permanent establishment or fixed base outside the United States; and

•	persons deemed to sell the ADSs under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. FEDERAL GIFT AND ESTATE AND U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE ADSs.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If you are a partner in a partnership (or other entity or arrangement taxable as a partnership for U.S. federal income tax purposes) that holds the ADSs, your tax treatment generally will depend on your status and the activities of the partnership. Partnerships holding the ADSs and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for the U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of underlying ordinary shares.

Taxation of Dividends and Other Distributions on the ADSs

Subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any distribution to you with respect to the ADSs will be included in your gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of your tax basis in the ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect a distribution will generally be reported as ordinary dividend income for such purposes. Any dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

If we are eligible for benefits under the Treaty, or if the ADSs are readily tradable on an established securities market in the United States, dividends a U.S. Holder receives from us generally will be “qualified dividend income.” If certain holding period and other requirements, including a requirement that we are not a PFIC in the year of the dividend or the immediately preceding year, are met, qualified dividend income of an individual or other non-corporate U.S. Holder generally will be subject to preferential tax rates. ADSs representing ordinary shares generally are considered for these purposes to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Global Select Market, as our ADSs currently are. You should consult your tax advisor regarding the availability of these preferential tax rates under your particular circumstances.

As discussed in “Taxation—Danish tax considerations,” payments of dividends by us may be subject to Danish withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Treaty is reduced to a maximum of 15%. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of withheld Danish taxes, and as then having paid over the withheld taxes to the Danish taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from us with respect to the payment.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Subject to the discussion of the PFIC rules below, any tax withheld with respect to distributions on the ADSs at the rate applicable to a U.S. Holder may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. Any amount withheld in excess of the tax rate applicable to a U.S. Holder generally is not eligible to be claimed as a foreign tax credit, regardless of whether such amount is actually refunded or reclaimed. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs generally will constitute “passive category income.” Recently issued U.S. Treasury regulations may restrict the availability of a foreign tax credit. However, under current IRS guidance taxpayers generally may elect to determine the creditability of foreign taxes without regard to such restrictions for taxable years ending prior to the year further guidance is issued. The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. Holder’s particular circumstances. Under certain circumstances, applicable U.S. Treasury regulations may restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

Taxation of disposition of the ADSs

Subject to the PFIC rules discussed below, you will recognize gain or loss on any sale, exchange or other taxable disposition of an ADS equal to the difference between the amount realized (in U.S. dollars) on the disposition of the ADS and your tax basis (in U.S. dollars) in the ADS. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the ADS for more than one year at the time of sale, exchange or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Any such gain or loss you recognize generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes. You should consult your tax advisor regarding the proper treatment of gain or loss in your particular circumstances.

Passive foreign investment company

Under the Code and Treasury Regulations, the determination of PFIC status is fact-specific and generally cannot be made until after the close of the taxable year in question. Based on our market capitalization and the composition of our income, assets and operations, we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2023. However this is a factual determination, and the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you we will not be a PFIC for any taxable year. A non-U.S. corporation will be considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income (as defined in the relevant provisions of the Code), or

•

at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets during such taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets, including unbooked goodwill, for purposes of the asset test will generally be determined by reference to the market price of the ADSs, our PFIC status will depend in large part on the market price of the ADSs, which may fluctuate significantly. In addition, changes in the composition of our income or assets may cause us to become a PFIC. For these reasons, we cannot assure you we will not be a PFIC for any taxable year.

If we are a PFIC for any year during which you hold the ADSs, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold the ADSs, regardless of whether we continue to meet the income or asset tests described above, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs you hold. If such election is made, you will be deemed to have sold the ADSs you hold at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” (as defined below) you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs will be treated as an “excess distribution.” Under these special tax rules, if you receive any “excess distribution” or realize any gain from a sale or other disposition of the ADSs:

•	the “excess distribution” or gain will be allocated ratably over your holding period for the ADSs,

•	the amount allocated to the current taxable year, and any taxable year before the first taxable year in your holding period in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each other year will be subject to the highest income tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Gains (but not losses) realized on the sale of the ADSs cannot be treated as capital gains, even if you hold the ADSs as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent we own directly or indirectly equity in any non-U.S. corporations that are also PFICs, you will be deemed to own your proportionate share of any such lower-tier PFIC, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any “excess distribution” described above if we receive a distribution from such lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the application of the PFIC rules to any lower-tier PFICs.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a “mark-to-market” election for such stock to elect out of the general tax treatment for PFICs discussed above. If you make a “mark-to-market” election for the ADSs, you will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs as of the close of your taxable year over your adjusted basis in such ADSs. You are allowed a deduction for the excess, if any, of the adjusted basis of the ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net “mark-to-market” gains on the ADSs included in your income for prior taxable years. Amounts included in your income under a “mark-to-market” election, as well as gain on the actual sale or other disposition of the ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any “mark-to-market” loss on the ADSs, as well as to any loss realized on the actual sale or disposition of the ADSs to the extent the amount of such loss does not exceed the net “mark-to-market” gains previously included for the ADSs. Your basis in the ADSs will be adjusted to reflect any such income or loss amounts. If you make a valid “mark-to-market” election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except the lower applicable tax rate for qualified dividend income would not apply. If we cease to be a PFIC when you have a “mark-to-market” election in effect, gain or loss realized by you on the sale of the ADSs will be a capital gain or loss and taxed in the manner described above under “Taxation of disposition of the ADSs”.

The “mark-to-market” election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable Treasury Regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed on The Nasdaq Global Select Market and, accordingly, provided the ADSs are regularly traded, if you are a holder of ADSs, the “mark-to-market” election would be available to you if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the ADSs cease to be “marketable stock.” If we are a PFIC for any year in which the U.S. Holder owns ADSs but before a “mark-to-market” election is made, the interest charge rules described above will apply to any “mark-to-market” gain recognized in the year the election is made. The “mark-to-market” election may not be available with respect to the shares of lower-tier PFICs that are treated as owned by you. Consequently, you could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via “mark-to-market” adjustments. A U.S. Holder should consult its tax advisors as to the availability and desirability of a “mark-to-market” election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable you to make a “qualified electing fund election”.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ADSs.

Information Reporting and Backup Withholding

Distributions with respect to the ADSs and proceeds from the sale, exchange or other disposition of the ADSs may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Tax return disclosure obligations (and related penalties for failure to disclose) apply to certain U.S. Holders who hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the ADSs. U.S. Holders should consult their tax advisors regarding the possible implications of these tax return disclosure obligations.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024(1):

•	on an actual basis;

•

on a pro forma basis to give effect to the receipt in September 2024 of an upfront payment of $150.0 million, net of offering expenses, pursuant to the YORVIPATH Participation Right Purchase and Sale Agreement with Royalty Pharma (based on the exchange rate reported by the European Central Bank on June 30, 2024); and

•

on a pro forma as adjusted basis to give further effect to the issuance of 2,046,524 ADSs, representing 2,046,524 ordinary shares, in this offering based on (i) an assumed public offering price of $146.59 per ADS, the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, after deducting the estimated underwriting commissions and estimated offering expenses payable by us and (ii) the exchange rate reported by the European Central Bank on June 30, 2024.

You should read this information together with our audited consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes, each incorporated by reference into this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus entitled “Where you can find more information.”

(EUR ’000)	As of June 30, 2024
	Actual	Pro Forma(2)	Pro Forma As adjusted(3)
Cash and cash equivalents	258,696	397,230	659,959

Equity:
Share capital	7,819	7,819	8,093
Distributable equity:
Share premium	2,144,578	2,144,578	2,407,032
Treasury shares reserve	(118)	(118)	(118)
Foreign currency translation reserve	799	799	799
Accumulated deficit (including Share-based payment reserve)	(2,474,211)	(2,474,211)	(2,474,211)

Total equity	(321,133)	(321,133)	(58,404)

Debt:
Current liabilities(4)	847,735	847,735	847,735
Non-current liabilities	231,696	370,230	370,230
Total debt	1,079,431	1,217,965	1,217,965

Total capitalization(5)	(89,437)	49,097	311,826

(1)	Since June 30, 2024, on July 9, 2024, August 13, 2024 and September 10, 2024, we granted warrants to subscribe for an aggregate of 167,365 of our ordinary shares to our employees.
(2)

Net proceeds of $148.3 million, which includes expected offering expenses, pursuant to the YORVIPATH Participation Right Purchase and Sale Agreement with Royalty Pharma, is presented as non-current liabilities.

(3)

A $1.00 increase or decrease in the assumed public offering price of $146.59 per ADS, which is the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, would increase or decrease, as applicable, the as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by approximately $1.9 million, assuming that the number of ADSs offered by us (based on the assumed public offering price of $146.59 per ADS) remains the same and after deducting the estimated underwriting commissions and estimated offering expenses payable by us. An increase or decrease of 100,000 in the number of ADSs we are offering would increase or decrease, as applicable, the as adjusted amount of each of cash and cash equivalents, total equity and total capitalization by approximately $13.8 million, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.
(4)

The company has implemented amendments to IAS 1, “Presentation of Financial Statements,” section 69-76. Accordingly, since January 1, 2024, the Company’s convertible senior notes and derivative liabilities have been presented as current liabilities in the consolidated statements of financial position. The amendments require presentation of the convertible notes and derivative liabilities as current liabilities even though: the initial conversion price of $166.34 per ADS is not met; the conversion would not require cash settlement; and, the convertible notes do not mature until April 1, 2028. On June 30, 2024, the carrying amount of convertible notes and derivative liabilities were €432.2 million and €159.1 million, respectively.

(5)	Represents the sum of non-current liabilities and equity.

The outstanding share capital and distributable equity information in the table above, as of June 30, 2024, includes 881,730 ordinary shares represented by ADSs held by us, and excludes the following:

•

6,107,875 ordinary shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of €91.16 per share ($97.59 per share), as of June 30, 2024 (based on the exchange rate reported by the European Central Bank on June 30, 2024);

•

2,366,366 ordinary shares issuable upon exercise of warrants that we are authorized to issue in the future, as of June 30, 2024, of which 167,365 warrants have been issued after June 30, 2024 at a weighted-average exercise price of €113.61 per share ($121.62 per share) (based on the exchange rate reported by the European Central Bank on June 30, 2024);

•

1,212,820 ordinary shares represented by ADSs issuable upon vesting and settlement of RSUs and PSUs outstanding as of June 30, 2024 (which RSUs and PSUs may be settled into ADSs held by us or by cash settlement, at our option); and

•

3,456,785 ordinary shares represented by ADSs issuable upon conversion of our 2.25% Convertible Senior Notes due 2028 outstanding as of June 30, 2024 (based on the initial conversion rate of 6.0118 ADSs per $1,000 principal amount of notes).

DILUTION

If you invest in the ADSs in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per ADS in this offering and the net tangible book value per ADS after this offering. As of June 30, 2024, we had a historical net tangible book value of $(348.3) million, or $(5.98) per ADS. Our net tangible book value represents total consolidated tangible assets less total consolidated liabilities and our net tangible book value per ADS represents the net tangible book value, all divided by the number of ordinary shares outstanding on June 30, 2024.

After giving effect to the sale of the ADSs in this offering based on (i) the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, of $146.59 per ADS and (ii) the exchange rate reported by the European Central Bank on June 30, 2024, and after deducting the estimated underwriting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 30, 2024 would have been approximately $(67.0) million, or $(1.11) per ADS. This represents an immediate increase in as adjusted net tangible book value of $4.87 per ADS to existing shareholders and holders of ADSs and an immediate dilution in net tangible book value of $147.70 per ADS to new investors purchasing the ADSs in this offering. The following table illustrates this per ADS dilution:

Assumed public offering price per ADS		$146.59
Net tangible book value per ADS as of June 30, 2024	$(5.98)
Increase per ADS attributable to new investors	4.87

As adjusted net tangible book value per ADS as of June 30, 2024, after giving effect to this offering		(1.11)

Dilution per ADS to new investors participating in this offering		$147.70

If the underwriters fully exercise their option to purchase additional ADSs, as adjusted net tangible book value as of June 30, 2024 after this offering would increase to approximately $(0.41) per ADS, and there would be an immediate dilution of approximately $147.00 per ADS to new investors.

A $1.00 increase (decrease) in the assumed public offering price of $146.59 per ADS, which is the last reported sale price of the ADSs on the Nasdaq Global Select Market on September 17, 2024, would increase (decrease) the as adjusted net tangible book value as of June 30, 2024 by approximately $1.9 million, or approximately $0.03 per ADS, and increase (decrease) the dilution per ADS to new investors by approximately $0.03 per ADS, assuming that the number of ADSs offered by us (based on the assumed public offering price of $146.59 per ADS) remains the same and after deducting the estimated underwriting commissions and estimated offering expenses payable by us. An increase (decrease) of 100,000 in the number of ADSs we are offering would increase (decrease) the as adjusted net tangible book value by approximately $13.8 million, or $0.23 per ADS, and would decrease (increase) the dilution per ADS to new investors by approximately $0.23 per ADS, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

To the extent that outstanding warrants are exercised, RSUs or PSUs vest and settle into ADSs or convertible notes are converted into ADSs, investors purchasing the ADSs in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders and the holders of ADSs.

The foregoing tables and calculations (other than the historical net tangible book value calculations) are based on 58,231,484 ordinary shares outstanding as of June 30, 2024 (including 881,730 ordinary shares represented by ADSs held by us), and excludes the following:

•

6,107,875 ordinary shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of €91.16 per share ($97.59 per share), as of June 30, 2024 (based on the exchange rate reported by the European Central Bank on June 30, 2024);

•

2,366,366 ordinary shares issuable upon exercise of warrants that we are authorized to issue in the future, as of June 30, 2024, of which 167,365 warrants have been issued after June 30, 2024 at a weighted-average exercise price of €113.61 per share ($121.62 per share) (based on the exchange rate reported by the European Central Bank on June 30, 2024);

•

1,212,820 ordinary shares represented by ADSs issuable upon vesting and settlement of RSUs and PSUs outstanding as of June 30, 2024 (which RSUs and PSUs may be settled into ADSs held by us or by cash settlement, at our option); and

•

3,456,785 ordinary shares represented by ADSs issuable upon conversion of our 2.25% Convertible Senior Notes due 2028 outstanding as of June 30, 2024 (based on the initial conversion rate of 6.0118 ADSs per $1,000 principal amount of notes).

UNDERWRITING

We are offering the ADSs described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Evercore Group L.L.C. and Goldman Sachs & Co. LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting commissions set forth on the cover page of this prospectus supplement, the number of ADSs listed next to its name in the following table:

Name	Number of ADS
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Evercore Group L.L.C.
Goldman Sachs & Co. LLC

Total

The underwriters are committed to purchase all of the ADSs offered by us if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

Any purchases of ADSs by the underwriters pursuant to the underwriting agreement are carried out by the underwriters agreeing, severally and not jointly, to subscribe for ordinary shares and deposit such ordinary shares with the depositary, receiving in return the ADSs.

The underwriters propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per ADS. After the initial offering of the ADSs to the public, the offering price and other selling terms may be changed by the underwriters. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to      additional ADSs from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase      additional ADSs. If any ADSs are purchased with this option to purchase additional ADSs, the underwriters will purchase ADSs in approximately the same proportion as shown in the table above. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.

The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is $     per ADS. The following table shows the per ADS and total underwriting commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Without option to purchase additional ADSs exercise	With full option to purchase additional ADSs exercise
Per ADS	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting commissions, will be approximately $    .

We have also agreed to reimburse the underwriters for up to $20,000 of expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, and will not publicly disclose an intention to, subject to limited exceptions, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend or otherwise transfer or dispose of any ADSs, ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (collectively, the “Lock-Up Securities”) or submit or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap, hedging or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs, ordinary shares or other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Evercore Group L.L.C. and Goldman Sachs & Co. LLC for a period of 45 days after the date of this prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to: (i) the sale of the ADSs to the underwriters; (ii) the issuance by us of ADSs or ordinary shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement and described herein or in the documents incorporated by reference; (iii) the issuance by us of ADSs or ordinary shares granted pursuant to our existing employee benefit plans described herein or in the documents incorporated by reference; (iv) the issuance by us of ADSs or ordinary shares pursuant to any non-employee director equity plan or dividend reinvestment plan described herein or in the documents incorporated by reference; (v) the filing by us of any registration statement on Form S-8 or a successor form thereto; or (vi) the issuance by us of Lock-Up Securities in connection with a transaction with any third party that includes a bona fide commercial relationship with us (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering or intellectual property license agreement with us); provided, however, that the aggregate number of Lock-Up Securities issued pursuant to such issuances during the period of 45 days after the date of this prospectus supplement shall not exceed 10% of the total number of ordinary shares issued and outstanding immediately following the issuance and sale of the ADSs pursuant to this prospectus supplement, and provided, further that we shall cause each recipient of Lock-Up Securities issued pursuant to such issuances during the period of 45 days after the date of this prospectus supplement to enter into a lock-up agreement with the underwriters in the same form entered into by our directors and executive officers.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Evercore Group L.L.C. and Goldman Sachs & Co. LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend or otherwise transfer or dispose of any Lock-Up Securities, or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, (ii) enter into any hedging, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of ADSs, ordinary shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph do not apply to, among other things and subject to certain conditions and exceptions, transfers or dispositions: (i) as a bona fide gift or gifts, sale or other dispositions or distributions among the securityholder or family members of the securityholder, or to affiliates of the securityholder, (ii) to any trust for direct or indirect benefit of the securityholder or immediate family of the securityholder; (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or family member of the securityholder; (iv) transfers or dispositions that occur by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement; (v) distributions to limited partners or shareholders of the securityholder; (vi) resulting from the exercise of warrants or other securities convertible or exercisable for ADSs or ordinary shares granted pursuant to our equity incentive plans; (vii) the establishment of any contract, instruction or plan that satisfies the requirements of Rule 10b5-1 under the E Securities Exchange Act of 1934, as amended, or the Exchange Act, provided no sales of any securities will occur during the lockup period; (viii) any demands or requests for, the exercise of any right with respect to, or any action in preparation of, the registration by us of the securityholder’s ADSs or ordinary shares, provided no transfer of such securities will be made during the lockup period; (ix) transfers of our securities pursuant to agreements under which we have the option to repurchase such securities from the securityholder or the Company has a right of first refusal with respect to transfers of such securities; (x) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of ADSs or ordinary shares involving a change of control of our company; (xi) transfers of securities made pursuant to an existing Rule 10b5-1 trading plan that exists as of the date of this prospectus supplement; and (xii) the conversion of ordinary shares into ADSs or ADSs into ordinary shares.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The ADSs, representing our ordinary shares, are listed on The Nasdaq Global Select Market under the symbol “ASND”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of the ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional ADSs referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of the ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting commissions received by them.

These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in the ADSs on The Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the ADSs during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the ADSs to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no ADSs have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the ADSs shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any ADSs being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs is which has been approved by the Financial Conduct Authority, except that the ADSs may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the ADSs shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the ADSs in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any ADSs. No ADSs have been offered or will be offered to the public in Switzerland, except that offers of ADSs may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of ADSs shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The ADSs have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the ADSs constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the ADSs may be publicly distributed or otherwise made publicly available in Switzerland.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor the accompanying prospectus, nor has it taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, neither this prospectus supplement nor the accompanying prospectus constitutes a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.

As any offer of ADSs under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issue of the ADSs, offer, transfer, assign or otherwise alienate those ADSs to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than:

(i)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(i)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of ADSs, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the ADSs are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Bermuda

ADSs may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”), pursuant to resolution number 3-123-2017 dated 27 December 2017, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

British Virgin Islands

The ADSs are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of our company. The ADSs may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (“BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

China

Neither this prospectus supplement nor the accompanying prospectus will be circulated or distributed in the PRC and the ADSs will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement, the accompanying prospectus, nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Korea

The ADSs have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ADSs have been and will be offered in Korea as a private placement under the FSCMA. None of the ADSs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The ADSs have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the ADSs shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ADSs. By the purchase of the ADSs, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ADSs pursuant to the applicable laws and regulations of Korea.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the ADSs has been or will be registered with the Securities Commission of Malaysia (the “Malaysian Commission”), for the Malaysian Commission’s approval pursuant to the Capital Markets and Services Act 2007.

Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Malaysian Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ADSs, as principal, if the offer is on terms that the ADSs may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an

Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Malaysian Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ADSs is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement and the accompanying prospectus subject to Malaysian laws. Neither this prospectus supplement nor the accompanying prospectus constitutes, nor may they be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Malaysian Commission under the Capital Markets and Services Act 2007.

Taiwan

The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

South Africa

Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) is being made in connection with the issue of the ADSs in South Africa. Accordingly, neither this prospectus supplement nor the accompanying prospectus, nor is either intended to, constitutes a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The ADSs are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:

Section 96 (1) (a)

the offer, transfer, sale, renunciation or delivery is to:

(i)   persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii) the South African Public Investment Corporation;

(iii) persons or entities regulated by the Reserve Bank of South Africa;

(iv) authorised financial service providers under South African law;

(v)  financial institutions recognised as such under South African law;

(vi) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii) any combination of the person in (i) to (vi); or

Section 96 (1) (b)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement and the accompanying prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXCHANGE CONTROLS

There are no laws or regulations in Denmark that restrict the export or import of capital (except for certain investments in certain domains in accordance with applicable resolutions adopted by the United Nations or the European Union), including, but not limited to, foreign exchange controls, or which affect the remittance of dividends, interest or other payments to non-resident holders of our ordinary shares.

VALIDITY OF THE SECURITIES

The validity of the issuance of the shares offered in this prospectus supplement and certain other matters of Danish law will be passed upon for us by Mazanti-Andersen, Advokatpartnerselskab, Copenhagen, Denmark. Certain matters of U.S. law will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Cooley LLP, San Francisco, California, and Kromann Reumert, Copenhagen, Denmark, are acting as counsel for the underwriters in connection with this offering with respect to matters of U.S. law and Danish law, respectively.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Form 6-Ks incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2023.

EXPERTS

The financial statements of Ascendis Pharma A/S incorporated by reference in this Prospectus Supplement and the effectiveness of Ascendis Pharma A/S’s internal control over financial reporting have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized under the laws of Denmark, with a domicile in the municipality of Gentofte, Denmark.

Some of the members of our board of directors and senior management are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.

There is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Moreover, a Danish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate for actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Denmark are solely governed by the provisions of the Danish Administration of Justice Act.

WHERE YOU CAN FIND MORE INFORMATION

Available information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our web site address is www.ascendispharma.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed by us with the SEC on February 7, 2024 (File No. 001-36815).

•

Our Reports on Form 6-K furnished by us with the SEC on January  2, 2024, January  8, 2024 (at 06:05:27), January  10, 2024, January 29, 2024, January  31, 2024, February  14, 2024, February 29, 2024, March  14, 2024, March 27, 2024, April  10, 2024, April  24, 2024, May  2, 2024 (at 16:29:22), May  14, 2024, May 16, 2024, May 31, 2024, June 12, 2024, June 28, 2024, July 10, 2024, August  12, 2024, August  14, 2024, September  3, 2024 (at 17:10:45), September  3, 2024 (at 17:14:57), September  11, 2024, September  12, 2024 and September 16, 2024 (at 07:28:55).

•

The description of our Ordinary Shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-36815), filed by us with the SEC under Section 12(b) of the Exchange Act, on January 26, 2015, as updated by the description of our Ordinary Shares and American Depositary Shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on February 7, 2024, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Ascendis Pharma A/S

Tuborg Boulevard 12

DK-2900 Hellerup, Denmark

+45 70 22 22 44

Attention: Investor Relations

EXPENSES

The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus supplement is a part. All amounts are estimated other than the SEC registration fee.

SEC registration fee	$50,922
Legal fees and expenses	$475,000
Accounting fees and expenses	$150,000
Printing expenses	$50,000
Miscellaneous expenses	$24,078

Total	$750,000

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

PROSPECTUS

Ordinary Shares

(or American Depositary Shares representing Ordinary Shares)

Debt Securities

Preference Shares

Warrants

Units

Depositary Shares

We may offer and sell the securities identified above, and the selling securityholders may offer and sell our ordinary shares (or American Depositary Shares (“ADSs”) representing such shares), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our ordinary shares (or ADSs representing such shares) by the selling securityholders (if any).

Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell our ordinary shares (or ADSs representing such shares) from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The ADSs, representing our ordinary shares, are traded on the Nasdaq Global Select Market under the symbol “ASND”. On September 17, 2024, the last reported sale price for the ADSs on the Nasdaq Global Select Market was $146.59 per ADS.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission, any U.S. state securities commission, the Danish Financial Supervisory Authority, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell our ordinary shares (or ADSs representing such shares) from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell such securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Ascendis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Ascendis Pharma A/S and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in euros and report under IFRS Accounting Standards, as issued by the International Accounting Standards Board and as adopted by the European Union. None of the consolidated financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

THE COMPANY

We are applying our innovative TransCon technology platform to build a leading, fully integrated, global biopharma company focused on making a meaningful difference in patients’ lives. Guided by our core values of Patients, Science, and Passion, we use our TransCon technologies to create new and potentially best-in-class therapies.

We were organized under the laws of the Kingdom of Denmark in September 2006 as a private limited liability company (Anpartsselskab, or ApS) and then transformed into a public limited liability company (Aktieselskab, or A/S), effective December 17, 2007. In connection with this conversion, our legal name changed from Ascendis Pharma ApS to Ascendis Pharma A/S. We commenced operations in December 2007 in connection with the acquisition of the company that invented our TransCon technologies, Complex Biosystems GmbH. Our registered office and principal executive offices are located at Tuborg Boulevard 12, DK-2900 Hellerup, Denmark and our telephone number is +45 70 22 22 44. Our website address is www.ascendispharma.com. The information on, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus. We have included our website address as an inactive textual reference only. References in this prospectus to “we,” “us,” “our,” “our company,” “the company” or “Ascendis” refer to Ascendis Pharma A/S, and our consolidated subsidiaries unless otherwise specified.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus; our updates, if any, to those risk factors in our reports on Form 6-K; and all other information contained or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

PRINCIPAL MARKETS FOR OUR ORDINARY SHARES AND THE ADSS

Our ADSs have been listed on the Nasdaq Global Select Market under the symbol “ASND” since January 28, 2015. Prior to this date, there was no public trading market for our ordinary shares or ADSs.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of ordinary shares (or ADSs representing such shares) being offered by any of the selling securityholders.

DESCRIPTION OF SHARE CAPITAL

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association, the registration rights agreement entered into in December 2015 to which we and certain holders of American Depositary Shares, also referred to as ADSs, are parties or the 2015 Registration Rights Agreement, and relevant provisions of the Danish Companies Act (in Danish: Selskabsloven). Because the following is only a summary, it does not contain all of the information that may be important to you. The summary includes certain references to and descriptions of material provisions of our articles of association, the 2015 Registration Rights Agreement and Danish law in effect as of the date of this prospectus. The summary below does not purport to be complete and is qualified in its entirety by reference to applicable Danish Law and our articles of association and the 2015 Registration Rights Agreement, copies of which are incorporated by reference into this prospectus. Further, please note that ADS holders are not treated as our shareholders and do not have rights as a shareholder. For more information regarding the rights of ADS holders, see “Description of American Depositary Shares” below.

General

Our company was incorporated on September 21, 2006 as a private limited liability company (in Danish: Anpartsselskab, or ApS) under Danish law and is registered with the Danish Business Authority (in Danish: Erhvervsstyrelsen) in Copenhagen, Denmark under registration number 29918791. On December 17, 2007, our company was converted into a public limited liability company (in Danish: Aktieselskab, or A/S). Our company’s headquarters and registered office is Tuborg Boulevard 12, DK-2900 Hellerup, Denmark.

Authorizations to our board of directors

As of the date of this prospectus, our board of directors is authorized to increase the share capital as follows:

•

Our board of directors is authorized to increase our share capital by up to 9,000,000 shares with pre-emptive subscription rights for existing shareholders. Capital increases according to this authorization shall be carried out by our board of directors by way of cash contributions. This authorization is valid until May 29, 2029.

•

Our board of directors is authorized to increase our share capital by up to 6,125,000 without pre-emptive subscription rights for existing shareholders. Capital increases according to this authorization can be carried out by our board of directors by way of contributions in kind, conversion of debt and/or cash contributions, and must be carried out at market price. This authorization is valid until May 27, 2026.

•

Our board of directors is authorized to issue 250,877 warrants and to increase our share capital by up to 250,877 shares without pre-emptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof. This authorization is valid until May 28, 2025.

•

Our board of directors is authorized to obtain loans against issuance of convertible bonds which confer the right to subscribe for shares in the company. The company’s existing shareholders shall not have pre-emption rights to such shares. Our board of directors is authorized to increase the share capital by up to 9,000,000 by conversion of the convertible bonds. The convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of our board of directors to issue the convertible bonds. The loans shall be paid in cash and our board of directors shall determine the terms and conditions for the convertible bonds. This authorization is valid until May 29, 2027.

•	Our board of directors is authorized to issue 948,124 warrants to members of the executive management and employees, advisors and consultants of the company or our subsidiaries and to increase our share capital by up to 948,124 shares, without pre-emptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. This authorization is valid until May 29, 2027.

•

Our board of directors is authorized to issue 1,000,000 warrants to members of the executive management and employees, advisors and consultants of the company or our subsidiaries and to increase our share capital by up to 1,000,000 shares, without pre-emptive subscription rights for existing shareholders in connection with the exercise, if any, of said warrants and to determine the terms and conditions thereof. The exercise price for the warrants shall be determined by the board of directors in consultation with the company’s advisors and shall at least be equal to the market price of the shares at the time of issuance. This authorization is valid until May 29, 2029.

The ADSs are listed on the Nasdaq Global Select Market under the symbol “ASND.”

Our warrants

Our employees, consultants, advisors and board members are eligible to participate in our warrant incentive program. Warrants have been issued by the general meeting or by our board of directors pursuant to valid authorizations in our articles of association and the terms and conditions have, in accordance with the Danish Companies Act, been incorporated in our articles of association as in effect from time to time. Each warrant grants the holder the right to subscribe for one ordinary share against cash payment of the exercise price. The exercise price is determined by our board of directors and historically has not been less than the estimated fair value of our ordinary shares on the date of grant. As of June 30, 2024, our board of directors is authorized to issue 2,366,366 warrants in the period ending May 29, 2029. As of June 30, 2024, there were outstanding 6,107,875 warrants to subscribe for our ordinary shares and such warrants had a weighted-average exercise price of €91.16.

The grant of warrants to any participant is at the discretion of our board of directors and based on the recommendation of our management. The board of directors may determine the terms and conditions of the warrants issued, including exercise periods, subscription price and adjustments caused by changes to our company’s situation. Warrantholders are entitled to an adjustment of the number of warrants issued and/or the exercise price applicable in the event of certain corporate changes. Events giving rise to an adjustment include, among other things, increases or decreases to our share capital at a price below or above market value, respectively, the issuance of bonus shares, changes in the nominal value of each share and payment of dividends in excess of 10% of our company’s equity. For the purpose of implementing the capital increases necessary in connection with the exercise of warrants, our board of directors has been authorized to increase our share capital by one or more issuances of shares with a total nominal value corresponding to the number of warrants issued upon cash payment of the exercise price without any pre-emptive subscription rights to existing shareholders.

Subject to earlier vesting upon the occurrence of certain exit events, warrants granted under the program from December 2012 until and including November 2021 generally vest 1/48th per month from the date of grant subject to continued service for employees, consultants and grants to board members. However, effective from December 2015, subsequent grants to board members vest 1/24th per month from the date of grant. With respect to employees, in the event that a holder resigns due to our breach of employment terms or we terminate the employment relationship and the holder has not given us good reason to do so, the warrants will continue to vest post-termination in accordance with the same vesting schedule. Otherwise, warrants will cease vesting upon termination of service with respect to employees, board members and consultants.

Subject to earlier vesting, upon the occurrence of certain exit events, for warrants granted under the program as in effect since December 9, 2021, the following vesting applies:

25% of the warrants granted to employees and consultants generally vest one year after the time of grant, and the remaining 75% of the warrants granted generally vest with 1/36 per month from one year after the time of grant. As regards warrants which board members are granted in connection with appointment, 25% of the warrants granted generally vest one year after the time of the grant (the initial grant after the board member’s accession), and the remaining 75% of the warrants granted generally vest with 1/36 per month from one year after the time of the grant. Regarding any subsequent grants of warrants to board members (“Subsequent Warrants”), 50% of the Subsequent Warrants generally vest one year after the time of such subsequent grant and the remaining 50% of the Subsequent Warrants shall generally vest with 1/12 per month from one year after the time of such subsequent grant. Warrants will generally cease vesting upon termination of service with respect to employees, consultants and board members.

Vested warrants may be exercised during certain exercise periods each year. For outstanding warrants, there are four annual exercise periods; each exercise period begins two full trading days after the publication of the public release of our earnings data of a fiscal quarter and continues until the end of the second-to-last trading day in which quarter the relevant earnings release is published. The warrants expire ten years after the grant date.

RSU and PSU Program

Our board of directors is authorized during the period until May 27, 2026 to purchase up to 2,000,000 shares or ADSs representing a corresponding amount of shares in the company as treasury shares.

Our board of directors is authorized during the period until May 29, 2028 to purchase up to 1,000,000 shares or ADSs representing a corresponding amount of shares in the company as treasury shares.

Our board of directors has partially exercised this right and the company has re-purchased 154,837 ADSs in November 2021 (154,837) and 1,000,000 ADSs in March 2022 (1,000,000), representing a corresponding amount of shares in the company as treasury shares primarily to be granted as Restricted Stock Units (“RSUs”) or Performance Stock Units (“PSUs”) in connection with the implementation of a Restricted Stock Units Program (“RSU Program”) and a Performance Stock Units program (“PSU Program”) in the company. In March 2024, December 2023, and December 2022, 176,317 ADSs, 20,098 ADSs and 41,685 ADSs, respectively, were transferred to holders under the company’s RSU Program. Similarly, In March 2024, 35,007 ADSs were transferred to holders under the company’s PSU Program.

RSU Program

RSUs may be granted to members of the senior management team, non-executive directors, and other employees (“RSU Participants”) employed with the company or another company within the company’s group. Our board of directors may also, at its sole discretion, decide to grant RSUs to consultants or members of our board of directors who are then also deemed RSU Participants.

One RSU represents a right for the RSU Participant to receive one ADS upon vesting. ADSs underlying RSUs are deemed to be treasury shares that have been repurchased in the market and, upon vesting, the company may at its sole discretion choose to make a cash settlement instead of delivering ADSs.

Our board of directors may, in its sole discretion, at any given point in time, decide to grant RSUs and may at its discretion and on an individual basis decide to deviate from the vesting principles and/or the vesting conditions as set forth in the RSU Program.

RSUs are granted to the RSU Participant free of charge. It is a condition for vesting that the RSU Participant is still either employed or retained as consultant within the company or another company within the company’s group or appointed as member of the board of directors on the vesting date. Subject to earlier vesting, upon the occurrence of certain exit events, for each award of RSUs, 1/3 of such RSUs will vest on each anniversary of the date of grant, subject to continued service.

In March 2024, our board of directors granted an aggregate of (i) 20,610 RSUs to certain non-employee board members of the company, (ii) 139,281 RSUs to certain members of senior management of the company, and (iii) 558,089 RSUs to certain other employees of the company under the terms of the RSU Program.

PSU Program

PSUs may be granted to members of the senior management team, non-executive directors and other employees (“PSU Participants”) employed with the company or another company within the company’s group. Our board of directors may also at its sole discretion decide to grant PSUs to consultants or members of our board of directors, who are then also deemed PSU Participants.

One PSU represents a right for the PSU Participant to receive one ADS upon vesting. ADSs underlying PSUs are deemed to be treasury shares that have been repurchased in the market and, upon vesting, the company may at its sole discretion choose to make a cash settlement instead of delivering ADSs.

Our board of directors may, in its sole discretion, at any given point in time, decide to grant PSUs and may at its discretion and on an individual basis decide to deviate from the vesting principles and/or the vesting conditions as set forth in the company’s PSU Program.

PSUs are granted to the PSU Participant free of charge. It is a condition for vesting that the PSU Participant is still either employed or retained as consultant within the company or another company within the company’s group or appointed as member of the board of directors on the vesting date. Subject to earlier vesting, upon the occurrence of certain exit events, for each award of PSUs 1/3 of such PSUs will vest on each anniversary of the date of grant, subject to continued service and subject to the fulfillment of the performance conditions as determined by our board of directors.

All PSUs and any rights or payments in respect thereto will be subject to recoupment by the company to the extent required to comply with applicable law or any policy of the company providing for the reimbursement of incentive compensation.

In March 2024, our board of directors granted an aggregate of 92,655 PSUs to certain members of senior management of the company under the terms of the PSU Program.

Registration rights

Under the 2015 Registration Rights Agreement, we were required to timely register with the SEC 1.0 million ordinary shares underlying 1.0 million ADSs (the “Fidelity Shares”), purchased by Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub and Fidelity Stock Selector Small Cap Fund—Health Care Sub on December 14, 2015. In addition, the owners of the Fidelity Shares are entitled to registration of the Fidelity Shares on Form F-3. In accordance with our obligations under the 2015 Registration Rights Agreement, we filed a resale registration statement in February 2016 to register for resale the Fidelity Shares.

Unless our ordinary shares are listed on a national securities exchange or trading system and a market for our ordinary shares not held in the form of ADSs exists, any registrable securities sold pursuant to an exercise of the registration rights will be sold in the form of ADSs.

Expenses of registration

Under the 2015 Registration Rights Agreement, we agreed to pay certain registration expenses of the holders of the shares registered pursuant to the registration rights described above, excluding, among other things, the expenses of counsel for Fidelity Securities Fund: Fidelity Series Small Cap Opportunities Fund—Healthcare Sub and Fidelity Stock Selector Small Cap Fund—Health Care Sub.

Expiration of registration rights

Under the 2015 Registration Rights Agreement, the registration rights described above will expire upon the earlier of a change of control event, the disposition of the Fidelity Shares or when the Fidelity Shares can be sold under Rule 144 or Regulation S of the Securities Act during any three-month period.

Owners’ register

We are obligated to maintain an owners’ register (in Danish: ejerbog). The owners’ register is maintained by Computershare A/S (Company Registration (CVR) no. 27088899), our Danish share registrar. It is mandatory that the owners’ register is maintained within the European Union and that it is available to public authorities. Pursuant to the Danish Companies Act, public and private limited liability companies are required to register with the Danish Business Authority information regarding shareholders who own at least 5% of the share capital or the voting rights. Pursuant to this provision, we file registrations with the Public Owners’ Register of the Danish Business Authority. Shareholders that exceed the ownership threshold must notify us and we will subsequently file the information with the Danish Business Authority. Reporting is further required when thresholds of 5%, 10%, 15%, 20%, 25%, 50%, 90% or 100%, or 1/3 or 2/3 are reached or no longer reached.

Articles of association and Danish corporate law

With respect to our articles of association, the following should be emphasized:

Objects clause

Our corporate object, as set out in article 3 of our articles of association, is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Summary of provisions regarding the board of directors and the executive board

Pursuant to our articles of association, our board of directors shall be elected by our shareholders at the general meeting and shall be composed of not less than three and no more than 10 members. The members of the board of directors are elected for a term expiring at the first coming annual general meeting following their election. Board members must retire from the board of directors at the annual general meeting following their 75th birthday. Board members are not required to own any shares of our share capital.

The board of directors shall appoint and employ an executive board consisting of one to five members to attend to our day-to-day management, and the board of directors shall determine the terms and conditions of the employment.

Voting rights

Each shareholder is entitled to one vote for each share owned at the time of any general meeting. As compared with Danish citizens, there are no limitations under the articles of association or under Danish law on the rights of foreigners or non-Danish citizens to hold or vote our shares.

Dividend rights

Our shareholders may at general meetings authorize the distribution of ordinary and extraordinary dividends. Our shareholders may not distribute dividends in excess of the recommendation from our board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward.

Our shareholders are eligible to receive any dividends declared and paid out. However, we have not to date declared or paid any dividends and we currently intend to retain all available financial resources and any earnings generated by our operations for use in the business and we do not anticipate paying any dividends in the foreseeable future. The payment of any dividends in the future will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects, applicable restrictions on the payment of dividends under Danish law and other factors that our board of directors may consider relevant.

See the section titled “Item 10 E. Additional Information—Taxation” in our Annual Report on Form 20-F for a summary of certain tax consequences in respect of dividends or distributions to holders of our ordinary shares or the ADSs.

Pre-emptive subscription rights

Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. An increase in share capital can be resolved by the shareholders at a general meeting or by the board of directors pursuant to an authorization given by the shareholders. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting.

The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations set forth above under the caption “Authorizations to our board of directors.”

Unless future issuances of new shares and/or pre-emptive rights are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.

Rights on liquidation

Upon a liquidation or winding-up of our company, shareholders will be entitled to participate, in proportion to their respective shareholdings, in any surplus assets remaining after payment of our creditors.

Limitations on holding of shares

There are no limitations on the right to hold shares under the articles of association or Danish law.

Liability to capital calls by us

Under our articles of association as well as the Danish Companies Act, our shareholders are not obligated to pay further amounts to us. All our shares are fully-paid.

Sinking fund provisions

There are no sinking fund provisions or similar obligations relating to our ordinary shares.

Disclosure requirements

Pursuant to Section 55 of the Danish Companies Act, a shareholder is required to notify us when such shareholder’s stake represents 5% or more of the voting rights in our company or the nominal value accounts for 5% or more of the share capital, and when a change of a holding already notified entails that the limits of 5%, 10%, 15%, 20%, 25%, 50%, 90% or 100%, or 1/3 or 2/3 are reached or no longer reached. The notification shall be given within two weeks following the date when the limits are reached or are no longer reached.

The notification must include information on the date of acquisition or disposal of the shares, the number and, if applicable, the share class, the full name, address and civil registration (“CPR”) number of the shareholder or the name, central business register (“CVR”) number and registered office of the enterprise. If the shareholder has no CPR number or CVR number, such notice must be accompanied by other documentation securing unambiguous identification of the shareholder. The notice must also include information on the denomination or nominal value of the shares and the voting rights attaching to the shares.

Pursuant to section 58a, we are obligated to collect and store for a period of at least five years certain information regarding the beneficial owners of shares in the company. A beneficial owner is a physical person who ultimately holds or controls, directly or indirectly, a sufficient part of the ownership interests or voting rights or exercises control by other means, except for owners of companies whose ownership interests are traded on a regulated market or a similar market which is subject to a duty of disclosure in accordance with EU law or similar international standards.

The legal status of the notification obligations is not fully clarified in relation to ADS holders and an ADS holder may be subject to such obligations.

General meetings

The general meeting of shareholders is the highest authority in all matters, subject to the limitations provided by Danish law and the articles of association. The annual general meeting shall be held in the Greater Copenhagen area not later than the end of May in each year.

At the annual general meeting, the audited annual report is submitted for approval, together with the proposed appropriation of profit/treatment of loss, the election of the board of directors and election of our auditors. In addition, the board of directors reports on our activities during the past year.

General meetings are convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice. A convening notice will be forwarded to shareholders recorded in our owners’ register, who have requested such notification and by publication in the Danish Business Authority’s computerized information system and on the company’s website.

At the latest, two weeks before a general meeting (inclusive of the day of the general meeting), we shall make the following information and documents available on our webpage:

•	the convening notice,

•	the documents that shall be presented at the general meeting, which will, in the case of the annual general meeting, include the annual report, and

•	the agenda and the complete proposals.

Shareholders are entitled to attend general meetings, either in person or by proxy, and they or their proxy may be accompanied by one advisor. A shareholder’s right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder holds on the registration date. The registration date shall be one week before the general meeting is held. The shares which the individual shareholder holds are calculated on the registration date on the basis of the registration of ownership in the owners’ register as well as notifications concerning ownership which the company has received with a view to update the ownership in the owners’ register. In addition, any shareholder who is entitled to attend a general meeting and who wishes to attend must have requested an admission card from us no later than three days in advance of the general meeting. Any shareholder is entitled to submit proposals to be discussed at the general meetings. However, proposals by the shareholders to be considered at the annual general meeting must be submitted in writing to the board of directors not later than six weeks before the annual general meeting.

Extraordinary general meetings must be held upon resolution of an annual general meeting to hold such a meeting or upon request of the board of directors, our auditors or shareholders representing at least 1/20 of the registered share capital or such lower percentage as our articles of association may provide. Our articles of association do not state such lower percentage.

Holders of ADSs are not entitled to directly receive notices or other materials or to attend or vote at general meetings.

Resolutions in general meetings

Resolutions made by the general meeting generally may be adopted by a simple majority of the votes cast, subject only to the mandatory provisions of the Danish Companies Act and our articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose or increase any obligations of the shareholders towards the company require unanimity.

Quorum requirements

There are no quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Squeeze out

According to Section 70 of the Danish Companies Act, shares in a company may be redeemed by a shareholder holding more than nine-tenths of the shares and the corresponding voting rights in the company. Furthermore, according to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder holding more than nine-tenths of the shares and the corresponding voting rights to redeem the minority shareholder’s shares.

Danish rules intended to prevent market abuse

As of July 3, 2016, EU Regulation No 596/2014 on market abuse entered into force and Chapter 10 of the Danish Securities Trading Act was repealed. Pursuant to said Chapter 10, we had adopted an internal code on inside information in respect of the holding of and carrying out of transactions by our board of directors and executive officers and employees in the shares or ADSs or in financial instruments the value of which is determined by the value of the ordinary shares or ADSs, and we had drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and had informed such persons of the rules on insider trading and market manipulation, including the sanctions which could be imposed in the event of a violation of those rules. However, said EU Regulation No 596/2014 on market abuse imposes no such requirements on us and we have abandoned our previous practice.

Limitation on liability

Under Danish law, members of the board of directors or senior management may be held liable for damages in the event that loss is caused due to their negligence. They may be held jointly and severally liable for damages to the company, the shareholders and to third parties for acting in violation of the articles of association and Danish law.

The general meeting is allowed to discharge our board members and members of our senior management from liability for any particular financial year based on a resolution relating to the financial statements. This discharge means that the general meeting will discharge such board members and members of our senior management from liability to us; however, the general meeting cannot discharge any claims by individual shareholders or other third parties.

Additionally, we have entered into agreements with our board members and members of our senior management, pursuant to which, subject to limited exceptions, we have agreed to indemnify such board members and members of senior management from civil liability, including (i) any damages or fines payable by them as a result of an act or failure to act in the exercise of their duties currently or previously performed by them; (ii) any reasonable costs of conducting a defense against a claim; and (iii) any reasonable costs of appearing in other legal proceedings in which such individuals are involved as current or former board members or members of senior management.

There is a risk that such agreement will be deemed void under Danish law, either because the agreement is deemed contrary to the rules on discharge of liability in the Danish Companies Act, as set forth above, because the agreement is deemed contrary to sections 19 and 23 of the Danish Act on Damages, which contain mandatory provisions on recourse claims between an employee (including members of our senior management) and us, or because the agreement is deemed contrary to the general provisions of the Danish Contracts Act.

In addition to such indemnification, we provide our board members and senior management with directors’ and officers’ liability insurance.

Comparison of Danish corporate law and our articles of association and Delaware corporate law

The following comparison between Danish corporate law, which applies to us, and Delaware corporate law, the law under which many publicly traded companies in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. This summary is subject to Danish law, including the Danish Companies Act, and Delaware corporate law, including the Delaware General Corporation Law. Further, please note that ADS holders will not be treated as our shareholders and will not have any shareholder rights.

Duties of board members

Denmark. Public limited liability companies in Denmark are usually subject to a two-tier governance structure with the board of directors having the ultimate responsibility for the overall supervision and strategic management of the company in question and with an executive board/management being responsible for the day-to-day operations. Each board member and member of the executive board/management is under a fiduciary duty to act in the interest of the company, but shall also take into account the interests of the creditors and the shareholders. Under Danish law, the members of the board of directors and executive management of a limited liability company are liable for losses caused by negligence whether shareholders, creditors or the company itself suffers such losses. They may also be liable for wrongful information given in the annual financial statements or any other public announcements from the company. An investor suing for damages is required to prove its claim with regard to negligence, loss, and causation. Danish courts, when assessing negligence, have been reluctant to impose liability unless the directors and officers neglected clear and specific duties. This is also the case when it comes to liability with regard to public offerings or liability with regard to any other public information issued by the company.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Terms of the members of our board of directors

Denmark. Under Danish law, the members of the board of directors of a limited liability company are generally appointed for an individual term of one year. There is no limit on the number of consecutive terms the board members may serve. Pursuant to our articles of association, our board members are appointed by the general meeting of shareholders for a term of one year. Election of board members is, according to our articles of association, an item that shall be included on the agenda for the annual general meeting.

At the general meeting, shareholders are entitled at all times to dismiss a board member by a simple majority vote.

It follows from Section 140 of the Danish Companies Act that in limited liability companies that have employed an average of at least 35 employees in the preceding three years, the employees are entitled to elect a minimum of two representatives and alternate members to the company’s board of directors up to one half the number of the shareholder elected directors. If the number of representatives to be elected by the employees is not a whole number, such number must be rounded up.

Our company currently employs more than an average of 35 employees and has done so since 2016. Consequently, from 2018, our employees have been entitled to demand representation on our board of directors. The question will, upon request from the employees, be put to a popular vote among the employees. If more than half of the employees (regardless of whether they participate in the vote) vote in favor of having representation, we must organize an election process.

Additionally, Section 141 of the Danish Companies Act allows for group representation on the board of directors of our company, i.e. that employees of our Danish subsidiaries may demand representation on our board. However, our Danish subsidiaries do not currently have employees. The employees of Ascendis Pharma, Inc., Ascendis Pharma Endocrinology, Inc., Ascendis Pharma GmbH, and Ascendis Pharma Endocrinology GmbH may only demand representation on our board of directors provided that our general meeting adopts a resolution to that effect.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes, of relatively equal size, with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Board member vacancies

Denmark. Under Danish law, in the event of a vacancy, new board members are elected by the shareholders in a general meeting. Thus, a general meeting will have to be convened to fill a vacancy on the board of directors. However, the board of directors may choose to wait to fill vacancies until the next annual general meeting of the company, provided that the remaining board members can still constitute a quorum. It is only a statutory requirement to convene a general meeting to fill vacancies if the number of remaining members on the board is less than three.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (1) otherwise provided in the certificate of incorporation or bylaws of the corporation or (2) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

Denmark. Under Danish law, board members may not take part in any matter or decision-making that involves a subject or transaction in relation to which the board member has a conflict of interest with us.

Delaware. The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

•	the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors’ consent;

•	the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by board members

Denmark. In the event that a board member in a Danish limited liability company is unable to participate in a board meeting, the elected alternate, if any, shall be given access to participate in the board meeting. Unless the board of directors has decided otherwise, or as otherwise is set out in the articles of association, the board member in question may in special cases grant a power of attorney to another board member, provided that this is considered safe considering the agenda in question.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholder rights

Notice of meeting

Denmark. According to the Danish Companies Act, general meetings in limited liability companies shall be convened by the board of directors with a minimum of two weeks’ notice and a maximum of four weeks’ notice as set forth in the articles of association. A convening notice shall be forwarded to shareholders recorded in the company’s owners’ register, who have requested such notification. There are specific requirements as to the information and documentation required to be disclosed in connection with the convening notice.

Delaware. Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Voting rights

Denmark. Each ordinary share confers the right to cast one vote at the general meeting of shareholders, unless the articles of association provide otherwise. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by the company or its subsidiaries do not confer the right to vote.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event can a quorum consist of less than one third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than ten days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

Denmark. According to the Danish Companies Act, extraordinary general meetings of shareholders will be held whenever the board of directors or the appointed auditor requires. In addition, one or more shareholders representing at least 1/20th of the registered share capital of the company may, in writing, require that a general meeting be convened. If such a demand is forwarded, the board of directors shall convene the general meeting within two weeks thereafter.

All shareholders have the right to present proposals for adoption at the annual general meeting, provided that the proposals are made in writing and forwarded at the latest six weeks prior thereto. In the event that the proposal is received at a later date, the board of directors will decide whether the proposal has been forwarded in due time to be included on the agenda.

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting of stockholders. However, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by written consent

Denmark. Under Danish law, it is permissible for shareholders to take action and pass resolutions by written consent in the event of unanimity; however, this will normally not be the case in listed companies and for a listed company, this method of adopting resolutions is generally not feasible.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

Denmark. The concept of appraisal rights does not exist under Danish law, except in connection with statutory redemptions rights according to the Danish Companies Act.

According to Section 73 of the Danish Companies Act, a minority shareholder may require a majority shareholder that holds more than 90% of the company’s registered share capital and votes to redeem his or her shares. Similarly, a majority shareholder holding more than 90% of the company’s share capital and votes may, according to Section 70 of the same act, squeeze out the minority shareholders. In the event that the parties cannot agree to the redemption squeeze out price, this shall be determined by an independent evaluator appointed by the court. Additionally, there are specific regulations in Sections 249, 267, 285 and 305 of the Danish Companies Act that require compensation in the event of national or cross-border mergers and demergers. Moreover, shareholders who vote against a cross-border merger or demerger or cross-border conversion are, according to Sections 286, 306 and 318 m of the Danish Companies Act, entitled to have their shares redeemed.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

Denmark. Under Danish law, only a company itself can bring a civil action against a third party; an individual shareholder does not have the right to bring an action on behalf of a company. An individual shareholder may, in its own name, have an individual right to take action against such third party in the event that the cause for the liability of that third party also constitutes a negligent act directly against such individual shareholder.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

Denmark. Danish limited liability companies may not subscribe for newly issued shares in their own capital. Such company may, however, according to the Danish Companies Act Sections 196-201, acquire fully paid shares of its own capital, provided that the board of directors has been authorized thereto by the shareholders acting in a general meeting. Such authorization can only be given for a maximum period of five years and the authorization shall fix (i) the maximum value of the shares and (ii) the minimum and the highest amount that the company may pay for the shares. Shares may generally only be acquired using distributable reserves.

Delaware. Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover provisions

Denmark. Under Danish law, it is possible to implement limited protective anti-takeover measures. Such provisions may include, among other things, (i) different share classes with different voting rights, (ii) specific requirements to register the shares named in the company’s owners register and (iii) notification requirements concerning participation in general meetings. We have currently not adopted any such provisions.

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:

•	the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transaction;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•

after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.

Inspection of books and records

Denmark. According to Section 150 of the Danish Companies Act, a shareholder may request an inspection of the company’s books regarding specific issues concerning the management of the company or specific annual reports. If approved by shareholders with simple majority, one or more investigators are elected. If the proposal is not approved by simple majority but 25% of the share capital votes in favor, then the shareholder can request the court to appoint an investigator.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect certain of the corporation’s books and records, for any proper purpose, during the corporation’s usual hours of business.

Pre-emptive rights

Denmark. Under Danish law, all shareholders have pre-emptive subscription rights in connection with capital increases that are carried out as cash contributions. In connection with an increase of a company’s share capital, the shareholders may, by resolution at a general meeting, approve deviations from the general Danish pre-emptive rights of the shareholders. Under the Danish Companies Act, such resolution must be adopted by the affirmative vote of shareholders holding at least a two-thirds majority of the votes cast and the share capital represented at the general meeting. The board of directors may resolve to increase our share capital without pre-emptive subscription rights for existing shareholders pursuant to the authorizations described above under the caption “Authorizations to our board of directors.” Unless future issuances of new shares are registered under the Securities Act or with any authority outside Denmark, U.S. shareholders and shareholders in jurisdictions outside Denmark may be unable to exercise their pre-emptive subscription rights.

Delaware. Under the Delaware General Corporation Law, stockholders have no pre-emptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

Denmark. Under Danish law, the distribution of ordinary and extraordinary dividends requires the approval of a company’s shareholders at a company’s general meeting. Under the Danish Companies Act the general meeting may authorise the board of directors to resolve to distribute extraordinary dividends after presentation of a company’s first financial statements. The authorisation may be subject to financial and time restrictions. The shareholders may not distribute dividends in excess of the recommendation from the board of directors and may only pay out dividends from our distributable reserves, which are defined as results from operations carried forward and reserves that are not bound by law after deduction of loss carried forward. . The decision to pay out extraordinary dividends shall be accompanied by a balance sheet, and the board of directors determine whether it will be sufficient to use the balance sheet from the annual report or if an interim balance sheet for the period from the annual report period until the extraordinary dividend payment shall be prepared. If extraordinary dividends are paid out later than six months following the financial year for the latest annual report, an interim balance sheet showing that there are sufficient funds shall always be prepared.

Delaware. Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of shares, property or cash.

Shareholder vote on certain reorganizations

Denmark. Under Danish law, all amendments to the articles of association shall be approved by the general meeting of shareholders with a minimum of two-thirds of the votes cast and two-thirds of the represented share capital. The same applies to solvent liquidations, mergers with the company as the discontinuing entity, mergers with the company as the continuing entity if shares are issued in connection therewith, demergers with the company as the transferor company and demergers with the company as the existing transferee if amendment of the articles of association for any purpose other than the adoption of the transferor company’s name or secondary name as the transferee company’s secondary name is required to be made. Under Danish law, it is debatable whether the shareholders must approve a decision to sell all or virtually all of the company’s business/assets.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

However, under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, unless required by the certificate of incorporation, if (1) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (2) the shares of stock of the surviving corporation are not changed in the merger and (3) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Amendments to governing documents

Denmark. All resolutions made by the general meeting may be adopted by a simple majority of the votes, subject only to the mandatory provisions of the Danish Companies Act and the articles of association. Resolutions concerning all amendments to the articles of association must be passed by two-thirds of the votes cast as well as two-thirds of the share capital represented at the general meeting. Certain resolutions, which limit a shareholder’s ownership or voting rights, are subject to approval by a nine-tenth majority of the votes cast and the share capital represented at the general meeting. Decisions to impose any or increase any obligations of the shareholders towards the company require unanimity.

Delaware. Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Depositary

The depositary for the ADSs is The Bank of New York Mellon. The Bank of New York Mellon’s depositary office and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers the ADSs. Each ADS represents one ordinary share (or a right to receive one ordinary share) deposited with The Bank of New York Mellon, acting through an office located in the United Kingdom, or any successor, as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary in respect of the depositary facility.

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by having ADSs registered in your name in the Direct Registration System, or (2) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

ADS holders are not treated as shareholders and do not have shareholder rights. Danish law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly and indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. A copy of the deposit agreement is incorporated by reference as an exhibit to our Annual Report on Form 20-F. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADS. For directions on how to obtain copies of those documents, see the section of this prospectus titled “Where You Can Find Additional Information; Incorporation by Reference.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. As an ADS holder, you will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We do not expect to declare or pay any cash dividends or cash distributions on our ordinary shares for the foreseeable future. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis and at the then prevailing market rate, and can transfer the

U.S. dollars to the United States. If that is not possible and lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid, will be deducted. See the section titled “Item 10 E. Additional Information—Taxation” in our Annual Report on Form 20-F for a summary of certain tax consequences in respect of dividends or distributions to holders of ADSs. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Ordinary Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us, may make such elective distribution available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you. As a condition of making a distribution election available to ADS holders, the depositary may require satisfactory assurances from us that doing so would not require registration of any securities under the Securities Act. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares, or at all.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash distributions. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the ordinary shares on your behalf and in accordance with your instructions. The depositary will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to you anything else we distribute to holders of deposited securities by any means it determines is equitable and practicable. If it cannot make the distribution proportionally among the owners, the depositary may adopt another equitable and practical method. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Alternatively, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. In addition, the depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither we nor the depositary are responsible for any failure to determine that it may be lawful or feasible to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will transfer and deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian or through a book-entry delivery. Alternatively, at your request, risk and expense, the depositary will transfer and deliver the deposited securities at its corporate trust office, if feasible.

How can ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the depositary for the purpose of exchanging your ADRs for uncertificated ADSs. The depositary will cancel the ADRs and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of whole deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings or other solicitations of consents and arrange to deliver our voting materials to you if we ask it to do so. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

The depositary will try, as far as practical, and subject to the laws of Denmark and our articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders.

The depositary will only vote or attempt to vote as you instruct or as described above. If we ask the depositary to solicit the ADS holders’ instructions to vote and an ADS holder fails to instruct the depositary as to the manner in which to vote by the specified date, such ADS holder will be deemed to have given a discretionary proxy to a person designated by us to vote the number of deposited securities represented by its ADSs, unless we notify the depositary that we do not wish to receive a discretionary proxy, there is substantial shareholder opposition to the particular question, or the particular question would have an adverse impact on our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote ordinary shares represented by your ADS. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions provided that any such failure is in good faith. This means that you may not be able to exercise your right to vote and there may be nothing you can do if ordinary shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Except as described above, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the shareholder meeting far enough in advance to withdraw the ordinary shares.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, the holders of ADSs will be required to pay the following fees:

Persons depositing or withdrawing ordinary shares or For: ADSs must pay:

•  Issue of ADSs, including issues resulting from a distribution of ordinary shares or rights or other property

•  Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Any cash distribution to you

$0.05 (or less) per ADS	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issue of ADSs	• Depositary services

$0.05 (or less) per ADS per calendar year	• Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Registration or transfer fees	• Cable (including SWIFT), telex and facsimile transmissions (when expressly provided in the deposit agreement)

Expenses of the depositary	• Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, share transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide for-fee services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs registered in your name to reflect the sale and pay you any net proceeds, or send you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

• Change the nominal or par value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities.

• Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the ordinary shares that are not distributed to you	The depositary may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities. The depositary may also sell the new deposited securities and distribute the net proceeds if we are unable to assure the depositary that the distribution (a) does not require registration under the Securities Act or (b) is exempt from registration under the Securities Act.

• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	Any replacement securities received by the depositary shall be treated as newly deposited securities and either the existing ADSs or, if necessary, replacement ADSs distributed by the depositary will represent the replacement securities. The depositary may also sell the replacement securities and distribute the net proceeds if the replacement securities may not be lawfully distributed to all ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations under the deposit agreement will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay and we will not have any obligations thereunder to current or former ADS holders.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made

•	available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder, to the fullest extent permitted by applicable law, waive the right to a jury trial in an action against us or the depositary arising out of or relating to the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal is not limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs and such ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Ascendis,” “we,” “our” or “us” refer to Ascendis Pharma A/S excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving entity or the successor person (if other than Ascendis) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction or Denmark and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Ascendis and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Ascendis;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of

Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any preference shares, warrants, units or depositary shares issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We or any of the selling securityholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

EXCHANGE CONTROLS

There are no laws or regulations in Denmark that restrict the export or import of capital (except for certain investments in certain domains in accordance with applicable resolutions adopted by the United Nations or the European Union), including, but not limited to, foreign exchange controls, or which affect the remittance of dividends, interest or other payments to non-resident holders of our ordinary shares.

LEGAL MATTERS

The validity of the issuance of the ordinary shares and preference shares offered in this prospectus and certain other matters of Danish law will be passed upon for us by Mazanti-Andersen Advokatpartnerselskab, Copenhagen, Denmark. The validity of the debt securities, warrants, units and depositary shares and certain other matters will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Form 6-Ks incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2023.

EXPERTS

The financial statements of Ascendis Pharma A/S incorporated by reference in this prospectus and the effectiveness of Ascendis Pharma A/S’s internal control over financial reporting have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are organized under the laws of Denmark, with a domicile in the municipality of Gentofte, Denmark.

Some of the members of our board of directors and senior management are residents of Denmark or other jurisdictions outside the United States. A substantial portion of ours and such persons’ assets are located in Denmark or other jurisdictions outside the United States. As a result, it may not be possible for investors to effect service of process upon such persons or us with respect to litigation that may arise under U.S. law or to enforce against them or our company judgments obtained in U.S. courts, whether or not such judgments were made pursuant to civil liability provisions of the federal or state securities laws of the United States or any other laws of the United States.

There is not currently a treaty between the United States and Denmark providing for reciprocal recognition and enforceability of judgments rendered in connection with civil and commercial disputes and, accordingly, that a final judgment (other than arbitration awards) rendered by a U.S. court based on civil liability would not be enforceable in Denmark. It is uncertain whether Danish courts would allow actions to be predicated on the securities laws of the United States or other jurisdictions outside Denmark. Moreover, a Danish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate for actual losses or damages. Enforcement and recognition of judgments of U.S. courts in Denmark are solely governed by the provisions of the Danish Administration of Justice Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.ascendispharma.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You obtain a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed by us with the SEC on February 7, 2024 (File No. 001-36815).

•

Our Reports on Form 6-K furnished by us with the SEC on January 2, 2024, January 8, 2024 (at 06:05:27), January  10, 2024, January 29, 2024, January  31, 2024, February 14, 2024, February 29, 2024, March 14, 2024, March  27, 2024, April 10, 2024, April  24, 2024, May  2, 2024 (at 16:29:22), May 14, 2024, May 16, 2024, May 31, 2024, June  12, 2024, June 28, 2024, July  10, 2024, August 12, 2024, August  14, 2024, September  3, 2024 (at 17:10:45), September  3, 2024 (at 17:14:57), September  11, 2024, September 12, 2024 and September  16, 2024 (at 07:28:55).

•

The description of our Ordinary Shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-36815), filed by us with the SEC under Section 12(b) of the Exchange Act, on January 26, 2015, as updated by the description of our Ordinary Shares and American Depositary Shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on February 7, 2024, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Ascendis Pharma A/S

Tuborg Boulevard 12

DK-2900 Hellerup, Denmark

+45 70 22 22 44

Attention: Investor Relations

EXPENSES

The following table sets forth the expenses, other than any underwriting commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are expected to be estimated other than the SEC registration fee.

SEC registration fee	(1)
FINRA filing fees	(2)
The Nasdaq Global Market Listing Fee	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

$300,000,000

American Depositary Shares

representing ordinary shares

PROSPECTUS SUPPLEMENT

J.P. Morgan	Morgan Stanley	Evercore ISI	Goldman Sachs & Co. LLC

September  , 2024